   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 11, 2000


                                                      REGISTRATION NO. 333-40692

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                  FORM S-3/A-1


                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                            ------------------------

                                  VIATEL, INC.
                            VIATEL FINANCING TRUST I


             (Exact Name of Registrant as Specified in Its Charter)



                     DELAWARE                                           13-3787366
                     DELAWARE                                           13-4112595
  (State or Other Jurisdiction of Incorporation          (I.R.S. Employer Identification Number)
                 or Organization)



                                685 THIRD AVENUE
                            NEW YORK, NEW YORK 10017
                                 (212) 350-9200
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)



                          JAMES P. PRENETTA, JR., ESQ.
                   SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                                  VIATEL, INC.
                                685 THIRD AVENUE
                            NEW YORK, NEW YORK 10017
                                 (212) 350-9200
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent for Service)

                            ------------------------

                        COPIES OF ALL COMMUNICATIONS TO:

                             PATRICIA M. LEE, ESQ.
                            KELLEY DRYE & WARREN LLP
                                101 PARK AVENUE
                            NEW YORK, NEW YORK 10178
                                 (212) 808-7800
                            ------------------------


        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   From time to time after the effective date of this Registration Statement.

                            ------------------------

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /


    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                            VIATEL FINANCING TRUST I
            3,600,000 7 3/4% TRUST CONVERTIBLE PREFERRED SECURITIES

          (LIQUIDATION AMOUNT $50 PER CONVERTIBLE PREFERRED SECURITY)

                  GUARANTEED TO THE EXTENT SET FORTH HEREIN BY

                                     [LOGO]

                         JUNIOR SUBORDINATED DEBENTURES
         GUARANTEE WITH RESPECT TO THE CONVERTIBLE PREFERRED SECURITIES
                                  COMMON STOCK
                            ------------------------


Holders may convert their convertible preferred securities and the convertible debentures for which they are exchangeable into common stock of Viatel, Inc. at any time at the rate of 1.048 shares of common stock for each convertible preferred security or debenture.

                            ------------------------

The convertible preferred securities, the convertible debentures if distributed to holders of the convertible preferred securities, and the Viatel common stock issuable upon conversion of the convertible debentures exchanged for convertible preferred securities (the "offered securities") may be offered and sold from time to time by the selling holders named herein pursuant to this prospectus.
                            ------------------------

The offered securities may be sold from time to time in one or more transactions at a fixed price or fixed prices, which may be changed, or at market prices prevailing at the time of sale, at prices unrelated to such prevailing market prices, or at negotiated prices. See "Selling Holders" and "Plan of Distribution."
                            ------------------------


For a more detailed description of the offered securities, see "Description of the Convertible Preferred Securities" at page 16, "Description of the Convertible Debentures" at page 41, and "Description of Capital Stock" at page
55. For a more detailed description of the guarantee of Viatel, see "Description of the Guarantee" at page 37.

                            ------------------------


Viatel's common stock is listed on the Nasdaq National Market under the symbol "VYTL." On September 8, 2000, the reported last sale price on the Nasdaq National Market was $13 1/4 per share.

                            ------------------------

The convertible debentures purchased from Viatel by Viatel Financing Trust I may be subsequently distributed pro rata to the holders of the convertible preferred securities in connection with the dissolution of the trust, upon the occurrence of certain events.
                            ------------------------

Viatel has fully and unconditionally guaranteed the convertible preferred securities based on its obligations under a guarantee, a trust declaration and an indenture.
                            ------------------------


YOU SHOULD READ THE SECTION ENTITLED "RISK FACTORS" BEGINNING ON PAGE 12 FOR A DISCUSSION OF CERTAIN RISKS THAT SHOULD BE CONSIDERED BY PERSONS MAKING AN INVESTMENT IN THE OFFERED SECURITIES.

                             ---------------------


Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered securities or passed upon the accuracy or adequacy of this prospectus.



               The date of this prospectus is September 11, 2000.

                               TABLE OF CONTENTS


                                                                PAGE
                                                                ----
About This Prospectus.......................................       2
Where You Can Find More Information.........................       2
Presentation of Financial Information.......................       3
Incorporation of Certain Documents by Reference.............       3
Special Note Regarding Forward-Looking Statements...........       5
The Company.................................................       6
The Offering................................................       8
Viatel Financing Trust I....................................      11
Risk Factors................................................      12
Use of Proceeds.............................................      15
Accounting Treatment........................................      15
Ratio of Combined Fixed Charges and Preferred Stock
  Dividends to Earnings and Ratio of Earnings to Fixed
  Charges...................................................      15
Description of the Convertible Preferred Securities.........      16
Description of the Guarantee................................      37
Description of the Convertible Debentures...................      41
Effect of Obligations Under the Convertible Debentures and
  the Guarantee.............................................      53
Description of Capital Stock................................      55
United States Federal Income Taxation.......................      66
ERISA Considerations........................................      71
Selling Holders.............................................      73
Plan of Distribution........................................      74
Legal Matters...............................................      75
Experts.....................................................      75


                            ------------------------

                             ABOUT THIS PROSPECTUS


    This prospectus is part of a registration statement on Form S-3 that we and Viatel Financing Trust I, the trust, have filed with the SEC relating to the trust's convertible preferred securities, Viatel's convertible debentures, Viatel's guarantee and Viatel's common stock. As permitted by SEC rules, this prospectus does not contain all the information contained in the registration statement and accompanying exhibits and schedules we file with the SEC. You should read both this prospectus and any prospectus supplement, together with the additional information described under the next heading "Where You Can Find More Information" and the information we incorporate by reference in this prospectus described under the heading "Incorporation of Certain Documents by Reference."


                      WHERE YOU CAN FIND MORE INFORMATION

    We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http:// www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 450 Fifth Street, N.W., Washington, D.C. 20549. You can also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

                     PRESENTATION OF FINANCIAL INFORMATION



    We report our financial statements in U.S. dollars and prepare our financial statements in accordance with generally accepted accounting principles in the United States. We have a fiscal year end of December 31.



    In this prospectus, except where otherwise indicated, reference to (i) "$" or "U.S. dollars" are to the lawful currency of the United States and
(ii) "[EURO]" or "euro" is the single currency implemented at the start of the third stage of European economic and monetary union on January 1, 1999, pursuant to the treaty establishing the European Economic Community, as amended by the treaty on European Union, signed at Maastricht on February 7, 1992.


    There are no separate financial statements of the trust in this prospectus. We do not believe such financial statements would be helpful because:

    - the trust is a direct wholly-owned subsidiary of Viatel, and its financial information is incorporated into our consolidated financial statements that we file under the Securities Exchange Act;


    - the trust does not have any independent operations other than issuing the convertible preferred securities and certain common securities to Viatel and purchasing the convertible debentures; and



    - Viatel's obligations under the convertible debentures, the trust declaration and the guarantee, taken together, have the effect of providing a full, irrevocable and unconditional guarantee of the trust's obligations under the convertible preferred securities. Holders of convertible preferred securities may, under certain circumstances, enforce these obligations directly against Viatel. See "Description of the Guarantee" and "Effect of Obligations Under the Convertible Debentures and the Guarantee."


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to those filings. You should review the complete document to evaluate these statements.

    The SEC allows us to incorporate by reference much of the information we file with them. This means that we can disclose important information to you by referring to those documents that are considered part of this prospectus. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. We incorporate by reference the documents listed below:


    - Annual Report on Form 10-K for the year ended December 31, 1999 as filed with the SEC on April 14, 2000;



    - Quarterly Report on Form 10-Q for the quarter ended June 30, 2000, as filed with the SEC on August 14, 2000;



    - Quarterly Report on Form 10-Q for the quarter ended March 31, 2000, as filed with the SEC on May 15, 2000;

    - Current Reports on Form 8-K as filed with the SEC on December 17, 1999 and February 16, March 14, March 30, April 3 and April 7, 2000;



    - Amendment to the Current Report on Form 8-K, as filed with the SEC on May 12, 2000, which contains the audited financial statements of New Comms.UK;



    - the description of Viatel's common stock, par value $.01 per share, contained in our registration statement on Form 8-A (Registration
      No. 000-21261) filed with the SEC on August 27, 1996, under Section 12 of the Securities Exchange Act; and


    - all documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act after the date of this prospectus and prior to the termination of the offering of securities.


    We are also incorporating certain information regarding Destia Communications, Inc. into this prospectus by reference. This means that we can disclose information to you about Destia's historical operations by referring you to a document Destia filed with the SEC. The information incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by information that is included in a subsequently filed document or directly in this document. YOU SHOULD NOTE THAT THESE INCORPORATED DOCUMENTS REFLECT DESTIA'S OPERATIONS PRIOR TO ITS ACQUISITION BY US.



    This prospectus incorporates by reference the documents, or sections thereof, listed below that have been previously filed with the SEC and that are not included in this document:



    - The audited financial statements contained in Destia Communications Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998, as filed with the SEC on March 31, 1999; and



    - The unaudited financial statements contained in Destia
      Communications, Inc.'s Quarterly Report on Form 10-Q for the quarter ended September 30, 1999, as filed by Destia with the SEC on November 15, 1999; Quarterly Report on Form 10-Q for the quarter ended June 30, 1999, as filed with the SEC on August 13, 1999; and Quarterly Report on Form 10-Q for the Quarter ended March 31, 1999, as filed with the SEC on May 17, 1999.


    You may request a copy of these filings at no cost, by writing or telephoning us at the following address:


Viatel, Inc.
685 Third Avenue
New York, New York 10017
Attention: Glenn Davidson,
Senior Vice President,
Corporate Communications and
External Affairs
(212) 350-9200.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS


    This prospectus, any applicable prospectus supplement and the documents that we incorporate by reference, may contain forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will," and "would" or similar words. You should read statements that contain these words carefully because they discuss our future expectations, contain projections of our future results of operations or of our financial position or state other "forward-looking" information. We believe that it is important to communicate our future expectations to our investors. However, there may be events in the future that we are not able to accurately predict or control. The factors listed in the section captioned "Risk Factors," as well as any cautionary language in this prospectus, any applicable prospectus supplement and the documents that we incorporate by reference, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. Before you decide to purchase any securities, you should be aware that the occurrence of the events described in these risk factors and elsewhere in this prospectus, any applicable prospectus supplement and the documents that we incorporate by reference, could have a material adverse effect on our business, financial condition and results of operations.

                                  THE COMPANY


    We are a rapidly growing provider of "ALL DISTANCE. ALL SERVICES.(TM)," integrated telecommunication services to individuals, corporations, Internet service providers, applications service providers and other communications carriers in Europe and North America. We operate one of Europe's largest pan-European networks, with international gateways in New York City and London, direct sales forces in 12 Western European cities and New York City, and an indirect sales force in numerous locations in Western Europe and North America. We have full public telecommunications operator licenses in nine Western European countries, Canada and the United States and interconnection agreements with the incumbent telecommunications provider in each of these countries.



    Historically, our revenues have been derived primarily from the provision of long distance telecommunications services in Europe and more recently in North America. Our customer base has consisted primarily of small and medium-sized businesses, other telecommunications, data and Internet service providers and residential customers. On February 29, 2000, we acquired AT&T's United Kingdom subsidiary, New Comms.UK, or Comms UK, a provider of voice and data solutions to primarily enterprise level customers. As a result of this acquisition, we expect that a significant portion of our revenues in future periods will be derived from the provision of data and voice services to larger enterprise customers.



    Our principal asset is our high-capacity fiber optic network. To date, our network consists of 7,400 route kilometers of long-haul fiber linking cities in the United Kingdom, The Netherlands, Belgium, France and Germany. Our network is expected to reach over 10,400 route kilometers in Europe by the end of 2000, and is connected to Viatel's trans-Atlantic cable capacity and U.S. fiber assets. The network has been designed to allow customers to seamlessly exchange voice, data and video content between North America and Europe, and within Europe. Our technologically advanced pan-European network employs fully protected self-healing ring architecture and synchronous digital hierarchy systems to provide high reliability and redundancy.


    Our network currently connects New York with 40 cities in Europe. In the second half of 2000, it is expected to connect Boston, Chicago, New York, Philadelphia and Washington, DC with 59 cities in Belgium, France, Germany, The Netherlands, Switzerland and the United Kingdom. Our European network operates at a speed of 20 gigabits per second but can be upgraded, without service interruptions, to at least 640 gigabits per second per fiber pair through the further application of dense wave division multiplexing technology, to support Europe's growing demand for bandwidth intensive data services.

    Earlier this year, we announced our entry into the competitive local exchange carrier, or CLEC, business. Through a combination of self-constructed assets and fiber exchanges, we will be deploying 22,000 fiber kilometers of metropolitan fiber in London, Amsterdam, Paris, Berlin, Frankfurt and Dusseldorf as well as in the New York metropolitan area. We will soon be able to link our pan-European, North American and trans-Atlantic broadband networks with our high-speed local fiber networks to offer customers a wide array of local and long-distance voice and data services over a single seamless, multinational integrated network.


    Our goal is to provide integrated end-to-end solutions to our customers' voice and data communications needs over our own network. We plan to deliver these solutions primarily through networks that we have built, are in the process of building or will build or acquire through fiber exchanges. Key elements of our strategy to achieve this goal are:


    - CREATE AN INTEGRATED, CONTINUOUSLY UPGRADEABLE PAN-EUROPEAN NETWORK WITH LONG-HAUL AND LOCAL ACCESS CAPABILITY,

    - INCREASE CUSTOMER "LAST MILE" CONNECTIONS USING MULTIPLE ACCESS TECHNOLOGIES INCLUDING DIGITAL SUBSCRIBER LINE, OR DSL, SERVICE,


    - CONFIGURE OUR NETWORK FOR THE PROVISION OF SERVICES OVER INTERNET
      PROTOCOL,

    - INTRODUCE ADDITIONAL INTERNET SERVICES, AND


    - BUILD ON OUR CUSTOMER BASE, EMPLOYEE BASE AND SYSTEMS TO SUCCEED IN THE DATA SERVICES MARKETS.


                            ------------------------


    Our principal executive offices are located at 685 Third Avenue, New York, New York 10017 and our telephone number is (212) 350-9200.

                                  THE OFFERING


The Issuers...............................  - Viatel, Inc., a Delaware corporation.
                                            - Viatel Financing Trust I, a Delaware statutory
                                              business trust.

Securities Offered........................  - Trust: 3,600,000 7 3/4% trust convertible preferred securities.
                                            - Viatel: 7 3/4% convertible junior subordinated
                                            debentures, common stock issuable upon conversion of the
                                              convertible preferred securities and convertible
                                              debentures and the associated guarantee.

Selling Holders...........................  The convertible preferred securities were initially issued by the trust and sold by certain placement agents
                                            in transactions exempt from registration under the
                                            Securities Act to persons reasonably believed to be
                                            "qualified institutional buyers." You or your
                                            transferees, pledgees, donees, or successors may from
                                            time to time offer and sell the offered securities
                                            pursuant to this prospectus. See "Selling Holders."

Distributions.............................  Distributions on the convertible preferred securities are payable at the annual rate, or distribution rate, of
                                            7 3/4% of the liquidation amount of $50 per convertible
                                            preferred security. Subject to the distribution deferral
                                            provisions described below, distributions are paid
                                            quarterly in arrears on each January 15, April 15,
                                            July 15, and October 15. The first distribution was paid
                                            on July 15, 2000.

Distribution Deferral Provisions..........  The ability of the trust to pay distributions on the convertible preferred securities is solely dependent on
                                            the receipt of interest payments from us on the
                                            convertible debentures. We have the right at any time,
                                            and from time to time, to defer the interest payments
                                            due on the convertible debentures for successive
                                            extension periods not exceeding 20 consecutive quarters
                                            each, provided that no extension period may extend
                                            beyond the maturity date of the convertible debentures.
                                            If we defer such interest payments, distributions on the
                                            convertible preferred securities will continue to accrue
                                            and quarterly distributions on the convertible preferred
                                            securities will continue to accumulate.

Rights Upon Deferral
 of Distribution..........................  During any period in which interest payments on the convertible debentures are deferred, interest will
                                            accrue on the convertible debentures and quarterly
                                            distributions will continue to accumulate on the
                                            convertible preferred securities at the distribution
                                            rate, compounded quarterly. We have agreed, among other
                                            things, not to declare or pay any dividends on our
                                            capital stock during any extension period. See
                                            "Description of the Convertible Debentures--Option to
                                            Extend Interest Payment Period."

Conversion into Viatel Common
 Stock....................................  You may convert your convertible preferred securities at any time prior to the close of business on the business
                                            day prior to the maturity date of the convertible
                                            debentures (or, in the case of convertible preferred
                                            securities called for redemption, prior to the close of
                                            business on the business day prior to the redemption
                                            date), at the rate of 1.048 shares of our common stock
                                            for each convertible preferred security (equivalent to a
                                            conversion price of $47.71 per share of common stock),
                                            subject to adjustment in certain circumstances. On
                                            September 8, 2000, the last reported sale price of our
                                            common stock on the Nasdaq National Market was $13 1/4
                                            per share.

Liquidation Preference....................  If the trust is liquidated, you will receive either our convertible debentures or $50 per convertible preferred
                                            security plus an amount equal to any accrued and unpaid
                                            distributions thereon to the date of payment.

Optional Distribution of Convertible
 Debentures...............................  As the holder of the outstanding common securities, we will have the right at any time to terminate the trust
                                            and, after satisfaction of the liabilities of creditors
                                            of the trust as provided by applicable law, cause the
                                            convertible debentures to be distributed to the holders
                                            of the convertible preferred securities and common
                                            securities in liquidation of the trust, subject to The
                                            Bank of New York, in its capacity as institutional
                                            trustee, having, under certain circumstances, received
                                            an opinion of counsel to the effect that such
                                            distribution will not be a taxable event to holders of
                                            the convertible preferred securities.

Redemption................................  We may redeem any of the convertible debentures beginning April 18, 2003, at the applicable redemption
                                            price, plus accrued and unpaid interest. If we redeem
                                            the convertible debentures, the trust will redeem the
                                            convertible preferred securities. The convertible
                                            preferred securities will be redeemed at the applicable
                                            redemption price plus accrued and unpaid distributions.

Guarantee.................................  We have guaranteed on a subordinated basis the payment in full of distributions on, and the redemption price
                                            and the liquidation preference of, the convertible
                                            preferred securities,

                                            plus accrued and unpaid distributions to the extent the
                                            trust has funds available therefor.

Voting Rights.............................  You have limited voting rights. See "Description of the
                                            Convertible Preferred Securities--Voting Rights."

Convertible Junior Subordinated
 Debentures of Viatel.....................  The convertible debentures mature on April 15, 2015, and bear interest at the rate of 7 3/4% per annum, payable
                                            quarterly in arrears. The convertible debentures have
                                            provisions with respect to interest, optional redemption
                                            and conversion into our common stock and certain other
                                            terms substantially similar or analogous to those of the
                                            convertible preferred securities. See "Description of
                                            the Convertible Debentures."

Form, Denomination and
 Registration.............................  Convertible preferred securities currently are represented by a single, permanent global security in
                                            fully registered form, deposited with the trustee as
                                            custodian for The Depository Trust Company. Purchasers
                                            may receive definitive certificates under certain
                                            circumstances.

Use of Proceeds...........................  The selling holders will receive all of the proceeds from the sale of the offered securities. Neither we nor
                                            the trust will receive any proceeds from the sale of the
                                            offered securities.

                            VIATEL FINANCING TRUST I


    Viatel Financing Trust I is a statutory business trust formed under Delaware law pursuant to (1) a Declaration of Trust, referred to in this prospectus as the Declaration, executed by us, as sponsor, and the trustees of the trust, referred to in this prospectus as the VFT Trustees, and (2) the filing of a certificate of trust with the Secretary of State of the State of Delaware. We own all of the common securities, which have an aggregate liquidation amount equal to at least 3% of the total capital of the trust. The assets of the trust consist solely of the convertible debentures. The trust exists for the exclusive purposes of:


    - issuing the convertible preferred securities and the common securities representing undivided beneficial interests in the assets of the trust,

    - investing the gross proceeds of the convertible preferred securities and the common securities in our convertible debentures and

    - engaging in only those other activities necessary or incidental thereto.


    Pursuant to the Declaration, the number of VFT Trustees has been initially set at five. Three of the VFT Trustees, referred to throughout the prospectus as the Regular Trustees, are our employees and officers. The fourth trustee, referred to in this prospectus as the Delaware Trustee, is an entity that maintains its principal place of business in the State of Delaware. The fifth trustee, referred to in this prospectus as the Institutional Trustee, is a financial institution that is unaffiliated with us and serves as institutional trustee under the Declaration and acts as indenture trustee under the Declaration for the purposes of compliance with the provisions of the Trust Indenture Act. The Bank of New York, a New York banking corporation, is the Institutional Trustee and its affiliate, The Bank of New York (Delaware), a Delaware banking corporation, acts as Delaware Trustee, until removed or replaced by the holder of the common securities. The Bank of New York also acts as trustee under the Guarantee, referred to in this prospectus as the Guarantee Trustee and as trustee under the indenture, referred to in this prospectus as the Debt Trustee. See "Description of the Convertible Preferred Securities-- Voting Rights."



    The Institutional Trustee holds title to the convertible debentures for the benefit of the holders of the convertible preferred securities and the Institutional Trustee has the power to exercise all rights, powers and privileges under the indenture as the holder of the convertible debentures. In addition, the Institutional Trustee maintains exclusive control of a segregated, non-interest bearing bank account to hold all payments made in respect of the convertible debentures for the benefit of the holders of the convertible preferred securities. The Institutional Trustee will make payments of distributions and payments on liquidation, redemption and otherwise to the holders of the trust securities out of funds which it holds in a separate account. The Guarantee Trustee holds the Guarantee for the benefit of the holders of the convertible preferred securities. We, as the direct or indirect holder of all of the common securities, have the right to appoint, remove or replace a VFT Trustee and to increase or decrease the number of VFT Trustees. We are required to pay all fees and expenses related to the trust and we paid all of the expenses associated with the original offering of the convertible preferred securities. See "Description of the Convertible Debentures--Miscellaneous."


    The common securities rank equal to, and payments are made thereon PRO RATA with, the convertible preferred securities, except that upon the occurrence and continuance of an event of default under the Declaration resulting from an event of default under the indenture, the rights of the holders of the common securities to payment in respect of distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of holders of the convertible preferred securities. See "Description of Convertible Preferred Securities--General."


    The rights of the holders of the convertible preferred securities, including economic rights, rights to information and voting rights, are set forth in the Declaration and the Delaware Business Trust Act. The Declaration, the indenture and the Guarantee also incorporate by reference the terms of the Trust Indenture Act. The Declaration, the indenture and the Guarantee have been qualified under the Trust Indenture Act.

                                  RISK FACTORS


    IN ADDITION TO THE OTHER INFORMATION CONTAINED, OR INCORPORATED BY REFERENCE, IN THIS PROSPECTUS, YOU SHOULD REVIEW CAREFULLY THE FOLLOWING RISK FACTORS BEFORE PURCHASING ANY SECURITIES. THE RISKS DESCRIBED BELOW ARE NOT THE ONLY ONES THAT WE FACE. YOU SHOULD ALSO REFER TO OTHER INFORMATION INCLUDED IN THIS PROSPECTUS AND THE DOCUMENTS, INCLUDING OTHER RISK FACTOR SECTIONS, INCORPORATED BY REFERENCE IN THIS PROSPECTUS. OUR BUSINESS OPERATING RESULTS, FINANCIAL CONDITION AND ABILITY TO MAKE PAYMENTS ON THE SECURITIES COULD BE HARMED IF THESE RISKS OCCURRED.


OUR OBLIGATIONS UNDER THE GUARANTEE AND CONVERTIBLE DEBENTURES ARE SUBORDINATE AND JUNIOR IN RIGHT OF PAYMENT TO OUR SENIOR DEBT

    The trustee holds the Guarantee for the benefit of the holders of the convertible preferred securities. The Guarantee is only effective to the extent that the trust has funds. Our obligations under the convertible debentures are subordinate and junior in right of payment to all of our present and future senior indebtedness (i.e., all of our indebtedness). We may not make payment of principal, including redemption payments, or premium, if any, or interest on the convertible debentures if:

    - any payment on our senior indebtedness is not made when due, or

    - the maturity of any senior indebtedness has been accelerated.


    There are no terms in the convertible preferred securities, the convertible debentures or the Guarantee that limit our ability to incur additional indebtedness, including indebtedness that ranks senior to the convertible debentures, or to grant security interests. As of June 30, 2000, we had approximately $2.1 billion of senior indebtedness, $115.8 million of which was secured. We also had $31.0 million of outstanding secured letters of credit at June 30, 2000. See "Description of the Guarantee--Status of the Guarantee; Subordination" and "Description of the Convertible Debentures--Subordination."


OUR ABILITY TO DEFER INTEREST PAYMENTS HAS TAX CONSEQUENCES FOR THE HOLDERS OF CONVERTIBLE PREFERRED SECURITIES AND MAY AFFECT THE TRADING PRICE OF THE PREFERRED SECURITIES


    So long as we are not in default on the convertible debentures, we have the right under the indenture to defer payments of interest on the convertible debentures for up to 20 consecutive quarters, but not beyond the maturity date of the convertible debentures.



    If we defer interest payments on the convertible debentures, the trust will also defer distributions on the convertible preferred securities. During this deferral period, the convertible preferred securities will still accumulate distributions at an annual rate of 7 3/4% of the liquidation amount of $50 per convertible preferred security, plus a holder will accumulate additional distributions at the same rate, compounded quarterly, on any unpaid distribution.


    During a deferral period, you will be required to accrue interest income (in the form of original issue discount) for United States federal income tax purposes in respect of your PRO RATA share of the convertible debentures. As a result, a holder must include the accrued interest in its gross income for United States federal income tax purposes prior to receiving any cash. A holder will not receive the cash distribution related to any accrued and unpaid interest if it sells the convertible preferred securities before the end of the deferral period.

    During a deferral period, accrued but unpaid distributions will increase the holder's tax basis in the convertible preferred securities. If a holder sells the convertible preferred securities during a deferral period, the increased tax basis will decrease the amount of any capital gain or increase the amount of capital loss that would be otherwise realized on the sale. See "United States Federal Income Taxation--Potential Extension of Interest Payment Period and Original Issue Discount."

HOLDING COMPANY STRUCTURE

    The ability of the trust to pay amounts due on the convertible preferred securities is wholly dependent upon our making payments on the convertible debentures. Since our operations are primarily conducted through subsidiaries, our ability to pay interest and principal on the convertible debentures, and, therefore, for the trust to make distributions and other payments on the convertible preferred securities, will be dependent on our subsidiaries ability to pay dividends to us in sufficient amounts. Because none of our subsidiaries guarantee the payment of principal of, and interest on, the convertible debentures, claims of holders of the convertible preferred securities effectively will be subordinate to the claims of creditors of our subsidiaries, including trade creditors. See "--Our Obligations Under the Guarantee and Convertible Debentures Are Subordinate and Junior in Right of Payment to Our Senior Debt."

SPECIAL EVENT DISTRIBUTION; TAX EVENT REDEMPTION

    Upon the occurrence of certain events, the trust could be dissolved, with our consent, except in the limited circumstances described below, with the result that the convertible debentures would be distributed to the holders of the convertible preferred securities in connection with the liquidation of the trust. In certain circumstances, we would have the right to redeem the convertible debentures, in whole or in part, instead of a distribution of the convertible debentures by the trust, in which event the trust would redeem the convertible preferred securities on a PRO RATA basis, to the same extent as the convertible debentures are redeemed by us. See "Description of the Convertible Preferred Securities--Special Event Distribution; Tax Event Redemption."


    Under current United States federal income tax law, a distribution of convertible debentures upon the dissolution of the trust would not be a taxable event to you of the convertible preferred securities. However, a dissolution of the trust in which holders of the convertible preferred securities receive cash would be a taxable event to such holders. In addition, if the trust is classified for United States federal income tax purposes as an association taxable as a corporation at the time it is dissolved, the distribution of the convertible debentures would be a taxable event to you. See "United States Federal Income Taxation--Receipt of Convertible Debentures or Cash Upon Liquidation of the Trust."


    We cannot predict the market prices for the convertible preferred securities or the convertible debentures that may be distributed. The convertible preferred securities that an investor may purchase or the convertible debentures that a holder of convertible preferred securities may receive on dissolution and liquidation of the trust may trade at a discount to the price that the investor paid to purchase the convertible preferred securities. Because holders of convertible preferred securities may receive convertible debentures, prospective purchasers of convertible preferred securities are also making an investment decision with regard to the convertible debentures and should carefully review all the information regarding the convertible debentures contained in this prospectus. See "Description of the Convertible Preferred Securities--Special Event Distribution; Tax Event Redemption" and "Description of the Convertible Debentures--General."

TAX IMPLICATIONS OF MARKET TRANSACTIONS IN THE PREFERRED SECURITIES


    The convertible preferred securities may trade at a price that does not accurately reflect the value of accrued but unpaid interest, or original issue discount if the convertible debentures are treated as having been issued, or reissued, with original issue discount, with respect to the underlying convertible debentures. A holder who disposes of convertible preferred securities will be required to include in ordinary income (1) any portion of the amount realized that is attributable to such accrued but unpaid interest to the extent not previously included in income or (2) any amount of such interest, or original issue discount, in either case, that has accrued on the holders
PRO RATA share of the underlying convertible debentures during the taxable year of sale through the date of disposition. Any such income inclusion will increase the holder's adjusted tax basis in the convertible preferred securities disposed of.

To the extent that the amount realized in the sale is less than the holder's adjusted tax basis, a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.


YOU MAY FIND IT DIFFICULT TO SELL YOUR CONVERTIBLE SECURITIES

    The convertible preferred securities and convertible debentures offered hereby are new securities for which there is currently no public market. There is no established trading market for these convertible securities. Accordingly, we cannot assure you as to the development of any market for, or the liquidity of any market that may develop for, the convertible securities, your ability to sell your convertible securities or the price at which you would be able to sell your convertible securities. If such a trading market were to develop, your convertible securities could trade at prices that may be higher or lower than the initial market values depending on many factors, including prevailing interest rates, our results of operations, the market for similar securities and general macroeconomic and market conditions.

YOUR FAILURE TO PARTICIPATE IN THIS OFFERING WILL HAVE ADVERSE CONSEQUENCES


    Your existing securities have not been registered under the Securities Act or under the securities laws of any state and you may not resell, offer them for resale or otherwise transfer them unless they are subsequently registered or resold under and exemption from the registration requirements of the Securities Act and applicable state securities laws. If you do not transfer your securities pursuant to this shelf registration statement, you will not be able to resell, offer to resell or otherwise transfer the securities unless they are registered under the Securities Act or unless you resell them, offer to resell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act.



    Viatel hereby incorporates by reference, each of the additional risk factors contained in its Form 10-K for the year ended December 31, 1999 contained in
Item 7, "Management's Discussion and Analysis of Financial Condition and Results of Operations--Risk Factors".

                                USE OF PROCEEDS

    The selling holders will receive all of the proceeds from the sale of the offered securities. Neither we nor the trust will receive any proceeds from the sale of the offered securities.

                              ACCOUNTING TREATMENT


    The financial statements of the trust are consolidated with our financial statements, with the convertible preferred securities accounted for as minority interests and captioned in the consolidated balance sheet as "Viatel-obligated mandatorily redeemable convertible preferred securities of subsidiary grantor trust whose sole assets are junior subordinated debentures of Viatel."



                      RATIO OF COMBINED FIXED CHARGES AND
                   PREFERRED STOCK DIVIDENDS TO EARNINGS AND
                       RATIO OF EARNINGS TO FIXED CHARGES



    The following table sets forth our (1) consolidated ratio of combined fixed charges and preferred stock dividends to earnings, (2) consolidated ratio of earnings to fixed charges and (3) consolidated deficiency of earnings to fixed charges, in each case, for the periods indicated.



                                                                                                        FOR THE SIX MONTHS
                                             FOR THE YEARS ENDED DECEMBER 31,                             ENDED JUNE 30,
                            ------------------------------------------------------------------   --------------------------------
                                                                                     PRO FORMA                          PRO FORMA
                              1995       1996       1997       1998        1999        1999        1999       2000        2000
                            --------   --------   --------   ---------   ---------   ---------   --------   ---------   ---------
                                                                         (DOLLARS IN THOUSANDS)
Consolidated Ratio of
  Combined Fixed Charges
  and Preferred Stock
  Dividends to Earnings...     (0.50)     (0.42)     (0.43)      (1.82)      (1.92)     (5.02)      (3.42)      (0.86)      (1.04)
Consolidated Ratio of
  Earnings to Fixed
  Charges.................     (1.99)     (2.36)     (2.31)      (0.55)      (0.52)     (0.20)      (0.29)      (1.17)      (0.96)
Deficiency of Earnings to
  Fixed Charges...........  $(28,984)  $(38,442)  $(43,208)  $(133,927)  $(229,252)  $(243,202)  $(88,627)  $(276,282)  $(280,196)



    On a pro forma basis, taking into consideration the trust preferred securities and the euro notes sold in April 2000, the consolidated ratio of combined fixed charges and preferred stock dividends to earnings for the year ended December 31, 1999, and the six months ended June 30, 2000, were (5.02) and (1.04), respectively, the consolidated ratio of earnings to fixed charges for the year ended December 31, 1999 and the six months ended June 30, 2000 were (0.20) and (0.96), respectively, and the deficiency of earnings to fixed charges for the year ended December 31, 1999, and the six months ended June 30, 2000, were $243.2 million and $280.2 million, respectively.


    For purposes of calculating these ratios, "earnings" consist of net loss plus fixed charges, less dividends on preferred stock and extraordinary items, less capitalized interest expense. "Fixed charges" consist of interest on indebtedness, dividends on preferred stock and one-third of rent expense. As of the date of this prospectus, our only outstanding preferred stock consists of 162,500 shares of Series B-1 preferred stock and 162,500 shares of Series B-2 preferred stock.

              DESCRIPTION OF THE CONVERTIBLE PREFERRED SECURITIES


    The trust issued the convertible preferred securities pursuant to the terms of the Declaration. The Declaration incorporates by reference terms of the Trust Indenture Act, and the Declaration has been qualified under the Trust Indenture Act. The Institutional Trustee acts as indenture trustee for the convertible preferred securities under the Declaration for purposes of compliance with the provisions of the Trust Indenture Act. The terms of the convertible preferred securities include those stated in the Declaration and those made part of the Declaration by the Trust Indenture Act. The following summary of certain terms and provisions of the convertible preferred securities does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Declaration, the Delaware Business Trust Act and the Trust Indenture Act.


GENERAL

    The Declaration authorized the Regular Trustees to issue, on behalf of the trust, the convertible preferred securities and the common securities, which together make up the trust securities. The trust securities represent undivided beneficial interests in the assets of the trust. We own all of the common securities. The common securities generally rank the same as convertible preferred securities, except that upon the occurrence and during the continuance of an event of default under the Declaration, our right as the holder of the common securities to receive payment of periodic distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the convertible preferred securities. The Declaration does not permit the trust to issue any securities other than the trust securities or to incur any indebtedness. Under the Declaration, the Institutional Trustee holds the convertible debentures purchased by the trust for the benefit of the holders of the trust securities. Our Guarantee is subordinated to most of our other obligations and liabilities. Our Guarantee does not provide for the payment of distributions (as defined below) or amounts payable on redemption of the convertible preferred securities if the trust does not have funds available to make such payments. See "Description of the Guarantee." If we do not make required payments on the convertible debentures held by the trust, after taking into account our right to defer such payment for up to 20 consecutive quarters, the trust will not be able to pay any distributions to you. In that event, you may have the right to make a claim directly against us to enforce payment of the amount due to you. See "--Voting Rights" and "--Declaration Events of Default."

DISTRIBUTIONS

    Distributions on the convertible preferred securities are fixed at an annual rate of 7 3/4% of the stated liquidation amount of $50 per convertible preferred security. Distributions in arrears for more than one quarter will accrue interest at an annual rate of 7 3/4% (to the extent permitted by applicable law), compounded quarterly. The term "distribution", when referring to the convertible preferred securities, includes any such interest payable unless otherwise stated. A distribution is payable only to the extent that payments are made in respect of the debentures held by the Institutional Trustee and to the extent the Institutional Trustee has funds available therefore. The amount of distributions payable for any period is computed on the basis of a 360-day year of twelve 30-day months. The amount of distributions payable for any period shorter than a full quarterly period is computed on the basis of the actual number of days elapsed per 30-day month.

    Distributions on the convertible preferred securities:


    - are cumulative, and



    - are payable quarterly in arrears on January 15, April 15, July 15 and October 15 of each year, when, as and if available for payment.


Distributions will be made by the Institutional Trustee, except as otherwise described below.

    We may defer the payment to the trust of interest on our convertible subordinated debentures at any time for one or more extension periods unless we are in default under the indenture. Such right to extend the interest payment period for the convertible debentures is limited to a period not exceeding 20 consecutive quarters and such period may not extend beyond the date of maturity or any redemption date of the convertible debentures. If we elect to defer the payment of interest, then quarterly distributions on the convertible preferred securities will be deferred by the trust during the extension period. The distribution will continue to accumulate, with additional interest, generally at an annual rate of 7 3/4%, compounded quarterly, during the extension period. Each extension period, if any, will end on an interest payment date for the convertible debentures; which will also be a distribution payment date for the convertible preferred securities. If we exercise our right to defer payment of interest, then, during such extension period, we may not:

    - declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of our capital stock, or


    - make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by us that generally rank the same as or junior in interest to the convertible debentures or make any guarantee payments with respect to any guarantee by us of the debt securities of any of our subsidiaries if such guarantee generally ranks the same as or junior in interest to the convertible debentures (other than (1) as a result of a reclassification of our capital stock or the exchange or conversion of one class or series of our capital stock for another class or series of our capital stock, (2) the purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged for our capital stock, (3) dividends or distributions in our common stock, (4) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (5) payments under the Guarantee and Common Securities Guarantee (as defined herein),
      (6) purchases of common stock related to the issuance of common stock or rights under any of our benefit plans for our directors, officers or employees and (7) obligations under any dividend reinvestment and stock purchase plans).


    Prior to the termination of any such extension period, we may further extend the interest payment period; PROVIDED that such extension period, together with all such previous and further extensions, may not exceed 20 consecutive quarters or extend beyond the date of maturity or any redemption date of the convertible debentures. Upon the termination of any extension period and the payment of all amounts then due, we may commence a new extension period, subject to the above requirements. Consequently, at our option, there could be multiple extension periods of varying length throughout the term of the convertible debentures. See "Description of the Convertible Debentures--Interest" and "Description of the Convertible Debentures--Option to Extend Interest Payment Period." If the trust defers distributions, the deferred distributions and interest will be payable on the distribution payment date on which the relevant extension period terminates and will be paid to holders of record of the convertible preferred securities as they appear on the books and records of the trust at the close of business on the record date next preceding such distribution payment date.

    The trust must pay distributions on the convertible preferred securities on the date payable to the extent that the trust has funds available for the payment of such distributions. The trust's funds available for distribution to the holders of the convertible preferred securities will be limited to payments received from us on the convertible debentures. See "Description of the Convertible Debentures." We have guaranteed the payment of distributions out of monies held by the trust to the extent set forth under "Description of the Guarantee."


    Distributions on the convertible preferred securities will be payable to the holders as they appear on the books and records of the trust at the close of business on the relevant record dates, which will be fifteen days prior to the relevant payment dates (which payment dates correspond to the record and interest payment dates on the convertible debentures). Distributions payable on the convertible preferred securities that are not punctually paid on any payment date because we fail to make a payment under the convertible debentures will cease to be payable to the person in whose name they are registered on the relevant record date, and the defaulted distribution will instead be payable to the holder in whose name the convertible preferred securities are registered on the special record date or other specified date determined in accordance with the indenture. Distributions will be paid through the Institutional Trustee who will hold amounts received in respect of the convertible debentures for the benefit of the holders of the trust securities. Subject to any applicable laws and regulations and the provisions of the Declaration, each such payment will be made as described under "--Form, Denomination and Registration" below. If any date on which distributions are to be made on the convertible preferred securities is not a business day, then payment of the distributions payable on such date will be made on the next succeeding day that is a business day (and without any interest or other payment in respect of any such delay), except that, if such business day is in the next succeeding calendar year, such payment shall be made on the immediately preceding business day, in each case with the same force and effect as if made on such date. A "business day" means any day other than Saturday, Sunday or any other day on which banking institutions in The City of New York or Wilmington, Delaware are permitted or required by any applicable law to close.


CONVERSION RIGHTS

    GENERAL. You may convert the convertible preferred securities at any time through the close of business on the business day prior to the maturity date of the convertible debentures (or, in the case of convertible preferred securities called for redemption, prior to the close of business on the business day prior to the redemption date), in the manner described below, into shares of our common stock at an initial conversion rate of 1.048 shares of common stock for each convertible preferred security (equivalent to a conversion price of $47.71 per share of common stock), subject to adjustment as described under "--Conversion Price Adjustments--General" below.


    A holder of a convertible preferred security wishing to exercise its conversion right must surrender such convertible preferred security, together with an irrevocable conversion notice, to the Institutional Trustee, as conversion agent (the "Conversion Agent"), which shall, on behalf of such holder, exchange such convertible preferred security for an equivalent portion of the convertible debentures and immediately convert an equivalent amount of convertible debentures into our common stock. You may obtain copies of the required form of the conversion notice from the Conversion Agent. Additional procedures for converting book-entry convertible preferred securities into shares of our common stock are described below under "--Form, Denomination and Registration."


    Accrued distributions will not be paid on the convertible preferred securities that are converted. However, if any convertible preferred security is converted after the close of business on a record date for payment of distributions thereon, the distributions shall be paid on the distribution date to the person who was the registered holder of the convertible preferred security at the close of business on such record date, despite such conversion, unless such convertible preferred security has been called for redemption on a redemption date falling between the record date and the corresponding distribution payment date, in which case the amount of such payment shall include distributions accrued to, but excluding, such redemption date and such payment shall be made to the converting holder. In addition, the holder of any convertible preferred security converted after April 15, 2014 will be paid accrued and unpaid distributions within five business days of such conversion. Except as provided in the two immediately preceding sentences, neither we nor the trust shall make any payment, allowance or adjustment for accumulated and unpaid distributions accrued on converted convertible preferred securities. We will make no payment, allowance or adjustments for distributions on the shares of our common stock issued upon such conversion, except to the extent that such shares of common stock are held of record on the record date for any such distributions.

    We will not issue any fractional shares of common stock as a result of conversion. Instead, any fractional interest will be paid by us in cash based on the closing price (as defined in the Declaration) of our common stock on the date such convertible preferred securities are surrendered for conversion.

    CONVERSION PRICE ADJUSTMENTS--GENERAL. The initial conversion price of $47.71 per share of our common stock is subject to adjustment (under formulae set forth in the indenture) in certain events, including:


    - the issuance of shares of our common stock as a dividend or a distribution with respect to our common stock,



    - certain subdivisions, combinations and reclassifications of our common stock,



    - the issuance to all holders of our common stock of certain rights or warrants entitling them to subscribe for or purchase shares of our common stock for a price per share less than the current market price per share,



    - distribution to all holders of our common stock of shares of any class or series of capital stock (other than our common stock) or evidences of our indebtedness or of assets (including securities, but excluding those rights, warrants, dividends and distributions referred to above or paid in cash),



    - distributions consisting exclusively of cash, excluding any quarterly cash dividend on our common stock to the extent that the aggregate cash dividend per share of our common stock in any quarter does not exceed the greater of (x) the amount per share of our common stock of the next preceding quarterly dividend on our common stock to the extent that such preceding quarterly dividend did not require an adjustment of the conversion price pursuant to this clause (v) (as adjusted to reflect subdivisions or combinations of our common stock), and (y) 3.75% of the average of the daily closing price (as defined in the indenture) of our common stock during the ten consecutive trading days (as defined in the indenture) immediately prior to the date in question and the day before the "ex" date with respect to the distribution of such dividend and excluding any dividend or distribution in connection with our liquidation, dissolution or winding-up,



    - payment to holders of our common stock in respect of a tender or exchange offer by us or any subsidiary for our common stock to the extent that the cash and value of any other consideration included in such payment per share of our common stock exceeds the closing price (as defined in the indenture) per share of our common stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, and



    - payment in respect of a tender offer or exchange offer by a person other than us or any of our subsidiaries of consideration having a fair market value (as determined by our board of directors) that exceeds the closing price (as defined in the indenture) per share on the trading day next succeeding the closing date of the offer, and our board of directors is not recommending rejection of the offer.



If an adjustment is required to be made as set forth in the fifth clause above as a result of a distribution that is a quarterly dividend, the adjustment would be based upon the amount by which the distribution exceeds the amount of the quarterly cash dividend permitted to be excluded pursuant to such fifth clause. If an adjustment is required to be made as a result of a distribution that is not a quarterly dividend, the adjustment would be based upon the full amount of the distribution. The adjustment referred to in the last clause above will only be made if the tender offer or exchange offer is for an amount that increases that person's ownership of our common stock to more than 25% of the total shares of our common stock outstanding. The adjustment referred to in the last clause above will not be made, however, if, as of the closing of the offer, the offering documents with respect to such offer disclose a plan or an intention to cause us to engage in a consolidation or merger or a sale of all or substantially all of our assets. The convertible debentures provide for corresponding anti-dilution adjustments.


    No adjustment in the conversion price will be required unless such adjustment would require a change of at least one percent (1%) in the conversion price then in effect; PROVIDED, HOWEVER, that any adjustment that would not be required to be made shall be carried forward and taken into account in determining whether any subsequent adjustment shall be required. If any action would require adjustment of the conversion price pursuant to more than one of the provisions described above, only one adjustment shall be made and such adjustment shall be the amount of adjustment that has the highest absolute value to the holder of the convertible preferred securities. Except as stated above, the conversion price will not be adjusted for the issuance of our common stock or any securities convertible into or exchangeable for our common stock or carrying the right to purchase any of the foregoing.

    We may, from time to time, to the extent permitted by law, reduce the conversion price of the convertible debentures (and thus the conversion price of the convertible preferred securities) by any amount for any period of time of at least 20 days, in which case we will give at least 15 days' prior notice of such reduction.


    CONVERSION PRICE ADJUSTMENTS--MERGER, CONSOLIDATION OR SALE OF OUR ASSETS. If we are party to any transaction including without limitation (1) any recapitalization or reclassification of shares of our outstanding common stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination of our common stock), (2) any consolidation or merger of us with or into another person or any merger of another person into us (other than a merger that does not result in a reclassification, conversion, exchange or cancellation of our outstanding common stock), (3) any sale or transfer of all or substantially all of our assets, or (4) any compulsory share exchange pursuant to which either shares of our common stock shall be converted into the right to receive other securities, cash or other property, or, in the case of a sale or transfer of all or substantially all of our assets, the holders of our common stock will be entitled to receive other securities, cash or other property, then appropriate provision shall be made so that the holder of each convertible preferred security then outstanding shall have the right thereafter to convert such convertible preferred security only into:


    (x) in the case of any such transaction that does not constitute a Common Stock Fundamental Change (as defined below) and subject to funds being legally available for such purpose under applicable law at the time of such conversion, the kind and amount of the securities, cash or other property that would have been receivable upon such recapitalization, reclassification, consolidation, merger, sale, transfer or share exchange by a holder of the number of shares of our common stock issuable upon conversion of such convertible preferred security immediately prior to such recapitalization, reclassification, consolidation, merger, sale, transfer or share exchange, after giving effect, in the case of any Non-Stock Fundamental Change (as defined below), to any adjustment in the conversion price in accordance with clause (1) of the second following paragraph, and

    (y) in the case of any such transaction that constitutes a Common Stock Fundamental Change, common stock of the kind received by holders of our common stock as a result of such Common Stock Fundamental Change in an amount determined in accordance with clause (2) of the second following paragraph.

    The company formed by such consolidation or resulting from such merger or that acquires assets or that acquires shares of our common stock, as the case may be, must make provisions in its certificate or articles of incorporation or other constituent document to establish such right. Such certificate or articles of incorporation or other constituent document must provide for adjustments that, for events subsequent to the effective date of such certificate or articles of incorporation or other constituent documents, will be as nearly equivalent as may be practicable to the relevant adjustments provided for in the preceding paragraphs and in this paragraph.

    Notwithstanding any other provision in the preceding paragraphs to the contrary, if any Fundamental Change (as defined below) occurs, then the conversion price in effect will be adjusted immediately after such Fundamental Change as follows:

    (1) in the case of a Non-Stock Fundamental Change, the conversion price of the convertible preferred securities immediately following such Non-Stock Fundamental Change will be the lower of:

       - the conversion price in effect immediately prior to such Non-Stock Fundamental Change, but after giving effect to any other prior adjustments effected pursuant to the preceding paragraphs, and

       - the Applicable Price (as defined below); and

    (2) in the case of a Common Stock Fundamental Change, the conversion price of convertible preferred securities immediately following such Common Stock Fundamental Change shall be the conversion price in effect immediately prior to such Common Stock Fundamental Change, but after giving effect to any other prior adjustments effected pursuant to the preceding paragraphs, multiplied by a fraction, the numerator of which is the Purchaser Stock Price (as defined below) and the denominator of which is the Applicable Price; PROVIDED, HOWEVER, that in the event of a Common Stock Fundamental Change in which (A) 100% of the value of the consideration received by a holder of our common stock is common stock of the successor, acquiror or other third party (and cash, if any, paid with respect to any fractional interests in such common stock resulting from such Common Stock Fundamental Change) and (B) all of our common stock shall have been exchanged for, converted into or acquired for, common stock of the successor, acquiror or other third party (and any cash with respect to fractional interests), the conversion price of the convertible preferred securities immediately following such Common Stock Fundamental Change shall be the conversion price in effect immediately prior to such Common Stock Fundamental Change multiplied by a fraction, the numerator of which is one (1) and the denominator of which is the number of shares of common stock of the successor, acquiror or other third party received by a holder of one share of our common stock as a result of such Common Stock Fundamental Change.

    Depending upon whether a Fundamental Change is a Non-Stock Fundamental Change or a Common Stock Fundamental Change, a holder may receive significantly different consideration upon conversion. If a Non-Stock Fundamental Change occurs, the holder has the right to convert convertible preferred securities into the kind and amount of the shares of stock and other securities or property or assets (including cash), except as otherwise provided above, as is determined by the number of shares of our common stock receivable upon conversion at the conversion price as adjusted in accordance with clause (1) of the preceding paragraph. However, if a Common Stock Fundamental Change in which less than 100% of the value of the consideration received by a holder of our common stock is common stock of the successor, acquiror or other third party, a holder of a convertible preferred security who converts such share following the Common Stock Fundamental Change will receive consideration in the form of such common stock only, whereas a holder who converted such share prior to the Common Stock Fundamental Change would have received consideration in the form of such common stock as well as any other securities or assets (which may include cash) issuable upon conversion of such convertible preferred security immediately prior to such Common Stock Fundamental Change.

    The term "Applicable Price" means:

    - for a Non-Stock Fundamental Change in which the holders of our common stock receive only cash, the amount of cash received by a holder of one share of our common stock, and

    - for any other Fundamental Change, the average of the daily closing price (as defined in the indenture) for one share of our common stock during the 10 trading days immediately prior to the record date for the determination of the holders of our common stock entitled to receive cash, securities, property or other assets in connection with such Fundamental Change or, if there is no such record date, prior to the date upon which the holders of our common stock shall have the right to receive such cash, securities, property or other assets.

    The term "Fundamental Change" means the occurrence of any transaction or event or series of transactions or events pursuant to which all or substantially all of our common stock shall be exchanged for, converted into, acquired for or shall constitute solely the right to receive cash, securities, property or other assets (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise); PROVIDED, HOWEVER, in the case of any such series of transactions or events, for purposes of adjustment of the conversion price, such Fundamental Change shall be deemed to have occurred when substantially all of our common stock shall have been exchanged for, converted into or acquired for, or shall constitute solely the right to receive, such cash, securities, property or other assets, but the adjustment shall be based upon the consideration that the holders of our common stock received in the transaction or event as a result of which more than 50% of our common stock shall have been exchanged for, converted into or acquired for, or shall constitute solely the right to receive, such cash, securities, property or other assets.

    The term "Common Stock Fundamental Change" means any Fundamental Change in which more than 50% of the value (as determined in good faith by our board of directors) of the consideration received by holders of our common stock consists of common stock that, for the 10 trading days immediately prior to such Fundamental Change, has been admitted for listing or admitted for listing subject to notice of issuance on a national securities exchange or quoted on the Nasdaq National Market; PROVIDED, HOWEVER, that a Fundamental Change shall not be a Common Stock Fundamental Change unless either:

    - we continue to exist after the occurrence of such Fundamental Change and the outstanding convertible preferred securities continue to exist as outstanding convertible preferred securities, or

    - not later than the occurrence of such Fundamental Change, the outstanding convertible preferred securities are converted into or exchanged for shares of convertible preferred stock or debentures of a corporation succeeding to our business, which convertible preferred stock has powers, preferences and relative, participating, optional or other rights, and qualifications, limitations and restrictions substantially similar to those of the convertible preferred securities and which debentures have terms substantially similar to those of the convertible debentures.

    The term "Non-Stock Fundamental Change" means any Fundamental Change other than a Common Stock Fundamental Change.

    The term "Purchaser Stock Price" means, with respect to any Common Stock Fundamental Change, the average of the daily closing price for one share of the common stock received by holders of our common stock (determined as provided in the indenture) in such Common Stock Fundamental Change during the 10 trading days immediately prior to the date fixed for the determination of the holders of our common stock entitled to receive such common stock or, if there is no such date, prior to the date upon which the holders of our common stock shall have the right to receive such common stock.

MANDATORY REDEMPTION

    The convertible preferred securities will be redeemed upon repayment of the convertible debentures at their maturity or to the extent that the convertible debentures are redeemed or repaid upon acceleration. The convertible debentures will mature on April 15, 2015, and may be redeemed, in whole or in part, at any time on or after April 18, 2003, or at any time in certain circumstances upon the occurrence of a Tax Event (as defined below). Upon the repayment of the convertible debentures, whether at maturity, upon redemption or otherwise, the proceeds from such repayment or payment shall simultaneously be applied to redeem trust securities having an aggregate liquidation amount equal to the aggregate principal amount of the convertible debentures so repaid or redeemed at the appropriate redemption price (expressed as percentages of the liquidation amount of the convertible preferred securities) set forth below, together with accrued and unpaid distributions (including, if distributions shall have been deferred as the result of an extension period, interest thereon to the extent permitted by applicable law) to, but excluding, the redemption date, if redeemed during the 12-month period beginning April 18 of the applicable year set forth below; PROVIDED, that holders of trust securities shall be given not less than 30 nor more than 60 days notice of such redemption. See "Description of the Convertible Debentures--Redemption at the Option of Viatel."

YEAR                                                          REDEMPTION PRICE
----                                                          ----------------
2003........................................................       105.43%
2004........................................................       104.65
2005........................................................       103.88
2006........................................................       103.10
2007........................................................       102.33
2008........................................................       101.55
2009........................................................       100.78

and 100.0% if redeemed on or after April 18, 2010. If convertible preferred securities are redeemed on any distribution payment date, accumulated and unpaid distributions shall be payable to holders of record on the relevant record date. If fewer than all of the outstanding convertible preferred securities are to be redeemed, the convertible preferred securities will be redeemed PRO RATA as described under "--Form, Denomination and Registration" below.

SPECIAL EVENT DISTRIBUTION; TAX EVENT REDEMPTION


    "Tax Event" means that the Regular Trustees shall have received an opinion of nationally recognized independent tax counsel experienced in such matters, referred to in this prospectus as a Dissolution Tax Opinion, to the effect that on or after April 12, 2000 as a result of:


    - any amendment to, clarification of, or change (including any announced prospective change) in the laws, or any regulations thereunder, of the United States or any political subdivision or taxing authority thereof or therein affecting taxation,


    - any judicial decision, official administrative pronouncement, ruling, regulatory procedure, notice or announcement, including any notice or announcement of intent to adopt such procedures or regulations referred to in this prospectus as an "Administrative Action", or


    - any amendment to, clarification of, or change in the official position or the interpretation of such Administrative Action or judicial decision that differs from the previous generally accepted position;

in each case, by any legislative body, court, governmental authority or regulatory body, irrespective of the manner in which such amendment, clarification or change is made known, which amendment, clarification, or change is effective or such pronouncement or decision is announced, in each case, on or after April 6, 2000, there is the creation by such amendment, clarification, change or Administrative Action of more than an insubstantial risk that:

    - the trust is or will be subject to United States federal income tax with respect to interest accrued or received on the convertible debentures,

    - the trust is or will be subject to more than a DE MINIMIS amount of taxes (other than withholding taxes), duties or other governmental charges, or

    - interest paid in cash by us to the trust on the convertible debentures is not, or will not be, deductible, in whole or in part, by us for United States federal income tax purposes.

Notwithstanding the foregoing, a Tax Event shall not include any change in tax law that requires us for United States federal income tax purposes to defer taking a deduction for any original issue discount that accrues with respect to the convertible debentures until the interest payment related to such original issue discount is paid by us in cash; PROVIDED, that such change in tax law does not create more than an insubstantial risk that we will be prevented from taking a deduction for original issue discount accruing with respect to the convertible debentures at a date that is no later than the date the interest payment related to such original issue discount is actually paid by us in cash.


    "Investment Company Event" means that the Regular Trustees shall have received an opinion of nationally recognized independent counsel experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a written change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority on or after April 6, 2000, there is more than an insubstantial risk that the trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940, as amended, referred to in this prospectus as the Investment Company Act.



    If, at any time, a Tax Event or an Investment Company Event, each referred to in this prospectus as a Special Event, occurs and is continuing, the trust may, with our consent, except in the limited circumstances described below, be dissolved with the result that convertible debentures with an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accrued and unpaid distributions on, the trust securities, would be distributed to the holders of the trust securities in liquidation of such holders' interest in the trust on a PRO RATA basis within 90 days following the occurrence of the Special Event; PROVIDED, that such dissolution and distribution shall be conditioned on:



    - the receipt by the Regular Trustees of an opinion of independent tax counsel experienced in such matters, which opinion may rely on published revenue rulings of the Internal Revenue Service, that the holders of the trust securities will not recognize any income, gain or loss for United States federal income tax purposes as a result of such dissolution and distribution of convertible debentures (that opinion is referred to in this prospectus as a No Recognition Opinion),


    - we or the trust being unable to avoid a Tax Event within such 90-day period by taking some ministerial action or pursuing some other reasonable measure that will have no adverse effect on the trust, us or the holders of the trust securities, and

    - our prior written consent to such dissolution and distribution.

    If we do not consent to such dissolution and distribution, we may incur an obligation to pay Additional Sums. See "Description of the Convertible Debentures--Additional Sums." If after receipt of a Dissolution Tax Opinion by the Regular Trustees,


    - we have received an opinion of nationally recognized independent tax counsel experienced in such matters that, as a result of a Tax Event, there is more than an insubstantial risk that we would be precluded from deducting the interest on the convertible debentures for United States federal income tax purposes even after the convertible debentures were distributed to the holders of trust securities in liquidation of such holders' interests in the trust as described above (that opinion is referred to in this prospectus as a Redemption Tax Opinion), or


    - the Regular Trustees shall have been informed by such tax counsel that it cannot deliver a No Recognition Opinion to the trust;

we will have the right, upon not less than 30 nor more than 60 days notice, to redeem the convertible debentures, in whole or in part, at 100% of the principal amount thereof plus accrued and unpaid interest thereon (including Additional Sums) for cash within 90 days following the occurrence of such Tax Event. Following such redemption, trust securities with an aggregate liquidation amount equal to the aggregate principal amount of the convertible debentures so redeemed shall be redeemed by the trust at the redemption price thereof plus accrued and unpaid distributions thereon to the redemption date on a PRO RATA basis; PROVIDED, HOWEVER, that if at the time there is available to us or the trust the opportunity to eliminate, within such 90 day period, the Tax Event by taking some ministerial action, such as filing a form or making an election or pursuing some other similar reasonable measure that will have no adverse effect on the trust, Viatel or the holders of trust securities, we or the trust will pursue such measure in lieu of redemption.

    After the date for any distribution of convertible debentures upon dissolution of the trust,

    - the trust securities will no longer be deemed to be outstanding, and

    - certificates representing trust securities will be deemed to represent convertible debentures having an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest (including Compound Interest (as defined in the Declaration)) equal to accrued and unpaid distributions on, such trust securities until such certificates are presented to us or our agent for transfer or reissuance.

REDEMPTION PROCEDURES FOR REDEMPTION BY VIATEL FINANCING TRUST

    The trust may not redeem fewer than all of the outstanding convertible preferred securities unless all accrued and unpaid distributions have been paid on all convertible preferred securities for all quarterly distribution periods terminating on or prior to the date of redemption.

    The trust shall not be required to:

    - in the event of any redemption in part, issue, register the transfer of or exchange any convertible preferred securities during a period beginning at the opening of business 15 days before any selection for redemption of convertible preferred securities and ending at the close of business on the earliest date in which the relevant notice of redemption is deemed to have been given to all holders of convertible preferred securities to be so redeemed, or

    - register the transfer of or exchange any convertible preferred securities selected for redemption, in whole or in part, except for the unredeemed portion of any convertible preferred securities being redeemed in part.


    If the trust gives a notice of redemption in respect of convertible preferred securities (which notice will be irrevocable), then, by 12:00 noon, New York City time, on the redemption date, if we have paid to the Institutional Trustee a sufficient amount of cash to redeem the same amount of convertible debentures, the Institutional Trustee will irrevocably deposit with the depositary for the global securities funds sufficient to pay the amount payable on redemption of all book-entry certificates and will give the depository irrevocable instructions and authority to pay such amount in respect of the global securities and will irrevocably deposit with the paying agent for the convertible preferred securities funds sufficient to pay such amount in respect of any certificated convertible preferred securities and will give the paying agent irrevocable instructions and authority to pay such amount to the holders of certificated convertible preferred securities by check mailed to the address of the relevant holder appearing in the books and records of the trust on the redemption date. If notice of redemption shall have been given and funds deposited as required, then, from and after the redemption date, distributions will cease to accrue and all rights of holders of such convertible preferred securities so called for redemption will cease, except the right of the holders of such convertible preferred securities to receive the redemption price plus accrued and unpaid distributions on the convertible preferred securities to be redeemed, but without interest on such redemption price. If any date fixed for redemption of convertible preferred securities is not a business day, payment of the redemption price payable on such date will be made on the next succeeding day that is a business day (without any interest or other payment in respect of any such delay) except that, if such business day falls in the next calendar year, such payment will be made on the immediately preceding business day. If payment of the redemption price on the convertible preferred securities is improperly withheld or refused and not paid either by the trust or by us pursuant to our Guarantee of the convertible preferred securities, distributions on such convertible preferred securities will continue to accrue at the then applicable rate from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the redemption price.


    If fewer than all of the outstanding convertible preferred securities are to be redeemed, the convertible preferred securities will be redeemed PRO RATA.

    Subject to the foregoing and applicable law (including, without limitation, United States federal securities laws), we or our subsidiaries may at any time, and from time to time, purchase outstanding convertible preferred securities by tender, in the open market or otherwise.

SUBORDINATION OF COMMON SECURITIES

    Payment of distributions on, and the redemption price of, the trust securities will be made on a proportionate basis, based on the liquidation amount of the trust securities. However, if on any distribution date or redemption date an event of default under the Declaration shall have occurred and be continuing, no payment of any distribution on, or amount payable upon redemption of, any common security and no other payment on account of the redemption, liquidation or other acquisition of any common security shall be made unless payment in full in cash of all accumulated and unpaid distributions on all outstanding convertible preferred securities for all distribution periods terminating on or prior thereto, or in the case of payment of the amount payable upon redemption of the convertible preferred securities, the full redemption price, together with accumulated and unpaid distributions, in respect of all outstanding convertible preferred securities called for redemption shall have been made or provided for, and all funds available to the Institutional Trustee shall first be applied to the payment in full in cash of all distributions on, or the amount payable upon redemption of convertible preferred securities then due and payable.

    If any event of default occurs under the Declaration, the holder of common securities will be deemed to have waived any such event of default under the Declaration until all events of default under the Declaration with respect to the convertible preferred securities have been cured, waived or otherwise eliminated. Until any such events of default under the Declaration with respect to the convertible preferred securities have been so cured, waived or otherwise eliminated, the Institutional Trustee shall act solely on behalf of the holders of the convertible preferred securities and not the holder of the common securities, and only the holders of the convertible preferred securities will have the right to direct the Institutional Trustee to act in accordance with the terms of the convertible preferred securities and the common securities.

LIQUIDATION OF TRUST AND DISTRIBUTION OF CONVERTIBLE DEBENTURES TO HOLDERS

    We have the right at any time to dissolve the trust and after satisfaction of creditors of the trust, convertible debentures with an aggregate principal amount equal to the aggregate stated liquidation amount of the convertible preferred securities and the common securities would be distributed on a proportionate basis to the holders of the convertible preferred securities and the common securities in liquidation of such holders' interests in the trust within 90 days following notice given to the holders of the convertible preferred securities, subject to the Regular Trustees' having received an opinion of nationally recognized independent counsel experienced in such matters to the effect that the holders will not recognize any income, gain or loss for United States federal income tax purposes as a result of the dissolution of the trust and such distribution to holders of convertible preferred securities.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION


    If the trust voluntariliy or involuntarily liquidates, dissolves, winds-up or terminates, the then holders of the convertible preferred securities will be entitled to receive out of the assets of the trust, after satisfaction of liabilities to creditors, distributions in an amount equal to the stated liquidation amount of $50 per convertible preferred security plus accrued and unpaid distributions thereon (including, if distributions have been deferred as the result of an extension period, interest thereon to the extent permitted by applicable law) to the date of payment, (the total of those amounts being referred to in this prospectus as the Liquidation Distribution), unless, in connection with such liquidation, convertible debentures in an aggregate stated principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accrued and unpaid distributions on, the convertible preferred securities have been distributed on a proportionate basis to the holders of the convertible preferred securities.


    If, upon any such liquidation, the Liquidation Distribution can be paid only in part because the trust does not have enough assets available to pay the aggregate Liquidation Distribution in full, the amounts payable directly by the trust on the convertible preferred securities shall be paid on a proportionate basis. The holders of the common securities will be entitled to receive distributions upon any such dissolution proportionately with the holders of the convertible preferred securities. However, if an event of default under the Declaration has occurred and is continuing, the convertible preferred securities will have a preference over the common securities with regard to such distributions.

    Pursuant to the Declaration, the trust shall dissolve:

    - on April 15, 2035, the expiration of the term of the trust,

    - upon our bankruptcy or the bankruptcy of the holder of the common securities,


    - upon the filing of a certificate of dissolution or its equivalent with respect to the holder of the common securities or us,


    - upon the consent of the holders of at least a majority in liquidation amount of the trust securities voting together as a single class to dissolve the trust, or the revocation of the charter of the holder of the common securities or Viatel and the expiration of 90 days after the date of revocation without a reinstatement thereof,

    - upon the distribution of convertible debentures upon the occurrence of a Special Event,

    - upon the entry of a decree of a judicial dissolution of the holder of the common securities, us or the trust,

    - upon the redemption of all the trust securities,

    - upon the distribution of the common stock to all holders of convertible preferred securities upon conversion of all outstanding convertible preferred securities, or

    - at our direction, after satisfaction of liabilities of the trust and distribution of convertible debentures to holders of trust securities, if the Regular Trustees have received an opinion of nationally recognized independent counsel experienced in such matters to the effect that the holders will not recognize any income, gain or loss for United States federal income tax purposes.

    We cannot assure you as to the market price for the convertible debentures which may be distributed in exchange for trust securities if a dissolution and liquidation of the trust were to occur.

Accordingly, the convertible debentures that the investor may subsequently receive on dissolution and liquidation of the trust may trade at a discount to the price of the trust securities exchanged.

DECLARATION EVENTS OF DEFAULT


    An event of default under the indenture, referred to in this prospectus as an Indenture Event of Default, constitutes an event of default under the Declaration with respect to the trust securities, referred to in this prospectus as a Declaration Event of Default, PROVIDED, that pursuant to the Declaration, the holder of the common securities will be deemed to have waived any Declaration Event of Default with respect to the common securities until all Declaration Events of Default with respect to the convertible preferred securities have been cured, waived or otherwise eliminated. Until such Declaration Events of Default with respect to the convertible preferred securities have been so cured, waived or otherwise eliminated, the Institutional Trustee will be deemed to be acting solely on behalf of the holders of the convertible preferred securities and only the holders of the convertible preferred securities will have the right to direct the Institutional Trustee with respect to certain matters under the Declaration, and therefore the indenture.


    If the Institutional Trustee fails to enforce its rights under the convertible debentures, any holder of convertible preferred securities may, to the fullest extent permitted by law institute a legal proceeding against any person to enforce the Institutional Trustee's rights under the convertible debentures. If a Declaration Event of Default has occurred and is continuing and such event is attributable to our failure to pay interest or principal on the convertible debentures on the date such interest or principal is otherwise payable (or in the case of redemption, the redemption date), then a holder of convertible preferred securities may institute a direct action for payment on or after the respective due dates specified in the convertible debentures. In connection with such direct action, we will be subrogated to the rights of such holders of convertible preferred securities under the Declaration to the extent of any payment made by us to such holder of convertible preferred securities in such direct action. The holders of convertible preferred securities will not be able to exercise directly any other remedy available to the holders of the convertible debentures.

    Upon the occurrence of a Declaration Event of Default, the Institutional Trustee as the sole holder of the convertible debentures will have the right under the indenture to declare the principal of and accrued and unpaid interest on the convertible debentures to be immediately due and payable. We and the trust are each required to file annually with the Institutional Trustee an officer's certificate as to its compliance with all conditions and covenants under the Declaration.

VOTING RIGHTS

    Except as described herein, under the Delaware Business Trust Act and under the Trust Indenture Act, and as otherwise required by law and the Declaration, the holders of the convertible preferred securities have no voting rights.

    Subject to the requirement of the Institutional Trustee obtaining a tax opinion in certain circumstances set forth in the last sentence of the next paragraph, the holders of a majority in aggregate liquidation amount of the convertible preferred securities then outstanding, voting separately or as class, will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Institutional Trustee, or direct the exercise of any trust or power conferred upon the Institutional Trustee under the Declaration, including the right to direct the Institutional Trustee, as holder of the convertible debentures, to:


    - exercise the remedies available under the indenture with respect to the convertible debentures,


    - waive any past Indenture Event of Default that is waivable under the indenture, or

    - exercise any right to rescind or annul a declaration that the principal of all the convertible debentures shall be due and payable;


PROVIDED, HOWEVER, that if an Indenture Event of Default has occurred and is continuing, then the holders of 25% of the aggregate liquidation amount of the convertible preferred securities then outstanding may direct the Institutional Trustee to declare the principal of and interest on the convertible debentures immediately due and payable; PROVIDED, FURTHER, that, where a consent or action under the indenture would require the consent or action of holders of more than a majority in principal amount of the convertible debentures then outstanding, referred to in this prospectus as a Super-Majority, affected thereby, only the holders of at least such Super-Majority in aggregate liquidation amount of the convertible preferred securities then outstanding may direct the Institutional Trustee, in writing, to give such consent or take such action.


    The Institutional Trustee shall notify all holders of the convertible preferred securities of any notice of default received from the Debt Trustee with respect to the convertible debentures. Such notice shall state that such Indenture Event of Default also constitutes a Declaration Event of Default. Except with respect to directing the time, method and place of conducting a proceeding for a remedy, the Institutional Trustee shall not take any of the actions described in the preceding paragraph unless the Institutional Trustee has obtained an opinion of nationally recognized independent tax counsel experienced in such matters to the effect that, as a result of such action, the trust will not be classified as other than a grantor trust for United States federal income tax purposes.

    If the consent of the Institutional Trustee, as the holder of the convertible debentures, is required under the indenture with respect to any amendment, modification or termination of the indenture or the convertible debentures, the Institutional Trustee shall request the written direction of the holders of the trust securities with respect to such amendment, modification or termination and shall vote with respect to such amendment, modification or termination as directed by a majority in liquidation amount of the trust securities then outstanding, voting together as a single class; PROVIDED, HOWEVER, that where a consent under the indenture would require the consent of the relevant Super-Majority, the Institutional Trustee may only give such consent at the direction of the holders of at least the proportion in liquidation amount of the trust securities then outstanding which the relevant Super-Majority represents of the aggregate principal amount of the convertible debentures then outstanding. The Institutional Trustee shall not take any such action in accordance with the directions of the holders of the trust securities unless the Institutional Trustee has obtained an opinion of nationally recognized independent tax counsel experienced in such matters to the effect that for the purposes of United States federal income tax the trust will not be classified as other than a grantor trust as a result of such action.

    A waiver of an Indenture Event of Default will constitute a waiver of the corresponding Declaration Event of Default.

    Any required approval or direction of holders of convertible preferred securities may be given at a separate meeting of holders of convertible preferred securities convened for such purpose, at a meeting of all of the holders of trust securities or pursuant to written consent. The Regular Trustees will cause a notice of any meeting at which holders of convertible preferred securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be mailed to each holder of record of convertible preferred securities. Each such notice will include a statement setting forth the following information:

    - the date of such meeting or the date by which such action is to be taken,

    - a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote or of such matter upon which written consent is sought, and

    - instructions for the delivery of proxies or consents.

No vote or consent of the holders of convertible preferred securities will be required for the trust to redeem and cancel convertible preferred securities or distribute convertible debentures in accordance with the Declaration and the terms of the trust securities.

    If we or any entity under our control or under common control holds any convertible preferred securities, we shall not be entitled to vote or consent with respect to these convertible preferred securities, which for this purpose will be treated as if such convertible preferred securities were not outstanding.

    The procedures by which holders of convertible preferred securities may exercise their voting rights are described below. See "--Form, Denomination and Registration."

    Holders of the convertible preferred securities have no rights to appoint or remove the Regular Trustees, who may be appointed, removed or replaced solely by us as the holder of all of the common securities.

MODIFICATION OF THE DECLARATION

    The Declaration may be amended from time to time by the holders of a majority in liquidation amount of the common securities and the Institutional Trustee, without the consent of the holders of the convertible preferred securities:

    - to cure any ambiguity, correct or supplement any provisions in the Declaration that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the Declaration, which shall not be inconsistent with the other provisions of the Declaration, or

    - to modify, eliminate or add to any provisions of the Declaration to such extent as shall be necessary to ensure that the trust will be classified for United States federal income tax purposes as a grantor trust at all times that any trust securities are outstanding or to ensure that the trust will not be required to register as an investment company under the Investment Company Act;

PROVIDED, HOWEVER, such action shall not adversely affect in any material respect the interests of any holder of trust securities, and any amendments of the Declaration shall become effective when notice thereof is given to the holders of trust securities.

    The Declaration may be amended by the holders of a majority in liquidation amount of the common securities and the Institutional Trustee with:

    - the consent of holders representing a majority (based upon liquidation amounts) of the outstanding convertible preferred securities, and

    - receipt by the Regular Trustees of an opinion of nationally recognized independent counsel experienced in such matters to the effect that such amendment or the exercise of any power granted to the Regular Trustees in accordance with such amendment will not affect the trust's status as a grantor trust for United States federal income tax purposes or the trust's exemption from status as an "investment company" under the Investment Company Act, provided that without the consent of each holder of trust securities, the Declaration may not be amended to:

       - change the amount or timing of any distribution on the trust securities or otherwise adversely affect the amount of any distribution required to be made in respect of the trust securities as of a specified date,

       - restrict the right of a holder of trust securities to institute suit for the enforcement of any such payment on or after such date, or

       - change the restrictions on our right to transfer the common securities.

    In addition, if any proposed amendment to the Declaration provides for, or the Regular Trustees otherwise propose to effect: (1) any action that would adversely affect the powers, preferences or special rights of the trust securities, whether by way of amendment to the Declaration or otherwise, or
(2) the dissolution, winding-up or termination of the trust (other than as described in "Liquidation Distribution Upon Dissolution" above), then the holders of outstanding trust securities voting together as a single class, will be entitled to vote on such amendment or proposal (but not on any other amendment or proposal) and such amendment or proposal shall not be effective except with the approval of the holders of at least a majority in liquidation amount of the trust securities then outstanding affected thereby; provided, however, if any amendment or proposal referred to above would adversely affect only the convertible preferred securities or only the common securities, then only the affected class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of a majority in liquidation amount of such class of trust securities then outstanding.

    No vote or consent of the holders of convertible preferred securities will be required to redeem and cancel convertible preferred securities in accordance with the Declaration.

MERGERS, CONSOLIDATIONS OR AMALGAMATION

    The trust may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to, any corporation or other entity, except as described below. The trust may, with the consent of the Regular Trustees or, if there are more than two Regular Trustees, a majority of the Regular Trustees and without the consent of the holders of the trust securities, the Institutional Trustee or the Delaware Trustee, consolidate, amalgamate, merge with or into, or be replaced by a trust organized as such under the laws of any state of the United States: PROVIDED, that


    - if the trust is not the survivor, such successor entity either (x) expressly assumes all of the obligations of the trust under the trust securities or (y) substitutes for the convertible preferred securities other securities having substantially the same terms as the convertible preferred securities, referred to in this prospectus as the Successor Securities, so long as the Successor Securities rank the same as the convertible preferred securities with respect to distributions and payments upon liquidation, redemption and otherwise,


    - we expressly acknowledge a trustee of such successor entity possessing the same powers and duties as the Institutional Trustee as the holder of the convertible debentures,

    - such merger, consolidation, amalgamation or replacement does not cause the convertible preferred securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization,

    - such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the trust securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in the successor entity),

    - such successor entity has a purpose identical to that of the trust,

    - prior to such merger, consolidation, amalgamation or replacement, we have received an opinion of a nationally recognized independent counsel to the trust experienced in such matters to the effect that:

       -- such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the trust securities (including any

          Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in the successor entity),

       -- following such merger, consolidation, amalgamation or replacement, neither the trust nor such successor entity will be required to register as an investment company under the Investment Company Act, and

       -- following such merger, consolidation, amalgamation or replacement, the trust (or such successor entity) will continue to be classified as a grantor trust for United States federal income tax purposes, and

    - we guarantee the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee and the common securities Guarantee (as defined herein).

Notwithstanding the foregoing, the trust shall not, except with the consent of holders of 100% in liquidation amount of the trust securities, consolidate, amalgamate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if such consolidation, amalgamation, merger or replacement would cause the trust or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.

REGISTRATION RIGHTS

    In connection with the original offering of the convertible preferred securities, we and the trust entered into a registration rights agreement with the placement agents pursuant to which we and the trust, at our expense, agreed for the benefit of the holders, to


    - file with the SEC a shelf registration statement covering resale of the convertible preferred securities, the convertible debentures, the guarantee and our common stock issuable upon conversion of the convertible preferred securities within 90 days after the latest date of original issuance of the convertible preferred securities,


    - use reasonable best efforts to cause the shelf registration statement to become effective as promptly as practicable, but in no event later than 180 days after the closing of the original offering, and


    - use reasonable best efforts to keep the shelf registration statement effective until the earlier of


       -- the sale pursuant to the shelf registration statement or Rule 144 under the Securities Act of all the registrable securities, and

       -- the expiration of the holding period applicable to sales of registrable securities under Rule 144(k) under the Securities Act, or any successor provision.

    The registration statement of which this prospectus is a part constitutes the registration statement that we are required to file in satisfaction of these registration requirements.

    We agreed in the registration rights agreement to use our reasonable best efforts to cause our common stock issuable upon conversion of the convertible preferred securities to be listed on each securities exchange or quotation system on which our common stock is listed upon effectiveness of the required shelf registration statement.


    Each holder of convertible preferred securities must give written notice to us and the trust prior to any intended distribution of convertible preferred securities. Any holder may make a distribution pursuant to the shelf registration statement of which this prospectus is a part at any time during the 45-day period following receipt of notice from us that the registration statement and this prospectus may be used for sales of convertible preferred securities. After such 45-day period, the holders still intending to distribute convertible preferred securities pursuant to the shelf registration statement must give new notice to us and the trust and wait for notice from us and the trust that such distribution is still permitted under the shelf registration statement. Following such notice by us and the trust, a new 45-day selling period commences again, at the end of which the above procedures must be repeated by all holders who wish to continue to distribute the convertible preferred securities.


    The summary herein of certain provisions of the registration rights agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the registration rights agreement, a copy of which is available upon request to us or the placement agents.

FORM, DENOMINATION AND REGISTRATION

    The convertible preferred securities were issued in fully registered form.

    GLOBAL CONVERTIBLE PREFERRED SECURITIES; BOOK-ENTRY FORM.


    So long as convertible preferred securities are eligible for book-entry settlement with a clearing agency (within the meaning of the Securities Exchange
Act) or unless otherwise required by law, all convertible preferred securities that are so eligible may be represented by one or more fully registered convertible preferred security certificates, each referred to in this prospectus as a Global Certificate, in global from to be delivered to The Depository Trust Company, New York, New York ("DTC"), the initial clearing agency, by, or on behalf of, the trust. Such Global Certificates have initially been registered on the books and records of the trust in the name of Cede & Co., the nominee of DTC, and no convertible preferred security beneficial owner will receive a definitive convertible preferred security certificate representing such convertible preferred security beneficial owner's interests in such Global Certificates, except under certain limited circumstances described below. The transfer and exchange of beneficial interests in any such security in global form shall be effected through the clearing agency in accordance with the Declaration and the procedures of the clearing agency therefor.



    Convertible preferred securities issued to "qualified institutional buyers," as defined in Rule 144A under the Securities Act, may, at the option of the trust, be evidenced by one or more global convertible preferred securities in definitive, fully registered form, referred to in this prospectus as the 144A Global Security, which has been deposited with, and registered in the name of, DTC or its nominee. The record ownership of the 144A Global Security may be transferred, in whole or in part, only to DTC, another nominee of DTC or to a successor of DTC or its nominee.



    Ownership of beneficial interests in the 144A Global Security is limited to persons who have accounts with DTC, referred to in this prospectus as participants, or persons who hold interests through participants, referred to in this prospectus as indirect participants. Ownership of beneficial interests in a Rule 144A Global Security will be shown on, and the transfer of that ownership is effected only through, records maintained by DTC, or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). Qualified institutional buyers may hold their interests in a 144A Global Security, directly through DTC, if they are participants in such system, or indirectly through organizations which are participants in such system.



    So long as DTC, or any nominee, is the registered owner or holder of a Rule 144A Global Security, DTC, or such nominee, as the case may be, will be considered the sole owner or holder of the convertible preferred securities represented by such 144A Global Security for all purposes. No beneficial owner of an interest in a 144A Global Security is able to transfer that interest except in accordance with DTC's applicable procedures, in addition to those provided for under the indenture.



    Distributions on the Global Security are made to DTC, or its nominee, as the registered owner of the Global Security by wire transfer of immediately available funds. None of us, the trust or any trustee has any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.


    We expect that DTC, or its nominee, upon receipt of any payment in respect of a Global Security, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in such Global Security as shown on their respective records. We also expect that payments by participants to owners of beneficial interests in such Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.


    Transfers between participants in DTC are affected in accordance with DTC's procedures, and are settled in same-day funds. Transactions settled through DTC will settle on a T+3 basis.


    We expect that DTC will take any action permitted to be taken by a holder of convertible preferred securities (including the presentation of convertible preferred securities for conversion into common stock) only at the direction of one or more participants to whose account the interest in a Rule 144A Global Security is credited and only in respect of such portion of these securities as to which such participant or participants has or have given such direction. However, if there is an event of default under the convertible preferred securities, DTC will exchange the applicable Restricted Global Securities for certificated securities which it will distribute to its participants.

    Beneficial holders of convertible preferred securities who desire to convert them into underlying common stock should contact their brokers or other participants or indirect participants to obtain information on procedures, including proper forms and cut-off times, for submitting such request. Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants, the ability of a person having a beneficial interest in the convertible preferred securities represented by the Global Security to pledge such interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate evidencing such interest.

    We understand that DTC is

    - a limited purpose trust company organized under the laws of the State of New York,


    - a "banking organization" within the meaning of the New York Banking Law,


    - a member of the Federal Reserve System,


    - a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and


    - a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through, or maintain a custodial relationship with a participant, either directly or indirectly.

    Conveyance of notices and other communications by DTC to participants, by participants to indirect participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements that may be in effect from time to time. Redemption notices shall be sent to the nominee of DTC. If less than all of the convertible preferred securities are being redeemed, DTC will reduce the amount of the interest of each participant in such convertible preferred securities in accordance with its procedures.

    Although voting with respect to the convertible preferred securities is limited, in those cases where a vote is required, neither DTC nor the nominee will itself consent or vote with respect to convertible preferred securities. Under its usual procedures, DTC would mail an omnibus proxy to the trust as soon as possible after the record date. The omnibus proxy assigns the nominee of DTC consenting or voting rights to those participants to whose accounts the convertible preferred securities are credited on the record date (identified in a listing attached to the omnibus proxy). We and the trust believe that the arrangements among DTC, the participants and indirect participants, and beneficial owners will enable the beneficial owners to exercise rights equivalent in substance to the rights that can be directly exercised by a holder of a beneficial interest in the trust.

    DTC may discontinue providing its services as securities depositary with respect to the convertible preferred securities at any time by giving notice to the trust. If

    - DTC notifies the trust that it is unwilling or unable to continue as depositary for the Global Securities or if at any time DTC ceases to be a clearing agency registered as such under the Securities Exchange Act when DTC is required to be so registered to act as such depositary and no successor depositary shall have been appointed within 90 days of such notification or of the trust becoming aware of DTC's ceasing to be so registered, as the case may be,

    - the Regular Trustees (with our consent) in their sole discretion determine that the Global Securities shall be exchanged for certificated convertible preferred securities, or

    - there shall have occurred and be continuing an event of default under the Declaration,

then:

    - the Regular Trustees will prepare definitive convertible preferred security certificates on behalf of the trust with respect to such convertible preferred securities, and

    - certificates for the convertible preferred securities will be printed and delivered in exchange for interests in the Global Securities.

    Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for convertible preferred securities registered in such names as DTC shall direct. It is expected that such instructions will be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in such Global Security.

    The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that we and the trust believe to be reliable, but neither we nor the trust takes responsibility for the accuracy thereof.

INFORMATION CONCERNING THE INSTITUTIONAL TRUSTEE


    The Institutional Trustee, prior to the occurrence of any event of default with respect to the trust securities and after the curing of all such defaults that may have occurred, undertakes to perform only such duties as are specifically set forth in the Declaration and, after any known default, shall exercise the same degree of care as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. Subject to such provisions, the Institutional Trustee is under no obligation to exercise any of the powers vested in it by the Declaration at the request of any holder of convertible preferred securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The holders of convertible preferred securities will not be required to offer such indemnity in the event such holders, by exercising their voting rights, direct the Institutional Trustee to take any action it is empowered to take under the Declaration following a Declaration Event of Default. The Institutional Trustee is not responsible for monitoring compliance by the Regular Trustees or us with our duties under the Declaration, and is not liable for any action taken, suffered or omitted to be taken and reasonably believed by it to be authorized or within the discretion, rights, or powers conferred upon it by the Declaration. The Institutional Trustee also serves as Guarantee Trustee under the Guarantee and as Debt Trustee under the indenture.


CONVERSION AGENT, PAYING AGENT, REGISTRAR AND TRANSFER AGENT

    The Institutional Trustee acts as registrar, transfer agent, conversion agent and paying agent for the convertible preferred securities.

    Registration of transfers of convertible preferred securities will be effected without charge by or on behalf of the trust, but upon payment in respect of any tax or other government charges that may be imposed in relation to it.

    The trust will not be required to register or cause to be registered the transfer of convertible preferred securities after such convertible preferred securities have been selected for redemption.

GOVERNING LAW

    The Declaration and the convertible preferred securities are governed by, and construed in accordance with, the internal laws of the State of Delaware.

MISCELLANEOUS

    The Regular Trustees are authorized and directed to operate the trust in such a way so that the trust will not be required to register as an "investment company" under the Investment Company Act or characterized as other than a grantor trust for United States federal income tax purposes and so that the convertible debentures will be treated as our indebtedness for United States federal income tax purposes. In this connection, the Regular Trustees are authorized to take any action, not inconsistent with applicable law or the Declaration that the Regular Trustees determine in their discretion to be necessary or desirable to achieve such end, as long as such action does not adversely affect the interests of the holders of the convertible preferred securities or vary the terms of such securities.

    Holders of the convertible preferred securities have no preemptive rights.

                          DESCRIPTION OF THE GUARANTEE


    We executed and delivered the Guarantee concurrently with the issuance of the convertible preferred securities for the benefit of the holders of the convertible preferred securities. The following summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Guarantee. The Guarantee incorporates by reference the terms of the Trust Indenture Act, and the Guarantee has been qualified under the Trust Indenture Act. The Bank of New York acts as trustee under the Guarantee, or the Guarantee Trustee, and holds the Guarantee for the benefit of the holders of the convertible preferred securities.


GENERAL


    Pursuant to the Guarantee, we agreed, to the extent set forth therein, to pay in full, on a subordinated basis, to the holders of the convertible preferred securities, as and when due, regardless of any defense, right of set off or counterclaim which the trust may have or assert, the following payments, referred to in this prospectus as the Guarantee Payments, without duplication:


    - all accrued and unpaid distributions required to be paid on the convertible preferred securities, if the trust has funds available to make the payment,

    - the redemption price, plus all accrued and unpaid distributions, with respect to any convertible preferred securities called for redemption by the trust, if the trust has funds available to make the payment, and

    - upon a voluntary or involuntary dissolution, winding-up or termination of the trust, other than in connection with the distribution of convertible debentures to holders of convertible preferred securities or the redemption of all the convertible preferred securities, the lesser of

       -- the aggregate of the liquidation amount and all accrued and unpaid distributions on the convertible preferred securities to the date of payment if the trust has funds available to make the payment, and

       -- the amount of assets the trust has remaining available for distribution to holders of convertible preferred securities upon liquidation of the trust.

The holders of a majority in liquidation amount of the convertible preferred securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee. If the Guarantee Trustee fails to enforce the Guarantee, any holder of convertible preferred securities may directly institute a legal proceeding against us to enforce the Guarantee Trustee's rights under the Guarantee without first instituting a legal proceeding against the trust, the Guarantee Trustee or any other person or entity. If we were to default on our obligation to pay amounts payable on the convertible debentures, the trust would not have funds available for the payment of distributions or amounts payable on redemption of the convertible preferred securities or otherwise. In such event, holders of the convertible preferred securities would not be able to rely upon the Guarantee for payment of such amounts. Instead, a holder of the convertible preferred securities would be required to rely on the enforcement

    - by the Institutional Trustee of its rights, as registered holder of the convertible debentures, against us pursuant to the terms of the convertible debentures, or

    - by such holder of convertible preferred securities of its rights against us to enforce payments on convertible debentures.

See "Description of the Convertible Debentures." The Declaration provides that each holder of convertible preferred securities, by acceptance thereof, agrees to the provisions of the Guarantee, including the subordination provisions thereof, and the indenture.

    Our obligations to make a Guarantee Payment may be satisfied by direct payment of the required amounts by us to the holders of the convertible preferred securities or by causing the trust to pay amounts to the holders.

    The Guarantee is full and unconditional, on a subordinated basis, from the time of issuance. However, the Guarantee does not apply to any payment of distributions or redemption price, or to payments upon the dissolution, winding-up or termination of the trust, if the trust lacks funds legally available for payment as a result of a failure by us to make payments of interest or principal on the convertible debentures. See "Risk Factors--Our Obligations Under the Guarantee and Convertible Debentures are Subordinated and Junior in Right of Payment to Our Senior Debt" and "Description of the Convertible Debentures."


    We have also agreed separately to irrevocably and unconditionally guarantee the obligations of the trust with respect to the common securities, referred to in this prospectus as the Common Securities Guarantee, to the same extent as the Guarantee, except that upon the occurrence and during the continuation of a Declaration Event of Default, holders of convertible preferred securities will have priority over holders of common securities with respect to Guarantee Payments.


CERTAIN COVENANTS

    In the Guarantee, we have covenanted that, so long as any convertible preferred securities remain outstanding, if

    - we have exercised our option to defer interest payments on the convertible debentures by extending the interest payment period and such extension period, or any extension thereof, shall be continuing,

    - we shall be in default with respect to our payment or other obligations under the Guarantee, or

    - there shall have occurred and be continuing a Declaration Event of Default or any event that, with the giving of notice or lapse of time or both, would constitute a Declaration Event of Default,

then we shall not:

       -- declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of our capital stock, or

       -- make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any of our debt securities that generally rank the same with or are junior in interest to the convertible debentures or make any guarantee payment with respect to any guarantee by us of the debt securities of any of our subsidiaries if such guarantee generally ranks the same with or junior in interest to the convertible debentures (other than (i) as a result of a reclassification of our capital stock or the exchange or conversion of one class or series of our capital stock for another class or series of our capital stock, (ii) the purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted into or exchanged for our capital stock, (iii) the payment of dividends or distributions in our common stock, (iv) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto,
          (v) payments under the Guarantee and Common Securities Guarantee,
          (vi) purchases of our common stock related to the issuance of our common stock or rights under any of our benefit plans for our directors, officers or employees and (vii) obligations under any dividend reinvestment and stock purchase plans).

    As part of the Guarantee, we agreed to honor all obligations relating to the conversion of the convertible preferred securities into our common stock as described in "Description of the Convertible Preferred Securities--Conversion Rights."

AMENDMENTS AND ASSIGNMENT

    Except with respect to any changes that do not materially adversely affect the rights of holders of convertible preferred securities (in which case no consent will be required), the Guarantee may be amended only with the prior approval of the holders of at least a majority in liquidation amount of all the convertible preferred securities then outstanding. A description of the way to obtain any approval is described under "Description of the Convertible Preferred Securities--Voting Rights." All guarantees and agreements contained in the Guarantee will bind our successors, assigns, receivers, trustees and representatives and are for the benefit of the holders of the convertible preferred securities then outstanding.

TERMINATION OF THE GUARANTEE

    The Guarantee will terminate as to each holder of convertible preferred securities upon:

    - full payment of the redemption price and accrued and unpaid distributions with respect to all convertible preferred securities,

    - distribution of the convertible debentures held by the trust to the holders of the convertible preferred securities,

    - full payment of the amounts payable under the Declaration upon liquidation of the trust, or

    - the distribution of our common stock to such holder upon conversion of such holder's convertible preferred securities into our common stock.

The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of convertible preferred securities must restore payment of any sum paid under such convertible preferred securities or the Guarantee.

EVENTS OF DEFAULT

    An event of default under the Guarantee will occur when:

    - we fail to perform any of our payment or other obligations thereunder, or

    - if applicable, we fail to deliver our common stock upon an appropriate election by the holder or holders of convertible preferred securities to convert the convertible preferred securities into shares of our common stock.

    The holders of a majority in liquidation amount of convertible preferred securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee relating to the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee.

    If the Guarantee Trustee fails to enforce the Guarantee, a holder of a convertible preferred security may sue us directly to enforce our obligations under the Guarantee without first instituting a legal proceeding against the trust, the Guarantee Trustee or any other person or entity to the fullest extent permitted by law.

    If an event of default occurs with respect to the convertible debentures because we fail to pay interest or principal when due, a holder of convertible preferred securities may directly institute a proceeding for payment to that holder of the principal or interest on convertible debentures having a principal amount equal to the liquidation amount of that holder's convertible preferred securities. We waive any right or remedy to require that any action be brought first against the trust or any other person or entity before proceeding directly against us.

STATUS OF THE GUARANTEE; SUBORDINATION

    The Guarantee constitutes an unsecured obligation of ours and ranks

    - subordinate and junior in right of payment to all of our other liabilities (except any liabilities that may be PARI PASSU expressly by their terms),

    - PARI PASSU with the most senior preferred or preference stock now or hereafter issued by us and with any guarantee now or hereafter issued by us in respect of any preferred or preference stock of any affiliate of ours, and

    - senior to our common stock.

The terms of the convertible preferred securities provide that each holder of convertible preferred securities issued by the trust by acceptance thereof agrees to the subordination provisions and other terms of the Guarantee relating thereto. See, also, "Risk Factors--Our Obligations Under the Guarantee and Convertible Debentures Are Subordinate and Junior In Right of Payment to Our Senior Debt."

    The Guarantee constitutes a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against us to enforce its rights under the Guarantee without instituting a legal proceeding against any other person or entity). The Guarantee does not place a limitation on the amount of additional indebtedness that may be incurred by us. We expect from time to time to incur additional indebtedness senior to the convertible debentures.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

    The Guarantee Trustee, prior to the occurrence of a default with respect to the Guarantee, undertakes to perform only such duties as are specifically set forth in the Guarantee and, after any default with respect to the Guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any holder of convertible preferred securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that it might incur, PROVIDED that this requirement does not relieve the Guarantee Trustee upon the occurrence of an event of default under the Guarantee, of its obligation to exercise the rights and powers vested in it by the Guarantee. The Guarantee Trustee is not liable for any action taken, suffered or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within its discretion, rights, or powers conferred upon it by the Guarantee.

GOVERNING LAW

    The Guarantee is governed by and construed in accordance with the laws of the State of New York.

                   DESCRIPTION OF THE CONVERTIBLE DEBENTURES


    Set forth below is a description of certain terms of the convertible debentures in which the trust invested the proceeds from the original issuance and sale of the trust securities. The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the indenture entered into by us and the Debt Trustee, a copy of which may be obtained from us upon request. Certain capitalized terms used herein are defined in the indenture. The indenture has been qualified under the Trust Indenture Act.


    Under certain circumstances involving the dissolution of the trust, convertible debentures may be distributed to the holders of the trust securities in liquidation of the trust. See "Description of the Convertible Preferred Securities--Special Event Distribution; Tax Event Redemption."

GENERAL

    The convertible debentures were issued as unsecured debt under the indenture. The convertible debentures are limited in aggregate principal amount to $185,567,010, such amount being the sum of the aggregate stated liquidation amount of the convertible preferred securities and the capital that we contributed to the trust in exchange for the common securities.


    The convertible debentures contain no sinking fund provisions. The entire principal amount of the convertible debentures will become due and payable, together with any accrued and unpaid interest thereon, including Additional Sums, if any, required to be paid under the indenture and (to the extent permitted by applicable law) Compound Interest (as defined below), if any, on April 15, 2015. We have the right at any time to cause the trust to be dissolved with the result that, after satisfaction of creditors of the trust, convertible debentures with an aggregate principal amount equal to the aggregate stated liquidation amount of the convertible preferred securities and the common securities would be distributed on a PRO RATA basis to the holders of the convertible preferred securities and the common securities in liquidation of such holders' interests in the trust, within 90 days following notice given to the holders of the convertible preferred securities, subject to the Regular Trustees' having received an opinion of nationally recognized independent counsel experienced in such matters to the effect that the holders will not recognize any income, gain or loss for United States federal income tax purposes as a result of the dissolution of the trust and such distribution to holders of convertible preferred securities.


    If convertible debentures are distributed to holders of convertible preferred securities in liquidation of such holders' interests in the trust, such convertible debentures will initially be issued in the same form as the convertible preferred securities that such convertible debentures replace. Under certain limited circumstances, convertible debentures may be issued in certificated form in exchange for a Global Security. See "--Book-Entry and Settlement" below. If convertible debentures are issued in certificated form, such convertible debentures will be in denominations of $10 and integral multiples thereof and may be transferred or exchanged at the offices described below. We will make payments on convertible debentures issued as a Global Security to DTC, a successor depositary or, if no depositary is used, to a paying agent for the convertible debentures. With respect to convertible debentures issued in certificated form, principal and interest will be payable, the transfer of the convertible debentures will be registrable and convertible debentures will be exchangeable for convertible debentures of other denominations of a like aggregate principal amount at our office or agency maintained for such purpose in the Borough of Manhattan, The City of New York; PROVIDED that payment of interest may be made at our option by check mailed to the address of the holder entitled thereto or by wire transfer to an account appropriately designated by the holder entitle thereto. Notwithstanding the foregoing, so long as the holder of any convertible debenture is the Institutional Trustee, the payment of principal and interest on such convertible debenture will be made at such place and to such account as may be designated by the Institutional Trustee.

    The indenture does not contain provisions that afford holders of the convertible debentures protection in the event of a highly leveraged transaction involving us that would adversely affect such holders.


INTEREST


    Each convertible debenture bears interest at an annual rate of 7 3/4% from the date of original issuance, payable quarterly in arrears on January 15, April 15, July 15 and October 15 of each year (each an "Interest Payment Date"), to the person in whose name such convertible debenture is registered, subject to certain exceptions, 15 days prior to such interest payment date. The first distribution was paid on July 15, 2000.



    The amount of interest payable for any period is computed on the basis of a 360-day year of twelve 30-day months. The amount of interest payable for any period shorter than a full quarterly period for which interest is computed will be computed on the basis of the actual number of days elapsed per 30-day month. If any date on which interest is payable on the convertible debentures is not a business day, then payment of the interest payable on such date will be made on the next succeeding day that is a business day (and without any interest or other payment in respect of any such delay), except that, if such business day is in the next succeeding calendar year, then such payment shall be made on the immediately preceding business day, in each case with the same force and effect as if made on such date.


OPTION TO EXTEND INTEREST PAYMENT PERIOD


    So long as we are not in default in the payment of interest on the convertible debentures, we have the right, at any time, and from time to time, during the term of the convertible debentures, to defer payments of interest by extending the interest payment period for a period not exceeding 20 consecutive quarters, at the end of which extension period we shall pay all interest then accrued and unpaid, together with interest thereon compounded quarterly at the rate specified for the convertible debentures to the extent permitted by applicable law, Compound Interest, and any Additional Sums; PROVIDED that during any such extension period, we shall not:


    - declare or pay dividends on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock, or

    - make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by us that generally rank the same as or junior in interest to the convertible debentures or make any guarantee payments with respect to any guarantee by us of the debt securities of any of our subsidiaries if such guarantee generally ranks the same as or junior in interest to the convertible debentures (other than (1) as a result of a reclassification of our capital stock or the exchange or conversion of one class or series of our capital stock for another class or series of our capital stock, (2) the purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted into or exchanged for our capital stock, (3) dividends or distributions in our common stock, (4) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (5) payments under the Guarantee and Common Securities Guarantee, (6) purchases of common stock related to the issuance of common stock or rights under any of our benefit plans for our directors, officers or employees and (7) obligations under any dividend reinvestment and stock purchase plans).


Prior to termination of any such extension period, we may further defer payments of interest by extending the interest payment period; PROVIDED, that, such extension period, together all such previous and further extensions, may not exceed 20 consecutive quarters or extend beyond the date of maturity of the convertible debentures. Upon the termination of any extension period and the payment of all amounts then due, we may begin a new extension period, subject to the terms set forth in this section. Each extension period, if any, will end on an interest payment date. No interest shall be due and payable during an extension period, except on the last day thereof, but we may prepay at any time all or any portion of the interest accrued during an extension period. On the last day of each extension period, all accrued and unpaid interest (including Additional Sums, if any, and, to the extent permitted by applicable law, Compound Interest) shall be due and payable and shall be paid to the holders of record of the convertible debentures at the close of business on the record date next preceding such interest payment date. We have no present intention of exercising our right to defer payments of interest by extending the interest payment period on the convertible debentures. If the Institutional Trustee shall be the sole holder of the convertible debentures, we shall give the Regular Trustees, the Institutional Trustee and the Debt Trustee notice of its selection of such extension period at least one business day prior to the earlier of


    - the next succeeding date distributions on the convertible preferred securities are payable, or

    - the date the Regular Trustees are required to give notice to any applicable self-regulatory organization or to holders of the convertible preferred securities of the record or payment date of such related distribution, but in any event not less than ten business days prior to such record date. We shall cause the trust to give notice of its selection of such extension period to holders of the convertible preferred securities. If the Institutional Trustee shall not be the sole holder of the convertible debentures, we shall give the Debt Trustee, the Institutional Trustee and the holders of the convertible debentures notice of selection of such extension period at least ten business days prior to the earlier of


    - the next succeeding interest payment date, or

    - the date we are required to give notice to any applicable self-regulatory organization or to holders of convertible debentures of the record or payment date of such related interest payment,

but in any event not less than two business days prior to such record date.

ADDITIONAL SUMS


    If at any time the trust is required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority, then, in any such case, we will pay as additional sums, Additional Sums, such additional amounts as shall be required so that the net amounts received and retained by the trust after paying any such taxes, duties, assessments or other governmental charges will not be less than the amounts the trust would have received had no such taxes, duties, assessments or other governmental charges been imposed so long as the trust is the holder of the convertible debentures.

SUBORDINATION

    The indenture provides that the convertible debentures are subordinated and junior in right of payment to all of our existing and future senior indebtedness. No payment of principal (including redemption payments, if any), premiums, if any, or interest on the convertible debentures may be made

    - if any principal, premium if any, interest or any other payment due on any of our senior indebtedness is not paid when due and any applicable grace period with respect to such default has ended with such default not having been cured or waived or ceasing to exist, or

    - if the maturity of any of our senior indebtedness has been accelerated because of a default and such acceleration has not been rescinded.

    Upon any distribution of our assets to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership, or other similar proceedings, any assignment by us or any other marshalling of our assets, all principal, premium, if any, and interest due or to become due on all of its senior indebtedness must be paid in full before the holders of convertible debentures are entitled to receive or retain any payment. Upon satisfaction of all claims of all senior indebtedness then outstanding, the rights of the holders of the convertible debentures will be subrogated to the rights of the holders of our senior indebtedness to receive payments or distributions applicable to senior indebtedness until all amounts owing on the convertible debentures are paid in full.

    The term "senior indebtedness" means, with respect to us,

    - the principal, premium, if any, and interest in respect of

       -- indebtedness of such obligor for money borrowed (but excluding trade accounts payable arising in the ordinary course of business) under any credit agreements, notes, guarantees or similar documents, and

       -- indebtedness evidenced by securities, debentures, bonds or other similar instruments issued by such obligor,

    - all capital lease obligations of such obligor,

    - all obligations of such obligor issued or assumed as the deferred purchase price of property, all conditional sale obligations of such obligor and all obligations of such obligor under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business),

    - all obligations of such obligor for the reimbursement on any letter of credit, bankers' acceptance, security purchase facility or similar credit transaction,

    - all obligations of such obligor (contingent or otherwise) with respect to an interest rate or other swap, cap or collar agreements or other similar instruments or agreements or foreign currency hedge, exchange, purchase or similar instruments or agreements,

    - all obligations of the types referred to in the preceding bullets of other persons for the payment of which such obligor is responsible or liable as obligor, guarantor or otherwise, and

    - all obligations of the types referred to in the preceding bullets of other persons secured by any lien on any property or asset of such obligor (whether or not such obligation is assumed by such obligor), whether outstanding on the date of the indenture or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by such obligor, except for any such indebtedness that is by its terms subordinated to or generally ranks the same as the convertible debentures.

Such senior indebtedness shall continue to be senior indebtedness and be entitled to the benefits of the subordination provisions irrespective of any deferrals, renewals, extensions or refundings of, or amendments, modifications, supplements or waivers of any term of such senior indebtedness.

    The indenture does not limit the aggregate amount of senior indebtedness that may be issued by us.

    In the event of

    - any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to us, our creditors or our property,

    - any proceeding for our liquidation, dissolution or other winding up, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings,

    - any assignment by us for the benefit of creditors, or

    - any other marshalling of our assets,

all senior indebtedness (including any interest thereon accruing after the commencement of any such proceedings) shall first be paid in full, or payment thereof provided for in money in accordance with its terms, before any payment or distribution of any kind shall be made on the convertible debentures. In such event, any payment or distribution on the convertible debentures, whether in cash, securities or other property (other than our securities or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in the subordination provisions with respect to the convertible debentures, to the payment of all senior indebtedness at the time outstanding, and to any securities issued in respect thereof under any such plan of reorganization or readjustment), which would otherwise (but for the subordination provisions) be payable in respect of the convertible debentures shall be paid directly to the holders of senior indebtedness until all senior indebtedness (including any interest thereon accruing after the commencement of any such proceedings) shall have been paid in full.

    If such a proceeding occurs, only after we pay the holders of senior indebtedness in full, will we pay the holders of convertible debentures and holders of obligations that rank equally with the convertible debentures from our remaining assets, if any. However, we will pay holders of convertible debentures and other indebtedness that ranks equally with it in full before we pay holders of our capital stock or our obligations that are junior to the convertible debentures. In the event of any such proceeding, after payment in full of all sums owing with respect to senior indebtedness the holders of convertible debentures, together with the holders of any of our obligations ranking on a parity with the convertible debentures, shall be entitled to be paid from our remaining assets the amounts at the time due and owing on account of unpaid principal of and premium, if any, and interest, if any, on the convertible debentures and such other obligations before any payment or other distribution, whether in cash, property or otherwise, shall be made on account of any of our capital stock or obligations ranking junior to the convertible debentures and such other obligations.

    If the Debt Trustee or any holder of convertible debentures receives any payment on the convertible debentures (other than our securities or those of another corporation provided for by a plan of reorganization or readjustment the payment of which is as subordinated as the convertible debentures to the payment of all senior indebtedness and to any securities issued in respect thereof under any such plan of reorganization or readjustment) in violation of the subordination terms and before all the senior indebtedness shall have been paid in full, or provision made for such payment, the Debt Trustee or the holder will receive such payment in trust for the benefit of, and must deliver, such payment to the holders of the senior indebtedness in accordance with the priorities then existing among such holders to the extent necessary to pay all such senior indebtedness in full after giving effect to any concurrent payment or distribution to or for the benefit of the holders of such senior indebtedness.

Because of such subordination, if we become insolvent, holders of senior indebtedness may receive more, ratably than holders of the convertible debentures. Such subordination will not prevent the occurrence of any Event of Default in respect of the convertible debentures.

CERTAIN COVENANTS

    In the indenture, we covenanted that, so long as any convertible debentures are outstanding, if

    - there shall have occurred and be continuing any Indenture Event of Default or any event that, with the giving of notice or lapse of time or both, would constitute an Indenture Event of Default,

    - we shall be in default with respect to our payment or other obligations under the Guarantee or the Common Securities Guarantee, or

    - we shall have given notice of our election to defer interest payments on the convertible debentures by extending the interest payment period and such period, or any extension thereof, shall be continuing;


then we (a) shall not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of our capital stock or (b) shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by us that generally rank the same as or junior in interest to the convertible debentures or make any guarantee payments with respect to any guarantee by us of the debt securities of any of our subsidiaries if such guarantee generally ranks the same as or junior in interest to the convertible debentures, other than (1) as a result of a reclassification of our capital stock or the exchange or conversion of one class or series of its capital stock for another class or series of our capital stock, (2) the purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged for our capital stock, (3) dividends or distributions in our common stock, (4) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (5) payments under the Guarantee and Common Securities Guarantee, (6) purchases of our common stock related to the issuance of our common stock or rights under any of our benefit plans for our directors, officers or employees and (7) obligations under any dividend reinvestment and stock purchase plan.


    We have covenanted to

    - directly or indirectly maintain 100% ownership of the trust's common securities; PROVIDED, HOWEVER, that any permitted successor of ours under the indenture may succeed to our ownership of such common securities,

    - to use our reasonable efforts to cause the trust (x) to remain a statutory business trust, except in connection with the distribution of convertible debentures to the holders of trust securities in liquidation of the trust, the redemption of all the trust securities of the trust, or certain mergers, consolidations or amalgamations, each as permitted by the Declaration, and (y) to continue to be classified as a grantor trust for United States federal income tax purposes, and

    - to use our reasonable efforts to cause each holder of trust securities to be treated as owning an undivided beneficial interest in the convertible debentures.

    The indenture provides that we will not merge or consolidate with or into any other person or entity or sell, transfer, lease or otherwise convey all or substantially all of our assets on a consolidated basis to any person unless
(a)(i) we are the surviving corporation in any such merger or (ii) if we are not the survivor, the successor is a corporation organized and existing under the laws of the United

States of America, any state thereof or the District of Columbia and expressly assumes the due and punctual payment of the principal of, premium, if any, and interest (including Additional Sums and Compound Interest) on all convertible debentures issued thereunder and the performance of every other covenant, agreement and condition in the indenture and the registration rights agreement on its part, (b) immediately thereafter no Indenture Event of Default and no event which, after notice or lapse of time or both, would become an Indenture Event of Default shall have occurred and be continuing, and (c) we have delivered to the Debt Trustee the officers' certificate and opinion of counsel required by the indenture. Upon any such consolidation, merger, sale, transfer, lease or conveyance, the successor corporation shall succeed to and be substituted for us under the indenture and thereafter (except in the case of a lease) the predecessor corporation shall be relieved of all obligations and covenants under the indenture, the convertible debentures and the registration rights agreement and may be liquidated and dissolved.

REDEMPTION AT THE OPTION OF VIATEL

    We have the right to redeem the convertible debentures, in whole or in part, from time to time, on or after April 18, 2003, upon not less than 30 nor more than 60 days notice, at the following prices (expressed as percentages of the principal amount of the convertible debentures), together with accrued and unpaid interest (including Additional Sums, if any, and, to the extent permitted by applicable law, Compound Interest, if any), to but excluding the redemption date, if redeemed during the 12-month period beginning April 18 of the applicable year set forth below:

YEAR                                                          REDEMPTION PRICE
----                                                          ----------------
2003  ......................................................       105.43%
2004  ......................................................       104.65
2005  ......................................................       103.88
2006  ......................................................       103.10
2007  ......................................................       102.33
2008  ......................................................       101.55
2009  ......................................................       100.78

and 100.0% if redeemed on or after April 18, 2010.

    We may not redeem fewer than all of the outstanding convertible debentures unless all accrued and unpaid interest has been paid on all convertible debentures for all quarterly interest payment periods terminating on or prior to the date of redemption. If convertible debentures are redeemed on any interest payment date, accrued and unpaid interest shall be payable to holders of record on the relevant record date.

    We shall also have the right to redeem the convertible debentures, in whole or in part, for cash within 90 days following the occurrence of a Tax Event as described under "Description of the Convertible Preferred Securities--Special Event Distribution; Tax Event Redemption" at 100% of the principal amount thereof, together with accrued and unpaid interest (including Additional Sums, if any, and, to the extent permitted by applicable law, Compound Interest, if any) to the redemption date.

    Any redemption of convertible debentures shall be made on not less than 30 nor more than 60 days notice to holders of the convertible debentures. If fewer than all of the outstanding convertible debentures are to be redeemed, the convertible debentures will be redeemed PRO RATA. So long as the corresponding trust securities are outstanding, the proceeds from the redemption of the convertible debentures will be used to redeem the trust securities.

CONVERSION OF THE CONVERTIBLE DEBENTURES


    The convertible debentures are convertible into our common stock at the option of the holders of the convertible debentures prior to the close of business on the business day prior to the maturity date of the convertible debentures (or, in the case of convertible debentures called for redemption, the close of business on the business day prior to the redemption date) at an initial conversion rate of 1.048 shares of our common stock for each $50 in principal amount of convertible debentures (equivalent to a conversion price of $47.71 per share of our common stock), subject to adjustment and reset as described under "Description of the Convertible Preferred Securities--Conversion Rights." The trust has agreed not to convert convertible debentures held by it except pursuant to a notice of conversion delivered to the Conversion Agent by a holder of convertible preferred securities. Upon surrender of a convertible preferred security to the Conversion Agent for conversion, the trust will distribute $50 principal amount of convertible debentures for each $50 in liquidation amount of convertible preferred securities surrendered to the Conversion Agent on behalf of the holder of the convertible preferred securities so converted, whereupon the Conversion Agent will convert such convertible debentures into our common stock on behalf of such holder. Our delivery to the holders of the convertible debentures (through the Conversion Agent) of the fixed number of shares of our common stock into which the convertible debentures are convertible (together with the cash payment, if any, in lieu of fractional shares) will be deemed to satisfy our obligation to pay the principal amount of the convertible debentures so converted, and the accrued and unpaid interest including Compound Interest thereon attributable to the period from the last date to which interest has been paid or duly provided for; PROVIDED, HOWEVER, that if any convertible debenture is converted after the close of business on a record date and prior to the subsequent interest payment date for payment of interest, the interest payable on the related interest payment date with respect to such convertible debenture shall be paid on such interest payment date to the person who was the registered holder thereof on such record date, despite such conversion, unless such convertible debenture has been called for redemption on a redemption date falling between such record date and the corresponding interest payment date, in which case the amount of such payment shall include interest accrued to, but excluding, such redemption date and such payment shall be made to the converting holder.


INDENTURE EVENTS OF DEFAULT

    The indenture provides that any one or more of the following described events, which has occurred and is continuing, constitutes an "Indenture Event of Default" with respect to the convertible debentures:


    - failure for 30 days to pay interest on the convertible debentures, including any Additional Sums, Compound Interest and liquidated damages amount in respect thereof, when due; PROVIDED that a valid extension of an interest payment period will not constitute a default in the payment of interest (including any Additional Sums, Compound Interest or liquidated damages amount) for this purpose,


    - failure to pay principal of or premium, if any, on the convertible debentures when due whether at maturity, upon redemption, by declaration or otherwise,

    - our failure to deliver shares of our common stock upon an election by a holder of convertible preferred securities or convertible debentures to convert such convertible preferred securities or convertible debentures, as the case may be,

    - our failure to observe or perform any other covenant or warranty contained in the convertible debentures or in the indenture for 30 days after notice to us by the Debt Trustee or by the holders of at least 25% in aggregate outstanding principal amount of the convertible debentures,

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
    - the dissolution, winding up or termination of the trust, except in connection with the distribution of convertible debentures to the holders of convertible preferred securities in liquidation of the trust upon the occurrence of a Special Event or upon the occurrence of events as described under "Description of the Convertible Preferred Securities--Liquidation of Trust and Distribution of Convertible Debentures to Holders," upon the redemption of all outstanding common securities and convertible preferred securities of the trust, upon the conversion of all outstanding convertible preferred securities into our common stock or in connection with certain mergers, consolidations or amalgamations permitted by the Declaration, or

    - certain events of bankruptcy, insolvency or reorganization of us which are voluntary or, if involuntary, continue for a period of 90 days.


    If any Indenture Event of Default shall occur and be continuing, the Institutional Trustee or the holders of not less than 25% in aggregate principal amount of the convertible debentures then outstanding may declare the principal of and the accrued and unpaid interest on the convertible debentures (including Additional Sums, if any, and, to the extent permitted by applicable law, Compound Interest, if any) and any other amounts payable under the indenture to be forthwith due and payable and to enforce its other rights as a creditor with respect to the convertible debentures; PROVIDED, HOWEVER, that after such acceleration, but before a judgment or decree based on such acceleration is obtained, the holders of a majority in aggregate principal amount of the convertible debentures then outstanding may, under certain circumstances, rescind and annul such acceleration if all Indenture Events of Default, other than the nonpayment of accelerated principal and interest, have been cured or waived as provided in the indenture. An Indenture Event of Default also constitutes a Declaration Event of Default. The holders of convertible preferred securities in certain circumstances have the right to direct the Institutional Trustee to exercise its rights as the holder of the convertible debentures. See "Description of the Convertible Preferred Securities--Declaration Events of Default" and "Description of the Convertible Preferred Securities--Voting Rights." Notwithstanding the foregoing, if an Indenture Event of Default has occurred and is continuing and such event is attributable to our failure to pay interest or principal on the convertible debentures on the date such interest or principal is otherwise payable (or in the case of redemption, the redemption date), then a holder of convertible preferred securities may institute a direct action for payment on or after the respective due dates specified in the convertible debentures. Notwithstanding any payments made to such holder of convertible preferred securities by us in connection with a direct action, we shall remain obligated to pay the principal of and interest on the convertible debentures held by the trust or the Institutional Trustee of the trust, and it shall be subrogated to the rights of the holder of such convertible preferred securities with respect to payments on the convertible preferred securities to the extent of any payments made by us to such holder in any direct action. The holders of convertible preferred securities will not be able to exercise directly any other remedy available to the holders of the convertible debentures.


    The indenture contains provisions permitting the holders of a majority in aggregate principal amount of the convertible debentures then outstanding, on behalf of all of the holders of the convertible debentures, to waive any past default in the performance of any of the covenants contained in the indenture, except a default in the payment of the principal of or premium, if any, or interest on any of the convertible debentures and certain other defaults; PROVIDED, HOWEVER, that if the convertible debentures are held by the trust or the Institutional Trustee of the trust, such waiver shall not be effective until the holders of a majority in aggregate liquidation amount of trust securities shall have consented to such waiver; PROVIDED, FURTHER, that if the consent of the holder of each outstanding convertible debenture affected is required, such waiver shall not be effective until each holder of the trust securities shall have consented to such waiver.

    A default under any of our other indebtedness would not constitute an Indenture Event of Default.

    Subject to the provisions of the indenture relating to the duties of the Debt Trustee in case an Indenture Event of Default shall occur and be continuing, the Debt Trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any holders of convertible debentures, unless such holders shall have offered to the Debt Trustee reasonable indemnity. Subject to such provisions for the indemnification of the Debt Trustee, the holders of a majority in aggregate principal amount of the convertible debentures then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debt Trustee, or exercising any trust or power conferred on the Debt Trustee.

    No holder of any convertible debenture has any right to institute any proceeding with respect to the indenture or for any remedy thereunder, unless:

    - such holder shall have previously given to the Debt Trustee written notice of a continuing Indenture Event of Default,

    - if the trust is not the sole holder of convertible debentures, the holders of at least 25% in aggregate principal amount of the convertible debentures then outstanding shall have made written request to the Debt Trustee to institute proceedings,


    - such holder has offered reasonable indemnity to the Debt Trustee to institute such proceeding,


    - the Debt Trustee shall have failed to institute such proceeding within 60 days of such notice, request and offer of indemnity, and

    - the Debt Trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding convertible debentures a direction inconsistent with such request.

However, such limitations do not apply to a suit instituted by a holder of a convertible debenture for enforcement of payment of the principal or interest on such convertible debenture on or after the respective due dates expressed in such convertible debenture.

    We are required to file annually with the Debt Trustee and the Institutional Trustee a certificate as to whether or not we are in compliance with all the conditions and covenants under the indenture.

BOOK-ENTRY AND SETTLEMENT


    If distributed to holders of convertible preferred securities in connection with the involuntary or voluntary dissolution, winding-up or liquidation of the trust, the convertible debentures will be issued in the same form as the convertible preferred securities that such convertible debentures replace. Except under the limited circumstances described below, convertible debentures represented by a global security, a Global Debenture, will not be exchangeable for, and will not otherwise be issuable as, convertible debentures in definitive form. The Global Debenture may not be transferred as a whole except by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or to successor depositary or its nominee.


    Except as provided below, owners of beneficial interests in a Global Debenture will not be entitled to receive physical delivery of convertible debentures in definitive form and will not be considered the holders (as defined in the indenture) thereof for any purpose under the indenture, and no Global Debenture representing convertible debentures shall be exchangeable, except for another global debenture of like denomination and tenor to be registered in the name of DTC or its nominee or a successor depositary or its nominee. Accordingly, each beneficial owner must rely on the procedures of DTC or if such person is not a participant of DTC, on the procedures of the participant through which such person owns its interest to exercise any rights of a holder under the indenture.

THE DEPOSITARY

    If convertible debentures are distributed to holders of convertible preferred securities in liquidation of such holders' interests in the trust and a global debenture is issued, DTC will act as securities depositary for the Global Debenture. For a description of DTC and the specific terms of the depositary arrangements, see "Description of the Convertible Preferred Securities--Form, Denomination and Registration--Global Convertible Preferred Securities; Book-Entry Form." As of the date of this prospectus, the description therein of DTC's book-entry system and DTC's practices as they relate to purchases, transfers, notices and payments with respect to the convertible preferred securities apply in all material respects to any debt obligations represented by one or more global securities held by DTC. We may appoint a successor to DTC or any successor depositary in the event DTC or such successor depositary is unable or unwilling to continue as a depositary for such Global Debenture.


    None of us, the trust, the Debt Trustee, any paying agent and any other agent of ours or the Debt Trustee have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Debenture or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.


DISCONTINUANCE OF THE DEPOSITARY'S SERVICES

    DTC may discontinue providing its services as securities depositary with respect to the Global Debenture at any time by giving notice to us. If

    - DTC notifies us that it is unwilling or unable to continue as a depositary for the Global Debenture or if at any time DTC ceases to be a clearing agency registered as such under the Securities Exchange Act when DTC is required to be so registered to act as such depositary and no successor depositary shall have been appointed within 90 days of such notification or of us becoming aware of DTC's ceasing to be so registered, as the case may be,

    - we, in our sole discretion, determine that the Global Debenture shall be exchanged for certificated convertible debentures or

    - there shall have occurred and be continuing an event of default pursuant to the indenture,

certificates for the convertible debentures will be printed and delivered in exchange for interests in the Global Debentures. Any Global Debenture that is exchangeable pursuant to the preceding sentence shall be exchangeable for convertible debentures registered in such names as DTC shall direct. It is expected that such instructions will be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in such Global Debenture.

MODIFICATIONS AND AMENDMENTS OF THE INDENTURE

    The indenture contains provisions permitting us and the Debt Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding convertible debentures (voting as one class), to modify the indenture or the rights of the holders of convertible debentures; PROVIDED, HOWEVER, that no such modification may, without the consent of the holder of each outstanding convertible debenture affected thereby:

    - extend the stated maturity of the convertible debentures,

    - reduce the principal amount thereof or any premium thereon, or reduce the rate or extend the time for payment of interest thereon, or reduce any amount payable upon the redemption thereof,

    - make the principal thereof or interest thereon payable in any coin or currency other than that provided in the convertible debentures or in accordance with the terms thereof,


    - impair or adversely affect the right of any holder of convertible debentures to institute suit for payment thereof,


    - adversely affect the right to convert convertible debentures or the subordination provisions of the indenture, or


    - reduce the percentage in aggregate principal amount of outstanding convertible debentures, the holders of which are required to consent to any such supplemental indenture.

    In addition, we and the Debt Trustee may execute, without the consent of any holder of convertible debentures, any supplemental indenture to cure any ambiguities, defects or inconsistencies, comply with the Trust Indenture Act and for certain other customary purposes.

INFORMATION CONCERNING THE DEBT TRUSTEE

    The Debt Trustee, prior to default, undertakes to perform only such duties as are specifically set forth in the indenture and, after default, shall exercise the same degree of care as a prudent person would exercise in the conduct of his or her own affairs. Subject to such provision, the Debt Trustee is under no obligation to exercise any of the powers vested in it by the indenture at the request of any holder of convertible debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Debt Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debt Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

    The indenture also contains limitations on the right of the Debt Trustee, as a creditor of Viatel, to obtain payment of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. In addition, the Debt Trustee may be deemed to have a conflicting interest and may be required to resign as Debt Trustee if at the time of a default under the indenture it is a creditor of Viatel. Viatel may from time to time maintain deposit accounts and conduct its banking transactions with the Debt Trustee in the ordinary course of business.

GOVERNING LAW

    The indenture and the convertible debentures are governed by, and construed in accordance with, the internal laws of the State of New York.

MISCELLANEOUS

    The indenture provides that we are to pay all fees and expenses related to

    - the original offering of the trust securities and the convertible debentures,

    - the organization, maintenance and dissolution of the trust,

    - the retention of the VTF Trustees,

    - any indemnification obligations arising in respect of the Declaration,

    - any and all taxes (other than U.S. withholding taxes attributable to the trust or its assets) and all liabilities, costs and expenses with respect to such taxes of the trust, and

    - the enforcement by the Institutional Trustee of the rights of the holders of the convertible preferred securities.

    We will have the right at all times to assign any of our respective rights or obligations under the indenture to one of our direct or indirect wholly-owned subsidiaries; PROVIDED that, in the event of any such assignment, we will remain liable for all of our obligations under the indenture. Subject to the foregoing, the indenture will be binding upon and inure to the benefit of the parties thereto and their respective successors and assigns. The indenture provides that it may not otherwise be assigned by the parties thereto.

                        EFFECT OF OBLIGATIONS UNDER THE
                    CONVERTIBLE DEBENTURES AND THE GUARANTEE

    As set forth in the Declaration, the sole purpose of the trust is to issue the trust securities evidencing undivided beneficial interests in the assets of the trust, and to invest the proceeds from such issuance and sale in the convertible debentures.

    As long as payments of interest and other payments are made when due on the convertible debentures, such payments will be sufficient to cover distributions and payments due on the trust securities because of the following factors:

    - the aggregate principal amount of convertible debentures will be equal to the sum of the aggregate stated liquidation amount of the trust securities,

    - the interest rate and the interest and other payment dates on the convertible debentures will match the distribution rate and distribution and other payment dates for the convertible preferred securities,

    - we shall pay all, and the trust shall not be obligated to pay, directly or indirectly, any costs, expenses, debt and obligations of the trust (other than with respect to the trust securities), and

    - the Declaration further provides that the VTF Trustees shall not take or cause or permit the trust to, among other things, engage in any activity that is not consistent with the purposes of the trust.

    Payments of distributions (to the extent funds therefor are available) and other payments due on the convertible preferred securities (to the extent funds therefor are available) are guaranteed by us as and to the extent set forth under "Description of the Guarantee" herein. If we do not make interest payments on the convertible debentures purchased by the trust, it is expected that the trust will not have sufficient funds to pay distributions on the convertible preferred securities. The Guarantee is a full guarantee on a subordinated basis with respect to the convertible preferred securities issued by the trust from the time of its issuance but does not apply to any payment of distributions unless and until the trust has sufficient funds for the payment of such distributions. The Guarantee covers the payment of distributions and other payments on the convertible preferred securities only if and to the extent that we have made a payment of interest or principal on the convertible debentures held by the trust as its sole asset. See "Risk Factors--Our Obligations Under the Guarantee and Convertible Debentures are Subordinated and Junior in Right of Payment to Our Senior Debt." The Guarantee, when taken together with our obligations under the convertible debentures, the indenture and the Declaration, including our obligations to pay costs, expenses, debts and liabilities of the trust (other than with respect to the trust securities), provides a full and unconditional guarantee of amounts on the convertible preferred securities.

    If we fail to make interest or other payments on the convertible debentures when due (taking account of any extension period), the Declaration provides a mechanism whereby a holder of the convertible preferred securities, using the procedures described in "Description of the Convertible Preferred Securities--Voting Rights," may direct the Institutional Trustee to enforce its rights under the convertible debentures. If the Institutional Trustee fails to enforce its rights under the convertible debentures to the fullest extent permitted by applicable law, any holder of convertible preferred securities may directly institute a legal proceeding against us to enforce the Institutional Trustee's rights under the convertible debentures without first instituting legal proceedings against the Institutional Trustee or any other person or entity. Notwithstanding the foregoing, if an event of default has occurred under the Declaration and is continuing and such event is attributable to our failure to pay interest or principal on the convertible debentures on the date such interest or principal is otherwise payable (or in the case of redemption on a redemption date), a holder of convertible preferred securities may institute a direct action for payment on or after the respective due dates specified in the convertible debentures. In connection with such direct action, we will be subrogated to the rights of such holder of convertible preferred securities under the Declaration to the extent of any payment made by us to such holder of convertible preferred securities in such direct action. Under the Guarantee, we acknowledge that the Guarantee Trustee shall enforce the Guarantee on behalf of holders of the convertible preferred securities. If we fail to make payments under the Guarantee, the Guarantee provides a mechanism whereby the holders of the convertible preferred securities may direct the Guarantee Trustee to enforce its rights thereunder. Any holder of convertible preferred securities may institute a legal proceeding directly against us to enforce such holder's right to receive payment under the Guarantee without first instituting a legal proceeding against the trust, the Guarantee Trustee or any other person or entity.

                          DESCRIPTION OF CAPITAL STOCK

GENERAL

    The following description of our capital stock is based upon our certificate of incorporation, the certificates of designation relating to our Series A preferred stock, Series B preferred stock and Series C preferred stock, our by-laws and applicable provisions of law. The following description is qualified in its entirety by references to such certificate of incorporation, certificates of designation and by-laws, which have been filed by us with the SEC.

    Certain provisions of our certificate of incorporation, certificates of designation and by-laws summarized in the following paragraphs may be deemed to have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in its best interests, including those attempts that might result in a premium over the market price for shares held.

AUTHORIZED AND OUTSTANDING CAPITAL STOCK


    Our authorized capital stock currently consists of 150 million shares of common stock and 2 million shares of preferred stock. Of the 150 million authorized shares of our common stock, 50,510,651 were issued and outstanding at August 30, 2000. Of the two million shares of preferred stock authorized, 1,000 shares are designated as Series A junior participating preferred stock, 325,000 shares are designated as Series B-1 preferred stock, 325,000 shares are designated as Series B-2 preferred stock and 162,500 shares are designated as Series C preferred stock. Of the designated shares of preferred stock, 162,500 shares of Series B-1 preferred stock and 162,500 shares of B-2 preferred stock are currently issued and outstanding.


COMMON STOCK

    The holders of our common stock are entitled to one vote per share on all matters on which the holders of common stock are entitled to vote and do not have any cumulative voting rights. This means that the holders of more than 50.0% of our common stock voting for the election of directors can elect all of the directors to be elected by the common stockholders if they choose to do so; if this event occurs, the holders of the remaining shares of our common stock will not be able to elect any person to our board of directors. Subject to the rights of the holders of shares of our preferred stock, holders of our common stock are entitled to receive ratably such dividends as may be from time to time declared by our board of directors out of funds legally available for this purpose. Holders of our common stock are not entitled to any preemptive, conversion, redemption, subscription or similar rights. In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, holders of our common stock are entitled to share proportionately in any assets which remain after we have paid all of our debts and other liabilities and reserved any amounts due to holders of our outstanding preferred stock.

PREFERRED STOCK

    Under our certificate of incorporation, the board of directors has the authority to create one or more series of preferred stock and to fix or alter the specific rights of each series including:

    - dividend rights,

    - dividend rates,

    - conversion rights,

    - voting rights,

    - terms of redemption,

    - redemption prices,

    - liquidation preferences, and

    - the number of shares of each series.

    The authorized shares of preferred stock, as well as authorized but unissued shares of common stock, are available for issuance without further action by our stockholders, except to the extent stockholder action is required by applicable law or by the rules of a stock exchange or quotation system on which any series of our stock may then be listed or quoted, or as required by our certificate of incorporation or by-laws.


    Our Series B-1 preferred stock, Series B-2 preferred stock and Series C preferred stock have the following terms:


SERIES B-1 PREFERRED STOCK

    RANK. The shares of Series B-1 preferred stock rank, with respect to dividend rights and rights on liquidation, winding up and dissolution:

    - senior to all shares of our common stock (whether issued in one or more classes), the Series A junior participating preferred stock, and to each other class of our capital stock or series of preferred stock, the terms of which do not expressly provide that it ranks senior to or on a parity with the shares of the Series B-1 preferred stock as to dividend rights and rights on our liquidation, winding-up and dissolution,

    - on a parity with additional shares of Series B-1 preferred stock issued by us and each other class of our capital stock or of our series of preferred stock, the terms of which expressly provide that such class or series will rank on a parity with the shares of Series B-1 preferred stock as to dividend rights and rights on our liquidation, winding-up and dissolution, if we, in issuing the shares, comply with applicable provisions in the certificate of designation, and

    - junior to each class of our capital stock or series of preferred stock, the terms of which expressly provide that such class or series will rank senior to the shares of Series B-1 preferred stock as to dividend rights and rights upon liquidation, winding-up and dissolution, if we, in issuing the shares, comply with applicable provisions in the certificate of designation.

    DIVIDENDS. The holders of shares of Series B-1 preferred stock are entitled to receive with respect to each share of Series B-1 preferred stock, out of funds legally available for the payment of dividends, dividends at a rate per annum of 7.50% of the then-effective liquidation preference. Such dividends are cumulative from their date of issuance and are payable quarterly in arrears. We are required to make any dividend payments with respect to any period after May 31, 2005 in cash. Any dividends not paid in cash on a current basis on the applicable dividend payment date with respect to all periods after May 31, 2005, and all dividends with respect to the periods prior to May 31, 2005, shall not be paid in cash but, rather, shall constitute accumulated dividends. Accumulated dividends shall be added to the liquidation preference. Dividends may not be paid by delivery of shares of Series B-1 preferred stock.

    CONVERSION. The holders of shares of Series B-1 preferred stock have the right, generally, at any time, to convert any or all of their shares of Series B-1 preferred stock into a number of fully paid and nonassessable shares of our common stock and with respect to certain holders into Series B-2 preferred stock (calculated as to each conversion to the nearest 1/100 of a share) equal to the then effective liquidation preference thereof plus accrued and unpaid dividends to the date of conversion divided by the conversion price in effect at the time of conversion divided by 100. The initial conversion price is $46.25 per share.

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
    REDEMPTION. The shares of Series B-1 preferred stock may be redeemed at any time commencing on or after March 9, 2005 (or earlier, if a change of control (as defined in the certificate of designation) shall have occurred, but only as to shares of Series B-1 preferred stock with respect to which a remarketing option has been elected), in whole or from time to time in part, at our election, at a redemption price payable in cash equal to 100% (or, under certain conditions described below relating to a change of control, 100%) of the then effective liquidation preference plus accrued and unpaid dividends from the last dividend payment date to the date fixed for redemption. Shares of Series B-1 preferred stock (if not earlier redeemed or converted) are mandatorily redeemed by us on February 28, 2015, at a redemption price per share in cash equal to the then effective liquidation preference, plus accrued and unpaid dividends thereon from the last dividend payment date to the date of mandatory redemption.

    CHANGE OF CONTROL. Upon occurrence of a change of control, the holders of Series B-1 preferred stock shall have the right to:

    - continue to hold their shares or securities issued in respect of their shares of Series B-1 preferred stock in connection with such change of control and in compliance with the terms of the certificate of designation,

    - convert their shares of Series B-1 preferred stock (including shares received as a special payment (defined below)) and, if the change of control occurs prior to February 28, 2015, receive the special payment on such shares or

    - elect to have their shares of Series B-1 preferred stock remarketed as described below.


    If the conversion option described above is selected with respect to a share of Series B-1 preferred stock, the holder of such share shall be deemed to have elected to convert such share in accordance with the provisions of the certificate of designation and, if the change of control occurs prior to February 28, 2015, we shall issue, and the holder shall be entitled to receive, in respect of such share selected for the conversion option, a number of shares of Series B-1 preferred stock determined pursuant to a formula set forth in the certificate of designation, referred to as the special payment. Any shares of Series B-1 preferred stock received as a special payment may then be converted by the holder thereof as provided in the certificate of designation.


    If the remarketing option described above is selected with respect to a share of Series B-1 preferred stock, such holder shall be deemed to have elected to waive such holder's right to receive the special payment with respect to such change of control and we shall thereafter have the option to either (a) have such share redeemed in accordance with the provisions for optional redemption contained in the certificate of designation, except that the redemption price shall be 100% of the liquidation preference of such share plus accrued and unpaid dividends from the last dividend payment date to the redemption date, or
(b) remarket such share for the account of such holder and, if the net proceeds to such holder of such remarketing are less than an amount in cash equal to 100% of the liquidation preference of such share plus accrued and unpaid dividends thereon from the last dividend payment date to the date payment is received by such holder in respect of such share, we shall issue to, and sell for the account of, such holder a sufficient number of shares of common stock to make up such shortfall. If we do not, within 180 days after the date of our giving written notice of our election of (a) or (b) above, settle the claim with the holder pursuant to (a) or (b) above, then the holder shall have the option, for a period of 10 business days, of electing the conversion option described above.

    VOTING RIGHTS. The holders of the shares of Series B-1 preferred stock shall not be entitled to any voting rights except as set forth below or as otherwise provided by law. The holders of Series B-1 preferred stock are entitled to vote on all matters that the holders of our common stock are entitled to vote upon. In addition, the approval of the holders of at least a majority of the then outstanding shares of Series B-1 preferred stock, voting or consenting, as one class, will be required for us to:

    - amend our certificate of incorporation, the certificate of designation of the Series B-1 preferred stock or our by-laws so as to (i) affect adversely the rights, preferences, privileges or voting rights of holders of the Series B preferred stock, or (ii) increase or decrease the number of shares of Series B preferred stock;

    - consolidate with or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to, any person or adopt a plan of liquidation, except as otherwise provided in the certificate of designation;

    - enter into, or permit any of its subsidiaries to enter into, an agreement that would impose material restrictions on our ability to honor the exercise of any right of holders of Series B preferred stock;


    - authorize or create, modify the terms of, or increase or decrease the authorized amount of any senior shares or parity shares;


    - issue any shares of Series B preferred stock other than (i) pursuant to the terms of the purchase agreement under which the shares were issued or
      (ii) shares of the Series B-1 preferred stock upon conversion of the Series B-2 preferred stock and vice versa; or

    - after March 9, 2005, commence or effect any tender or exchange offer made by us or any of our subsidiaries for all or any portion of our common stock.

SERIES B-2 PREFERRED STOCK

    RANK. The shares of Series B-2 preferred stock rank, with respect to dividend rights and rights on liquidation, winding up and dissolution:

    - senior to all shares of our common stock (whether issued in one or more classes), the Series A junior participating preferred stock, and to each other class of our capital stock or series of preferred stock, the terms of which do not expressly provide that it ranks senior to or on a parity with the shares of the Series B-2 preferred stock as to dividend rights and rights on liquidation, winding-up and dissolution of Viatel,

    - on a parity with additional shares of Series B-2 preferred stock issued by us and each other class of our capital stock or series of our preferred stock, the terms of which expressly provide that such class or series will rank on a parity with the shares of the Series B-2 preferred stock as to dividend rights and rights on our liquidation, winding-up and dissolution, if we, in issuing the shares, comply with applicable provisions in the certificate of designation, and

    - junior to each class of our capital stock or series of preferred stock, the terms of which expressly provide that such class or series will rank senior to the shares of Series B-2 preferred stock as to dividend rights and rights upon liquidation, winding-up and dissolution, if we, in issuing the shares, comply with applicable provisions in the certificate of designation.

    DIVIDENDS. The holders of the shares of Series B-2 preferred stock are entitled to receive with respect to each share of Series B-2 preferred stock, out of funds legally available for the payment of dividends, dividends at a rate per annum of 7.50% of the then-effective liquidation preference. Such dividends shall be cumulative from their date of issuance and are payable quarterly in arrears. We are required to make any dividend payments with respect to any period after May 31, 2005 in cash. Any dividends not paid in cash on a current basis on the applicable dividend payment date with respect to all periods after May 31, 2005, and all dividends with respect to the periods prior to May 31, 2005, shall not be paid in cash but, rather, shall constitute accumulated dividends. Accumulated dividends

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shall be added to the liquidation preference. Dividends may not be paid by delivery of shares of Series B-2 preferred stock.

    CONVERSION. The holders of shares of Series B-2 preferred stock have the right, generally, at any time, to convert any of or all their shares of Series B-2 preferred stock into a number of fully paid and nonassessable shares of Class C preferred stock (calculated as to each conversion to the nearest 1/10,000 of a share) equal to the then effective liquidation preference thereof plus accrued and unpaid dividends to the date of conversion divided by the conversion price in effect at the time of conversion divided by 100. The initial conversion price is $46.25 per share.

    REDEMPTION. The shares of Series B-2 preferred stock may be redeemed at any time commencing on or after March 9, 2005 (or earlier, if a change of control (as defined in the certificate of designation) shall have occurred, but only as to shares of Series B-2 preferred stock with respect to which a remarketing option has been elected), in whole or from time to time in part, at our election, at a redemption price payable in cash equal to 100% (or, under certain conditions described below relating to a change of control, 100%) of the then effective liquidation preference plus accrued and unpaid dividends from the last dividend payment date to the date fixed for redemption. Shares of Series B-2 preferred stock (if not earlier redeemed or converted) are mandatorily redeemed by us on February 28, 2015, at a redemption price per share in cash equal to the then effective liquidation preference, plus accrued and unpaid dividends thereon from the last dividend payment date to the date of mandatory redemption.

    CHANGE OF CONTROL. Upon occurrence of a change of control, the holders of Series B-2 preferred stock shall have the right to:

    - continue to hold their shares of preferred stock or securities issued in respect of Series B-2 preferred stock in connection with such change of control and in compliance with the terms of the certificate of designation,

    - convert their shares of Series B-2 preferred stock (including shares received as a special payment (defined below)) and, if the change of control occurs prior to February 28, 2015, receive the special payment on such shares or

    - elect to have their shares of Series B-2 preferred stock remarketed as described below.


    If the conversion option described above is selected with respect to a share of Series B-2 preferred stock, the holder of such share shall be deemed to have elected to convert such share in accordance with provisions of the certificate of designation and, if the change of control occurs prior to February 28, 2015, we shall issue, and the holder shall be entitled to receive, in respect of such share selected for the conversion option, the special payment. Any shares of Series B-2 preferred stock received as a special payment may then be converted by the holder thereof as provided in the certificate of designation.


    If the remarketing option described above is selected with respect to a share of Series B-2 preferred stock, such holder shall be deemed to have elected to waive such holder's right to receive the special payment with respect to such change of control and we shall thereafter have the option to either (a) have such share redeemed in accordance with the provisions for optional redemption contained in the certificate of designation, except that the redemption price shall be 100% of the liquidation preference of such share plus accrued and unpaid dividends from the last dividend payment date to the redemption date, or
(b) remarket such share for the account of such holder and, if the net proceeds to such holder of such remarketing are less than an amount in cash equal to 100% of the liquidation preference of such share plus accrued and unpaid dividends thereon from the last dividend payment date to the date payment is received by such holder in respect of such share, we shall issue to, and sell for, the account of such holder a sufficient number of shares of common stock or shares of

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Series C preferred stock, if necessary to make up such shortfall. If we do not, within 180 days after the date of our giving written notice of our election of
(a) or (b) above, settle the claim with the holder pursuant to (a) or
(b) above, then the holder shall have the option, for a period of 10 business days, of electing the conversion option described above.

    VOTING RIGHTS. The holders of the shares of Series B-2 preferred stock are not entitled to any voting rights except as set forth below or as otherwise provided by law. The approval of the holders of at least a majority of the then outstanding shares of Series B-2 preferred stock, voting or consenting, as one class, will be required to:

    - approve an amendment to our certificate of incorporation, the certificate of designation of the Series B-2 preferred stock or our by-laws so as to
      (i) affect adversely the rights, preferences, privileges or voting rights of holders of the Series B-2 preferred stock, or (ii) increase or decrease the number of shares of Series B preferred stock;

    - consolidate with or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to, any person or adopt a plan of liquidation, except as otherwise provided in the certificate of designation;

    - enter into, or permit any of its subsidiaries to enter into, an agreement that would impose material restrictions on our ability to honor the exercise of any right of holders of Series B preferred stock;


    - authorize or create, modify the terms of, or increase or decrease the authorized amount of any senior shares or party shares;


    - issue any shares of Series B preferred stock other than (i) pursuant to the terms of the purchase agreement under which the shares were issued or
      (ii) shares of the Series B-1 preferred stock upon conversion of the Series B-2 preferred stock and vice versa; or

    - after March 9, 2005, commence or effect any tender or exchange offer made by us or any of our subsidiaries for all or any portion of our common stock.

SERIES C CONVERTIBLE PREFERRED STOCK.

    RANK. In the event of our liquidation, dissolution or winding-up, whether voluntary or involuntary, the holders shall be entitled to receive, prior and in preference to any distribution of any of our assets to the holders of our common stock, (i) an amount equal to an amount such holders would receive if the holders converted in accordance with their terms, their shares of Series C preferred stock into common stock immediately prior to such liquidation, dissolution of winding up, plus $0.01 per share of Series C preferred stock.

    DIVIDENDS. Subject to certain provisions, whenever we shall either declare or pay any dividend on or make any distribution with respect to our common stock, the holders of Series C preferred stock shall be entitled to receive such dividends or distributions on a ratable, as-converted basis.

    CONVERSION. Subject to certain exceptions, holder's of shares of Series C preferred stock have the right to convert their shares of Series C preferred stock at any time into one hundred shares of our common stock.

    VOTING RIGHTS. The holders of the shares of Series C preferred stock are not entitled to any voting rights except as provided below or as otherwise provided by law. The approval of at least a majority of the then outstanding shares of Series C preferred stock and Series B-2 preferred stock (on an

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as-converted basis into Series C preferred stock), voting or consenting as one class, is required for us to:

    - amend our certification of incorporation, the certificate of designation for the Series C preferred stock or our by-laws so as to (i) affect adversely the rights, preferences, privileges or voting rights of holders of the shares of Series C preferred stock, or (ii) increase or decrease the number of authorized shares of Series C preferred stock;

    - enter into, or permit any of its subsidiaries to enter into, any agreement that would impose material restrictions on our ability to honor the exercise of any rights of the holders of Series C preferred stock; or

    - issue any shares of Series C preferred stock other than upon the conversion of shares of the Series B-2 preferred stock or exercise of certain warrants.

DESCRIPTION OF CERTAIN WARRANTS


    SERIES A-1 WARRANTS. We have issued Series A-1 warrants to purchase up to an aggregate of 376,558 shares of our common stock at an exercise price of $75 per share. The Series A-1 warrants may be exercised at any time prior to 5:00 p.m., New York City time, on March 9, 2005. Warrants that are not exercised by the expiration date will expire.


    Each Series A-1 warrant contains provisions adjusting the exercise price and the number of shares or other securities issuable upon exercise of a Series A-1 warrant under specified circumstances. No adjustment in the number of shares purchasable upon exercise of the Series A-1 warrants is required, however, for, among other things, certain public offerings or for certain grants, exercises of options or other rights pursuant to certain stock purchase, stock option and compensation plans. In addition, holders of the Series A-1 warrants have certain registration rights for the shares or other securities issuable upon exercise of the Series A-1 warrants. The holders of unexercised Series A-1 warrants are not entitled to vote or receive dividends or be considered a stockholder of ours for any purpose, and are not entitled to vote, give or withhold consent to any corporate action, to receive notice of any meeting of the stockholders, or to receive dividends or subscription rights or otherwise.


    SERIES A-2 WARRANTS We have issued Series A-2 warrants to purchase up to an aggregate of 3,766 shares of our Series C preferred stock at an exercise price of $7,500 per share. The Series A-2 warrants may be exercised at any time prior to 5:00 p.m., New York City time, on March 9, 2005. Warrants that are not exercised by the expiration date will expire.


    Each Series A-2 warrant contains provisions adjusting the exercise price and the number of shares or other securities issuable upon exercise of a Series A-2 warrant under specified circumstances. No adjustment in the number of shares purchasable upon exercise of the Series A-2 warrants is required, however, for, among other things, certain public offerings or certain grants, exercises of options or other rights pursuant to certain stock purchase, stock option and compensation plans. In addition, holders of the Series A-2 warrants have certain registration rights for the shares or other securities issuable upon exercise of the Series A-2 warrants. The holders of unexercised Series A-2 warrants are not entitled to vote or receive dividends or be considered a stockholder of ours for any purpose, and are not entitled to vote, give or withhold consent to any corporate action, to receive notice of meetings of stockholders, or to receive dividends or subscription rights or otherwise.


    SERIES B-1 WARRANTS. We have issued Series B-1 warrants, to purchase up to an aggregate of 376,558 shares of our common stock at an exercise price of $100 per share. The Series B-1 warrants may be exercised at any time prior to 5:00 p.m., New York City time, on September 9, 2007. Warrants that are not exercised by the expiration date will expire.


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    Each Series B-1 warrant contains provisions adjusting the exercise price and the number of shares or other securities issuable upon exercise of a Series B-1 warrant under specified circumstances. No adjustment in the number of shares purchasable upon exercise of the Series B-1 warrants is required, however, for, among other things, certain public offerings or for certain grants, exercises of options or other rights pursuant to certain stock purchase, stock options and compensation plans. In addition, holders of the Series B-1 warrants have certain registration rights for the shares or other securities issuable upon exercise of the Series B-1 warrants. The holders of unexercised Series B-1 warrants are not entitled to vote or receive dividends or be considered a stockholder of ours for any purpose, and are not entitled to vote, give or withhold consent to any corporate action, to receive notice of any meeting of the stockholders, or to a receive dividends or subscription rights or otherwise.


    SERIES B-2 WARRANTS. We have issued Series B-2 warrants, to purchase up to an aggregate of 3,766 shares of our Series C preferred stock at an exercise price of $10,000 per share. The Series B-2 warrants may be exercised at any time prior to 5:00 p.m., New York City time, on September 9, 2007. Warrants that are not exercised by this expiration date will expire.


    Each Series B-2 warrant contains provisions adjusting the exercise price and the number of shares or other securities issuable upon exercise of a Series B-2 warrant under specified circumstances. No adjustment in the number of shares purchasable upon exercise of the Series B-2 warrants is required, however, for, among other things, certain public offerings or for certain grants, exercises of options or other rights pursuant to certain stock purchase, stock option and compensation plans. In addition, holders of the Series B-2 warrants have certain registration rights for the shares or other securities issuable upon exercise of the Series B-2 warrants. The holders of unexercised Series B-2 warrants are not entitled to vote or receive dividends or be considered a stockholder of ours for any purpose, and are not entitled to vote, give or withhold consent to any corporate action, to receive notice of meetings of stockholders, to receive dividends or subscription rights or otherwise.

REGISTRATION RIGHTS

    In connection with our March 2000 offering of preferred stock, we entered into a registration rights agreement with certain affiliates of Hicks, Muse, Tate & Furst and Chase Equity Associates. The registration rights agreement provides that affiliates of Hicks, Muse, Tate & Furst and Chase Equity Associates may, subject to certain conditions, make up to two demand registrations for certain of their securities. The registration rights agreement also gives certain piggyback registration rights to such holders, and grants them certain rights to request a shelf registration. The registration rights agreement contains provisions governing the registration statement filing process. Among other things, it provides that we will bear certain expenses incurred in connection with our obligations under the agreement.

STOCKHOLDER AGREEMENTS

    In connection with our acquisition of Destia, we entered into the following stockholder agreements:

    - stockholder agreement, dated as of August 27 1999, among Alfred West, AT Econ Limited Partnership, AT Econ Limited Partnership No. 2, Viatel, Viatel Acquisition Corp. and Destia;

    - stockholder agreement, dated as of August 27, 1999, among Steven West, SS Econ Limited Partnership, SS Econ Limited Partnership No. 2, Viatel, Viatel Acquisition Corp. and Destia; and

    - stockholder agreement, dated as of August 27, 1999, among Gary Bondi, GS Econ Limited Partnership, Viatel, Viatel Acquisition Corp. and Destia.

    The following summary of the stockholder agreements is qualified by reference to the complete text of each stockholder agreement, a copy of which has been filed with the SEC.

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    LOCK-UP RESTRICTIONS.  After the merger and pursuant to the terms of each stockholder agreement, the foregoing Destia stockholders agreed, for a period of one year, not to sell, encumber or otherwise transfer its or his shares of our common stock, except for a limited number which has been excepted. However, certain transfers may be permitted if the person or entity receiving the shares of our common stock agrees to be bound by the restrictions set forth in the respective stockholder's agreement.

    REGISTRATION RIGHTS. Under the terms of the stockholder agreement with Alfred West, AT Econ Limited Partnership and AT Econ Limited Partnership No. 2, we have agreed to grant such stockholders the ability to request, on two occasions, the registration with the SEC of the resale of their shares of our common stock received in the merger. We have also agreed to grant these stockholders piggyback registration rights to the extent we decide to register any of our securities under the Securities Act.

DESCRIPTION OF RIGHTS PLAN

    On December 6, 1999, our board declared a dividend of one preferred share purchase right for each outstanding share of our common stock to stockholders of record on December 24, 1999. Each stock right entitles the registered holder to purchase from us one two-hundred-thousandth of a share of our Series A junior participating preferred stock at a price of $210 per one two-hundred-thousandth of a preferred share, subject to certain adjustments. The terms of the rights are contained in a Rights Agreement, as amended, between us and The Bank of New York, acting as rights agent, a copy of which has been filed with the SEC. The following summary outlines the material terms of the Rights Agreement and is qualified in its entirety by reference to the full text thereof.

    Until the earlier to occur of: (i) 10 days following a public announcement that a person or group of affiliated or associated persons has acquired beneficial ownership of 15% or more of our then outstanding common shares or a person or group that was the beneficial owner of 15% or more of our outstanding common shares as of December 24, 1999 has acquired additional outstanding common shares, other than pursuant to a stock dividend, distribution, split or subdivision made or authorized by us (with exceptions, an "Acquiring Person"); or (ii) 10 business days (or such later date as may be determined by action of our board of directors prior to such time as any person or group of affiliated persons becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of our then outstanding common shares (the earlier of such dates being called the "Distribution Date"), the rights will be evidenced by the stock certificates with respect to any of the shares of common stock outstanding as of December 24, 1999.

    The rights are not exercisable until the Distribution Date and will expire on December 5, 2009, unless the rights are earlier redeemed or exchanged by our board of directors.

    If any person or group of affiliated or associated persons becomes an Acquiring Person, each holder of a right, other than rights beneficially owned by the Acquiring Person (which will thereupon become void), will thereafter have the right to receive upon exercise of a right that number or common shares having a market value of two times the exercise price of the right.

    If after a person or group has become an Acquiring Person, we are acquired in a merger, consolidation or other transaction or 50% or more of our consolidated assets or earning power are sold, proper provisions will be made so that each holder of a right (other than rights beneficially owned by an Acquiring Person which will have become void) will thereafter have the right to receive upon the exercise of a right that number of shares of common stock of the person with whom we have engaged in such merger, consolidation or transaction (or its parent) that at the time of such transaction have a market value of two times the exercise price of the right.

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
    At any time after any person or group becomes an Acquiring Person and prior to the earlier of one of the events described in the previous paragraph or the acquisition by such Acquiring Person of 50% or more of the then outstanding common shares, our board of directors may exchange the rights (other than rights owned by such Acquiring Person which will have become void), in whole or in part, for common shares or preferred shares (or a series of our preferred stock having equivalent rights, preferences and privileges), at an average exchange ratio of one common share, or a fractional preferred share (or other preferred shares) equivalent in value thereto, per right.

    At any time prior to the time an Acquiring Person becomes such, our board of directors may redeem the rights in whole, but not in part, at a price of $.01 per right. The redemption of the rights may be made effective at such time, on such basis and with such conditions as our board of directors in its sole discretion may establish. Immediately upon any redemption of the rights, the right to exercise the rights will terminate and the only right of the holders of rights will be to receive the redemption price.

    Until a right is exercised or exchanged, the holder thereof, as such, will have no rights as a stockholder of ours, including, without limitation, the right to vote or to receive dividends.


    In general, the Rights Agreement may be amended by our board of directors
(i) prior to the Distribution Date in any manner, and (ii) on or after the Distribution Date in certain respects including (a) to shorten or lengthen any time period and (b) in a manner not adverse to the interests of rights holders. However, amendments extending the redemption period must be made while the rights are still redeemable.


    The rights have certain anti-takeover effects and will cause substantial dilution to a person or group that attempts to acquire us on terms not approved by our board of directors. The rights should not interfere with any merger or other business combination approved by our board of directors, since our board of directors may redeem the rights as provided above.


    The Rights Agreement was amended as of February 1, 2000 in connection with the sale of 325,000 shares of Series B-1 preferred stock and Series B-2 preferred stock and certain warrants to affiliates of Chase Capital Partners and affiliates of Hicks, Muse, Tate & Furst Incorporated. The amendment to the Rights Agreement exempted the shares, subject to certain conditions, purchased by each of the affiliates of Chase Capital Partners and Hicks, Muse, Tate & Furst for purposes of calculating whether such entity is an Acquiring Person. This amendment did not substantively alter any of the provisions of the Rights Agreement as discussed elsewhere in this section.


CERTIFICATE OF INCORPORATION AND BY-LAWS

    Our certificate of incorporation provides that no director shall be liable to us or our stockholders for monetary damages for breach of his or her fiduciary duty as a director, except for liability:

    - for any breach of the director's duty of loyalty to us or our stockholders,

    - for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

    - in respect of certain unlawful dividend payments or stock redemptions or repurchases, or

    - for any transaction from which the director derived an improper personal benefit.

    These provisions effectively eliminate our right and the right of our stockholders, through stockholders' derivative suits on our behalf, to recover monetary damages against a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior, except in the situations described above.

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    Our by-laws require that we indemnify any of our legal representatives, directors and officers and any person who is or was serving at our request as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, to the fullest extent authorized by the Delaware General Corporation Law.

    We currently have officers' and directors' liability insurance in the amount of $50.0 million for members of our board of directors and executive officers. We have entered into agreements to indemnify our directors and officers from and against any expenses incurred by them in connection with certain legal matters arising from their service to, or at request of, us. The indemnity agreements contain provisions designed to protect against the loss of the contemplated benefits in the event of a change in control.

    Our certificate of incorporation and by-laws include provisions which may delay, deter or prevent a future takeover or change in control of us unless the transaction is approved by our board of directors. These provisions may also render the removal of directors and management more difficult.

    Our certificate of incorporation divides our board of directors into three classes, as equal in number as possible, serving staggered, three-year terms. Our by-laws contain provisions which require that stockholders give us prior notice of their intent to either nominate a director or submit a proposal for consideration at an annual meeting. In general, we must receive notice no less than 120 days prior to the meeting. This notice must contain specified information regarding (1) the person to be nominated or the matter to be brought before the meeting and (2) the stockholder submitting the proposal.

DELAWARE ANTI-TAKEOVER LAW

    We are subject to the provisions of Section 203 of the Delaware General Corporation Law. The Delaware General Corporation Law generally prohibits a publicly-held company from engaging in a business combination with an interested stockholder for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the interested stockholder attained that status with the approval of the board or unless the business combination is approved in a prescribed manner. A business combination includes mergers, asset sales, and other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an interested stockholder is a person who, together with affiliates and associates, owns, or within three years did own, fifteen percent or more of a corporation's voting stock. This statute could prohibit or delay the accomplishment of mergers or other takeover or change in control attempts with respect to us and, accordingly, may discourage attempts to acquire us.

                                       65
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                     UNITED STATES FEDERAL INCOME TAXATION

GENERAL

    The following summary describes the material U.S. federal income tax consequences, as of the date hereof, of an investment in the convertible preferred securities. This summary is based on current provisions of the Internal Revenue Code of 1986, as amended, applicable regulations of the Department of the Treasury, judicial authority and current administrative rulings and pronouncements of the Internal Revenue Service. These authorities are all subject to change, possibly with retroactive effect. There can be no assurance that the Internal Revenue Service will not take views contrary to those summarized below. We have not sought and will not seek a ruling from the Internal Revenue Service.


    This summary does not purport to deal with all aspects of taxation that may be relevant to you in light of your personal investment or tax circumstances or if you are a certain type of investor subject to special treatment under the U.S. federal income tax laws (including individual retirement and other tax deferred accounts, insurance companies, financial institutions, broker-dealers, tax-exempt organizations, holders holding the convertible preferred securities as part of a hedge, straddle or conversion transaction or holders whose functional currency is not the U.S. dollar). In addition, except as otherwise discussed, this summary deals only with convertible preferred securities acquired at their initial issue price and held as capital assets within the meaning of Section 1221 of the Internal Revenue Code.


    For purpose of this discussion, you are a U.S. Holder for U.S. federal income tax purposes if you are:

    - an individual who is a citizen or resident of the United States,

    - a corporation or other entity taxable as a corporation created or organized under the laws of the United States or any political subdivision,

    - an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source, or

    - a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and (ii) one or more U.S. persons has the authority to control all substantial decisions of the trust.

If an entity treated as a partnership for U.S. federal income tax purposes purchases convertible preferred securities, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership.

    THE FOLLOWING DISCUSSION IS FOR GENERAL INFORMATION ONLY. THE TAX TREATMENT MAY VARY DEPENDING UPON YOUR PARTICULAR SITUATION. YOU SHOULD CONSULT YOUR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF THE CONVERTIBLE PREFERRED SECURITIES INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS.

CLASSIFICATION OF THE CONVERTIBLE DEBENTURES


    Kelley Drye & Warren LLP, tax counsel to us and the trust, has given an opinion generally that under current law and assuming full compliance with the terms of the indenture and certain other documents, the convertible debentures to be held by the trust should be classified as indebtedness. Subject to the discussion below, the convertible debentures are not expected to give rise to original issue discount, or OID.


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    In the event that the convertible debentures are treated as equity for U.S.
federal income tax purposes, distributions on the convertible debentures would be treated as dividends to the extent of our current or accumulated earnings and profits. In such case, if you are a corporation, you would be allowed, subject to certain limitations, a deduction for all or a part of the dividend. Also, in such case, distributions in excess of any earnings and profits would be treated as a return of basis in the convertible debentures and then as gain from the sale or exchange of the convertible debentures. Further, if you are a Non-U.S. Holder, any dividends would generally be subject to withholding of U.S. federal income tax at a 30% rate or such lower treaty rate unless such dividends are effectively connected with your U.S. trade or business, and, if a treaty applies, your permanent establishment in the United States. The remainder of this discussion assumes the convertible debentures are treated as debt for U.S. federal income tax purposes.

CLASSIFICATION OF THE TRUST

    Kelley Drye & Warren LLP has given an opinion generally to the effect that under current law and assuming full compliance with the terms of the Declaration, the indenture, and certain other documents, the trust will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, for United States federal income tax purposes, you will generally be treated as the owner of an undivided interest in the convertible debentures. As further discussed below, you will be required to include in income your allocable share of interest (including OID, if any) or gain paid or accrued on the convertible debentures in accordance with your regular method of accounting.

POTENTIAL EXTENSION OF INTEREST PAYMENT PERIOD AND ORIGINAL ISSUE DISCOUNT


    A debt instrument will be deemed to be issued with an OID if there is more than a remote contingency that stated interest payments due on the instrument will not be timely paid. Because the exercise by us of our option to defer the payment of stated interest on the convertible debentures would prevent us from declaring dividends on any class of equity, we believe that the likelihood of exercising the option is remote. As a result, we intend to take the position that the convertible debentures were not issued with OID. Accordingly, you will include as ordinary income stated interest payments on the convertible debentures at the time that such payments are paid or accrued in accordance with your regular method of accounting. It is possible that the Internal Revenue Service could take a position contrary to the position we have taken.


    EXERCISE OF DEFERRAL OPTION. If we exercise our option to defer the payment of stated interest on the convertible debentures, the convertible debentures would be treated, solely for purposes of the OID rules, as being re-issued at such time with OID. The amount of OID will generally equal the aggregate amount of interest scheduled to be paid in respect of the convertible debentures. Under these rules you would be required to accrue OID in ordinary income over the period that you held the instrument, regardless of your regular method of accounting, even though we would not make any actual cash payments during the extended interest payment period. The amount of OID includible in your taxable income would be determined on the basis of a constant yield method over the remaining term of the instrument. The actual receipt of future payments of stated interest on the convertible debentures would no longer be separately reported as taxable income. The amount of OID that would accrue, in the aggregate, during the extended interest payment period would be approximately equal to the amount of the cash payment due at the end of such period. Any OID included in income would increase your adjusted tax basis in the convertible debentures and your actual receipt of interest payments would reduce such basis.

    Because income on the convertible preferred securities will constitute interest income for United States federal income tax purposes, if you are a corporation, you will not be entitled to claim a dividends received deduction in respect of such income.

RECEIPT OF CONVERTIBLE DEBENTURES OR CASH UPON LIQUIDATION OF THE TRUST

    If we exercise our right to liquidate the trust and cause the convertible debentures to be distributed on a pro rata basis you would not be taxed on such distribution. In such event, you would have an adjusted tax basis in the convertible debentures received in the liquidation equal to your adjusted tax basis in your convertible preferred securities surrendered. Your holding period in the convertible debentures would include the period during which you held the convertible preferred securities. If, however, the trust is characterized, for United States federal income tax purposes, as an association taxable as a corporation at the time of such liquidation, the distribution of the convertible debentures would be a taxable event to you.

    If the convertible debentures are redeemed for cash and the proceeds of such redemption are distributed in redemption of your convertible preferred securities, the redemption would be treated as though you sold your convertible preferred securities. You would recognize gain or loss, as described immediately below.

SALE OF CONVERTIBLE PREFERRED SECURITIES

    When you sell your convertible preferred securities you will recognize taxable gain or loss equal to the difference between your adjusted tax basis in the convertible preferred securities and the amount you realize in the sale. The amount realized in the sale is the amount of money plus the fair market value of any property you receive. Your basis in your convertible preferred securities is generally equal to the amount you paid for the convertible preferred securities increased by any interest (including any OID) you included in income but have not yet received.

    Any portion of the amount realized that is attributable to accrued but unpaid interest (including any OID) to the extent you have not previously included it in income, that has accrued on your pro rata share of the underlying convertible debentures during the taxable year of sale through the date of disposition will be ordinary income and will increase your adjusted tax basis in the convertible preferred securities you sold. If the amount realized in the sale is less than your adjusted tax basis, you will recognize a capital loss. Except for gain attributable to unpaid interest, such gain or loss will be capital gain or loss and will be long term capital gain or loss if you held the convertible preferred securities for more than one year. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for U.S. federal income tax purposes.

CONVERSION OF CONVERTIBLE PREFERRED SECURITIES INTO VIATEL COMMON STOCK

    Except possibly to the extent attributable to accrued and unpaid interest (including OID, if any) on the convertible debentures, you will not recognize income, gain or loss upon conversion of the convertible preferred securities into our common stock. You will, however, recognize gain upon the receipt of cash in lieu of a fractional share of our common stock. The gain will equal the amount of cash you receive less your tax basis in such fractional share. Your tax basis in our common stock received upon conversion should generally be equal to your tax basis in the convertible preferred securities you exchanged less the basis allocated to any fractional share for which you receive cash. Your holding period in our common stock you receive should generally begin on the date you acquired the convertible preferred securities exchanged.

ADJUSTMENT OF CONVERSION PRICE

    If at any time we make a distribution of property to stockholders that would be taxable to such stockholders as a dividend and, in accordance with the antidilution provisions of the convertible preferred securities, the conversion price of the convertible preferred securities is decreased, the amount of such decrease may be deemed to be the payment of a taxable dividend to you. For example, a decrease in the conversion price in the event of distributions of evidences of indebtedness or assets of

Viatel will generally result in deemed dividend treatment to you. Generally a decrease in the event of stock dividends or the distribution of rights to subscribe for our common stock will not. See "Description of the Convertible Preferred Securities--Conversion Rights."

NON-U.S. HOLDERS

    You are a Non-U.S. Holder if you are a corporation, individual, partnership, estate or trust that is, as to the United States, a foreign corporation, a nonresident alien individual, a foreign partnership, or a nonresident fiduciary of a foreign estate or trust.

    INTEREST

    Payments of interest (and any OID) made to you if you are a Non-U.S. Holder will not be subject to U.S. federal income or withholding tax, provided that:

    - you do not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote;

    - you are not a controlled foreign corporation that is related to us through stock ownership;

    - you are not a bank receiving interest in the ordinary course of business;

    - such interest (including any OID) is not effectively connected with the conduct of your U.S. trade or business or, if an income tax treaty applies, is not attributable to a U.S. permanent establishment, and

    - either (A) you certify to the trust or its agent, under the penalty of perjury, that you are not a United States holder and provide your name and address (which certification may be made on IRS Form W-8BEN) or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution"), and that holds the convertible preferred securities in such capacity, certifies to the trust or its agent, under the penalty of perjury, that such statement has been received from you or by a Financial Institution and furnishes the trust or its agent with a copy thereof.

    GAIN FROM SALE OR OTHER DISPOSITION

    In addition, you will not be subject to U.S. federal income or withholding tax on any gain realized upon the sale or other disposition of a convertible preferred security unless you are an individual who is present in the United States for 183 days or more in the year of sale or other disposition, and certain other conditions are met or such gain is effectively connected with your conduct of a U.S. trade or business and, if an income tax treaty applies, attributable to your permanent establishment.

    PARTNERSHIPS

    For payments made after December 31, 2000, in the case of convertible preferred securities held by a foreign partnership, the partnership, in addition to providing an IRS Form W-8IMY, must attach an IRS Form W-8BEN received from each partner.

    CONVERSION

    If the convertible preferred securities are converted into our common stock, any dividends paid to you will be subject to withholding of U.S. federal income tax at a 30% rate or lower treaty rate unless the dividend is effectively connected with your conduct of a trade or business in the United States and, if an income tax treaty applies, attributable to your permanent establishment.

    If you are engaged in a U.S. trade or business and interest, gain or dividends (in the case that the convertible debentures are treated as equity for U.S. federal income tax purposes) on the convertible preferred security or dividends in respect of our common stock is effectively connected with your trade or business (and, if a treaty applies, is attributable to your U.S. permanent establishment) in the United States, you will be subject to regular U.S. federal income tax on such interest or gain (or dividend) as if you were a U.S. Holder. In lieu of the above certificate, you may provide us with a properly executed Form 4224 (or, after December 31, 2000, an IRS Form W-8ECI) in order to claim exemption from the withholding tax. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable treaty) of your effectively connected earnings and profits for the taxable year, subject to certain adjustments.

BACKUP WITHHOLDING AND INFORMATION REPORTING

    Backup withholding at a rate of 31% will apply to payments on the convertible preferred securities if you do not provide a taxpayer identification number or certificate of exempt status to us or fail to report in full dividend or interest income to the IRS. Generally, individuals are not exempt recipients, but corporations and other entities are exempt recipients. Payments made on the convertible preferred securities must be reported to the IRS unless you are an exempt recipient or establish an exemption.

    Backup withholding and information reporting will not apply to interest payments on the convertible preferred securities if you have furnished a certificate of foreign status on IRS Form W-8BEN, W-8ECI or W-8IMY or otherwise established an exemption (provided that neither we nor a paying agent has actual knowledge that you are a U.S. Holder or other conditions of any other exemption are not in fact satisfied).

    Payments of the proceeds of the sale of a convertible preferred security to or through a foreign office of certain brokers are currently subject to certain reporting requirements, but not backup withholding. Reporting requirements apply if the broker is:

    - a U.S. person,

    - a controlled foreign corporation,

    - a foreign person 50% or more of whose gross income from all sources for the three-year period ending with the close of its taxable year preceding the payment was effectively connected with the conduct of a trade or business within the United States or

    - with respect to payments made after December 31, 2000, foreign partnerships with certain connections to the United States.

    These payments will not be subject to reporting requirements if you are an exempt recipient or such broker has evidence in its records that you are a Non-U.S. Holder and no actual knowledge that such evidence is false and certain other conditions are met. Payments of the proceeds of a sale of a convertible preferred security to or through the U.S. office of a broker will be subject to information reporting and backup withholding unless you certify under penalties of perjury as to your status as a Non-U.S. Holder and satisfy certain other qualifications (and no agent or broker who is responsible for receiving or reviewing such statement has actual knowledge that it is incorrect) and provide your name and address or you otherwise establish an exemption.

                              ERISA CONSIDERATIONS


    The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and the Internal Revenue Code, impose certain restrictions on:


    - employee benefit plans (as defined in Section 3(3) of ERISA),

    - plans described in section 4975(e)(1) of the Internal Revenue Code, including individual retirement accounts or Keogh plans,


    - any entities whose underlying assets include plan assets by reason of a plan's investment in such entities, each referred to in this prospectus as a Plan, and


    - persons who have certain specified relationships to such Plans ("Parties-in-Interest" under ERISA and "Disqualified Persons" under the Internal Revenue Code).

Moreover, based on the reasoning of the United States Supreme Court in JOHN HANCOCK LIFE INS. CO. V. HARRIS TRUST AND SAV. BANK, 114 S. Ct. 517 (1993), an insurance company's general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a Party-in-Interest with respect to a Plan by virtue of such investment. ERISA also imposes certain duties on persons who are fiduciaries of Plans subject to ERISA and prohibits certain transactions between a Plan and Parties-in-Interest or Disqualified Persons with respect to such Plans.


    The Department of Labor, or DOL, has issued a regulation (29 C.F.R. Section2510.3-101) concerning the definition of what constitutes the assets of a Plan, referred to in this prospectus as the Plan Assets Regulation. This regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan purchases an "equity interest" will be deemed for purposes of ERISA to be assets of the investing Plan unless certain exceptions apply.


    The Plan Assets Regulation defines an "equity interest" as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features. It is likely that the convertible preferred securities would be treated as "equity interests" for purposes of the Plan Assets Regulation. In addition, there can be no assurance that any of the exceptions set forth in the Plan Assets Regulation will apply to the purchase of the convertible preferred securities.

    Under the terms of the Plan Assets Regulation, if the trust were deemed to hold Plan assets by reason of a Plan's investment in the convertible preferred securities, such Plan assets would include an undivided interest in the assets held by the trust, including the convertible debentures. In such event, any party exercising authority or control regarding the management or disposition of the convertible debentures may be deemed to be a Plan "fiduciary," and thus subject to the fiduciary requirements and prohibited transaction provisions of ERISA and the Internal Revenue Code. Furthermore, inasmuch as the trustee may become a fiduciary with respect to the ERISA Plans that purchase the convertible preferred securities, there may be an improper delegation by such ERISA Plans of the responsibility to manage Plan assets.


    In addition, if we or any affiliate is a Party-in-Interest or Disqualified Person with respect to an investing Plan, such Plan's investment could be deemed to constitute a transaction prohibited under Title 1 of ERISA or Section 4975 of the Internal Revenue Code (e.g., the extension of credit between a Plan and a Party-in-Interest or Disqualified Person). Such transactions may, however, be subject to one or more statutory or administrative exemptions such as Prohibited Transaction Class Exemption, or PTCE, 90-1, which exempts certain transactions involving insurance company pooled separate accounts; PTCE 95-60, which exempts certain transactions involving insurance company general accounts; PTCE 91-38, which exempts certain transactions involving bank collective investment funds;

PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager"; and PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by an "in-house asset manager"; or pursuant to any other available exemption. Such exemptions may not, however, apply to all of the transactions that could be deemed prohibited transactions in connection with the convertible preferred securities.


    Each purchaser of the convertible preferred securities will be deemed to have represented and agreed that either (i) it is not purchasing the convertible preferred securities with the assets of any Plan or (ii) one or more exemptions from the prohibited transaction rules of ERISA and the Internal Revenue Code applies to such purchase, such that the use of such assets to acquire and hold the convertible preferred securities does not and will not constitute a non-exempt prohibited transaction for purposes of Section 406 of ERISA and
Section 4975 of the Internal Revenue Code.

    Any purchaser that is an insurance company using assets of a general account should note that the Department of Labor has issued a regulation (29 C.F.R.
section 2550.401c-1) with respect to insurance policies issued on or before December 31, 1998, describing the status of assets of such accounts for ERISA purposes, and the requirements with which insurance companies must comply to avoid the characterization of all the assets of such general account as plan assets of policy holders which are Plans, for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Internal Revenue Code. The regulation also provides that until 18 months after the regulation's effective date (which effective date was January 5, 2000), no person shall be liable for breaches of fiduciary duty under ERISA, or penalties under
Section 4975 of the Internal Revenue Code, based on claims that the assets of an insurance company general account are ERISA plan assets, absent a violation of any federal criminal law or a claim by the Department of Labor of a breach of fiduciary responsibilities which would also constitute a violation of federal or state criminal law. The plan asset status of insurance company separate accounts is unaffected by this regulation and separate account assets continue to be treated as the assets of any Plan invested in such separate account.

    Any Plan fiduciary that proposes to cause a Plan to purchase convertible preferred securities should consult with its counsel as to the potential applicability of ERISA and the Internal Revenue Code to such investment and whether any exemption from the prohibited transaction rules would be applicable and determine on its own whether all conditions of such exemption or exemptions are satisfied. Moreover, each Plan fiduciary should take into account, among other considerations, whether the fiduciary has the authority to make the investment; the composition of the Plan's portfolio with respect to diversification by type of asset; the Plan's funding objectives; the tax effects of the investment; and whether under the general fiduciary standards of investment prudence and diversification an investment in the convertible preferred securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                SELLING HOLDERS


    The convertible preferred securities were originally issued by the trust to Morgan Stanley & Co. Incorporated, Salomon Smith Barney Inc. and Banc of America Securities LLC (the "placement agents"), in a transaction exempt from the registration requirements of the Securities Act. Following their original issuance by the trust, the convertible preferred securities have been resold by the placement agents to persons reasonably believed by such placement agents to be "qualified institutional buyers" (as defined in Rule 144A under the Securities Act). Certain holders of the convertible preferred securities have elected to include their convertible preferred securities in the registration statement on Form S-3 of which this prospectus is a part. These selling holders may from time to time offer and sell pursuant to this prospectus any or all of the convertible preferred securities, any convertible debentures and common stock issued upon conversion of the convertible preferred securities. The term selling holder includes the record holders and the beneficial owners of the offered securities and their transferees, pledgees, donees and other successors.



    The following table sets forth information as of September 7, 2000 with respect to the beneficial ownership of the convertible preferred securities held by each of the selling holders.



                                                                   NUMBER OF
                                                                  CONVERTIBLE
SELLING HOLDER                                                PREFERRED SECURITIES
--------------                                                --------------------
AIG Soundshore Holdings Ltd.................................           14,000
AIM Income Fund.............................................          100,000
Alexandria Global Investment Fund I, Ltd....................           20,000
Bear, Stearns & Co., Inc....................................           35,000
CIBC World Markets..........................................           65,500
Continental Casualty Company................................          120,000
D.E. Shaw Investments, L.P..................................           10,000
D.E. Shaw Valence, L.P......................................           15,000
Deutsche Bank Securities Inc................................          205,000
Federated Equity Funds, on behalf of its Federated Capital
  Appreciation Fund.........................................          169,000
Federated Insurance Series, on behalf of its Federated
  Utility Fund II...........................................           30,200
Federated Utility Fund, Inc.................................          213,600
HBK Master Fund L.P.........................................           25,000
J.P. Morgan Securities, Inc.................................           40,000
JAS Securities..............................................           25,000
JMG Capital Partners, L.P...................................          177,500
JMG Triton Offshore Fund, Ltd...............................          113,000
Liberty View Funds L.P......................................           10,000
Lipper Convertibles Series 1A, L.L.C........................          100,000
Mainstay Convertible Fund...................................           45,000
Mainstay VP Convertible Portfolio...........................           20,000
Morgan Stanley & Co.........................................          150,000
MSD Portfolio L.P.--Investments.............................          150,000
New York Life Separate Account #7...........................            5,000
Public Employees Retirement Association of Colorado.........           40,000
R2 Investments, LDC.........................................          445,000
RAM Trading Ltd.............................................          100,000
Retail Clerks Pension Trust.................................           25,000
Retail Clerks Pension Trust #2..............................           20,000
Sagamore Hill Hub Fund Ltd..................................          300,000
Salomon Smith Barney Inc....................................           25,000
SAM Investments LDC.........................................          100,000
St. Albans Partners Ltd.....................................          100,000
Stephenson Ventures.........................................            3,500
SunAmerica Series Trust, on behalf of its Federated Utility
  Portfolio.................................................           19,200
Teachers Insurance and Annuity Association..................          160,000
The Northwestern Mutual Life Insurance Company
  (General Account).........................................          110,000

                                                                   NUMBER OF
                                                                  CONVERTIBLE
SELLING HOLDER                                                PREFERRED SECURITIES
--------------                                                --------------------
The Northwestern Mutual Life Insurance Company
  (Group Annuity Separate Account)..........................           10,000
Wasserstein Perella Securities, Inc.........................           15,000
White River Securities L.L.C................................           35,000
                                                                    ---------
  Subtotal..................................................        3,351,500
                                                                    ---------
Unnamed selling holders of convertible preferred securities
  or any future
  transferees, pledgees, donees or successors of or from any
  such named selling holder.................................          248,500
                                                                    ---------
  Total.....................................................        3,600,000
                                                                    =========



Because the selling holders may, pursuant to this prospectus, offer all of some portion of the convertible preferred securities, the convertible debentures or the common stock issuable upon conversion of the convertible preferred securities, no estimate can be given as to the amount of the convertible preferred securities, the convertible debentures or the common stock that will be held by the selling holders upon termination of any such sales. In addition, the selling holders identified above may have sold, transferred or otherwise disposed of all or a portion of their convertible preferred securities since September 7, 2000, in transactions exempt from the registration requirements of the Securities Act. Certain of the selling holders listed above are affiliates of Morgan Stanley & Co. Incorporated and Salomon Smith Barney Inc., each of which has acted as an underwriter or placement agent on behalf of the Company within the last three years. Teachers Insurance and Annuity Association, a selling holder listed above, is an affiliate of College Retirement Equities Fund, which beneficially owns 5.5% of our common stock. The Company believes that none of the other selling holders listed above has, or within the past three years has had, any position, office or other material relationship with the trust or the Company or any of its predecessors or affiliates.



    No unnamed holder of convertible preferred securities, nor any future transferee, pledgee, donee or successor of or from such holder, may offer any convertible preferred securities or any convertible debentures or common stock issued upon conversion of the convertible preferred securities pursuant to the registration statement on Form S-3 of which this prospectus forms a part until such holder is included as a selling holder in a supplement to this prospectus.


                              PLAN OF DISTRIBUTION

    The selling holders may offer the offered securities from time to time following effectiveness of the registration statement of which this prospectus constitutes a part. The selling holders may sell the offered securities:

    - to or through underwriters, brokers or dealers,

    - directly to one or more other purchasers,

    - through agents on a best-efforts basis or otherwise, or

    - through a combination of any such methods of sale.

    The offered securities may be sold from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. The selling holders and any underwriters, broker-dealers or agents that participate in the distribution of offered securities may be deemed to be "underwriters" within the meaning of the Securities Act and any profit on the sale of such securities and any discounts, commissions, concessions or other compensation received by any such underwriter, broker-dealer or agent may be deemed to be underwriting discounts and commissions under the Securities Act. At the time a particular offering of the offered securities is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount and type of offered securities being offered and the terms of the offering, including the name or names of any underwriters, broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling holders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

    To comply with the securities laws of certain jurisdictions, if applicable, the offered securities will be offered or sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain jurisdictions the offered securities may not be offered or sold unless they have been registered or qualified for sale in such jurisdictions or any exemption from registration or qualification is available and is complied with.

    In order to facilitate the offering of the offered securities, the underwriters, if any, may engage in transactions that stabilize, maintain or otherwise affect the price of the offered securities. Specifically, the underwriters, if any, may overallot in connection with the offering, creating a short position in the offered securities for their own account. In addition, to cover overallotments or to stabilize the price of the offered securities, the underwriters, if any, may bid for, and purchase, the offered securities in the open market. Finally, the underwriting syndicate, if any, may reclaim selling concessions allowed to an underwriter or a dealer for distributing the offered securities in the offering, if the syndicate repurchases previously distributed offered securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the offered securities above independent market levels. The underwriters, if any, are not required to engage in these activities, and may end any of these activities at any time.

    Pursuant to the registration rights agreement, all expenses of the registration of the offered securities will be paid by us, including, without limitation, SEC filing fees and expenses of compliance with state securities or "blue sky" laws; PROVIDED, HOWEVER, that the selling holders will pay all underwriting discounts and selling commissions, if any. The selling holders will be indemnified by us and the trust, jointly and severally, against certain civil liabilities, including certain liabilities under the Securities Act, or will be entitled to contribution in connection therewith. We and the trust will be indemnified by the selling holders severally against certain civil liabilities, including certain liabilities under the Securities Act, or will be entitled to contribution in connection therewith.

                                 LEGAL MATTERS


    The validity of the offered securities will be passed upon for us by Kelley Drye & Warren LLP, New York, New York.


                                    EXPERTS


    The consolidated financial statements and schedule of Viatel, Inc. and subsidiaries as of December 31, 1998 and 1999, and for each of the years in the three-year period ended December 31, 1999, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.


    The consolidated financial statements of Destia Communications, Inc. and subsidiaries as of December 31, 1997 and 1998 and for each of the three years ended December 31, 1998 incorporated in this prospectus by reference to Destia Communications, Inc.'s Annual Report on Form 10-K for the year ended
December 31, 1998, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated herein by reference in reliance upon the authority of such firm as experts in giving said report.


    The financial statements of New Comms.UK (a fully integrated business of AT&T Corp.), or Comms UK, as of December 31, 1999 and 1998 and for the years ended December 31, 1999 and 1998 incorporated in this registration statement by reference to Viatel, Inc.'s Form 8-K/A dated May 12, 2000, have been so incorporated in reliance on the report of PricewaterhouseCoopers, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                     [LOGO]

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION


    The expenses to be paid by Viatel in connection with the distribution of the securities being registered are as set forth in the following table:



Securities and Exchange Commission Fee......................  $ 47,520
Legal Fees and Expenses.....................................  $ 60,000
Accounting Fees and Expenses................................  $ 20,000
Printing Expenses...........................................  $ 65,000
Transfer Agent and Trustee Fees & Expenses..................  $ 15,000
Miscellaneous...............................................  $ 25,000
                                                              --------
    Total...................................................  $232,520
                                                              ========



ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS


    Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A Delaware corporation may indemnify any person under such Section in connection with a proceeding by or in the right of the corporation to procure judgment in its favor, as provided in the preceding sentence, against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action, except that no indemnification shall be made with respect thereto unless, and then only to the extent that, a court of competent jurisdiction shall determine upon application that such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper. A Delaware corporation must indemnify present or former directors and officers who are successful on the merits or otherwise in defense of any action, suit or proceeding or in defense of any claim, issue or matter in any proceeding, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation, against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith. A Delaware corporation may pay for the expenses (including attorneys' fees) incurred by an officer or director in defending a proceeding in advance of the final deposition upon receipt of a undertaking by or on behalf of such officer or director to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation. Article Tenth of the Registrant's Third Amended and Restated Certificate of Incorporation, as amended, and Article X of the Registrant's Amended and Restated Bylaws provide for indemnification of directors and officers to the fullest extent permitted by
Section 145 of the DGCL.

    Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director shall not be personally liable to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) with respect to certain unlawful dividend payments or stock redemptions or repurchases or (iv) for any transaction from which the director derived an improper personal benefit. Article Ninth of the Registrant's Amended and Restated Certificate of Incorporation, as amended, eliminates the liability of directors to the fullest extent permitted by Section 102(b)(7) of the DGCL.

    Section 145 of the DGCL permits a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other employee against any liability asserted against such person and incurred by such person in such capacity, or arising out of their status as such, whether or not the corporation would have the power to indemnify directors and officers against such liability. The Registrant has obtained officers' and directors' liability insurance of $50 million for members of its Board of Directors and executive officers. In addition, the Registrant has entered into agreements to indemnify its directors and officers from and against any Expenses (as defined in the indemnity agreement) incurred by such person in connection with investigating, defending, serving as a witness in, participating in (including on appeal) or preparing for any of the foregoing in any threatened, pending or contemplated action, suit or proceeding (including an action by or in the right of the Registrant), or any inquiry, hearing or investigation, to the fullest extent permitted by law, as such law may be amended or interpreted (but only to the extent that such amendment or interpretation provides for broader indemnification rights). The indemnity agreement contains certain provisions to ensure that the indemnitee receives the benefits contemplated by the agreement in the event of a "change of control" (as defined in the indemnity agreement) such as the establishment and funding of a trust in an amount sufficient to satisfy any and all expenses reasonably anticipated to be incurred by the indemnitee in connection with investigating, preparing for, participating in and/or defending a proceeding.

    At present, there is no pending litigation or other proceeding involving a director or officer of the Registrant as to which indemnification is being sought, nor is the Registrant aware of any threatened litigation that may result in claims for indemnification by any officer or director.

ITEM 16. EXHIBITS

                               INDEX TO EXHIBITS

              EXHIBIT
              NUMBER                                    DESCRIPTION OF DOCUMENT
-----------------------------------   ------------------------------------------------------------
          2.1*                        Agreement and Plan of Merger, dated as of August 27, 1999, by and among Viatel, Inc., Viatel Acquisition Corp. and
                                      Destia Communications, Inc. (incorporated herein by
                                      reference to Exhibit 2.1 to Viatel, Inc.'s Registration
                                      Statement on Form S-4, filed October 15, 1999, Registration
                                      No. 333-89143 ("Viatel's October 1999 Form S-4")).
          2.2*                        Agreement for the sale and purchase of the entire issued
                                      share capital of AT&T Communications (UK) Limited, by and
                                      among AT&T Communications Services International, Inc.,
                                      Global Card Holdings Inc., Viatel, Inc. and Viatel Global
                                      Communications Limited, dated February 29, 2000
                                      (incorporated herein by reference to Exhibit 2.2 to Viatel,
                                      Inc.'s Current Report on Form 8-K, filed on March 13, 2000,
                                      File No. 000-21261).

              EXHIBIT
              NUMBER                                    DESCRIPTION OF DOCUMENT
-----------------------------------   ------------------------------------------------------------
          3.1(i)*                     Amended and Restated Certificate of Incorporation of Viatel,
                                      Inc. (incorporated herein by reference to Exhibit 3.1(i)(a)
                                      to Viatel, Inc.'s Registration Statement on Form S-1,
                                      Registration No. 333-09699, filed on August 7, 1996
                                      ("Viatel's Form S-1")); Certificate of Designations,
                                      Preferences and Rights of 10% Series A Redeemable
                                      Convertible Preferred Stock, $.01 par value per share
                                      (incorporated herein by reference to Exhibit 3(i)(b) to
                                      Viatel, Inc.'s Registration Statement on Form S-4, filed on
                                      July 10, 1998, File No. 333-58921 ("Viatel's 1998
                                      Form S-4")); Certificate of Amendment to Viatel, Inc.'s
                                      Amended and Restated Certificate of Incorporation
                                      (incorporated herein by reference to Exhibit 4.9 to Viatel,
                                      Inc.'s Quarterly Report on Form 10-Q for the period ended
                                      September 30, 1998, File No. 000-21261); Second Certificate
                                      of Amendment to Viatel Inc.'s Amended and Restated
                                      Certificate of Incorporation (incorporated herein by
                                      reference to Exhibit 3.1(i) to Viatel's October 1999
                                      Form S-4); Certificate of Designations of Series A Junior
                                      Participating Preferred Stock of Viatel, Inc. (incorporated herein by reference to Exhibit 3(i)(2) to Viatel, Inc.'s
                                      Current Report on Form 8-K, dated December 29, 1999, File
                                      No. 000-21261 ("Viatel's December 1999 Form 8-K"));
                                      Certificate of Designations, Preferences and Rights of 7.50%
                                      Cumulative Convertible Preferred Stock Series B-1 Due 2015
                                      (incorporated herein by reference to Exhibit 3.1(i) to
                                      Viatel, Inc.'s Annual Report on Form 10-K for the year ended
                                      December 31, 1999 ("Viatel's 1999 Form 10-K"); Certificate
                                      of Designations, Preferences and Rights of 7.50% Cumulative
                                      Convertible Preferred Stock Series B-2 Due 2015
                                      (incorporated herein by reference to Exhibit 3.1(i) to
                                      Viatel's 1999 Form 10-K); and Certificate of Designations,
                                      Preferences and Rights of Convertible Preferred Stock Series
                                      C (incorporated by reference to Exhibit 3.1(i) to Viatel's
                                      1999 Form 10-K).
          3.1(ii)*                    Third Amended and Restated Bylaws of Viatel, Inc.
                                      (incorporated herein by reference to Exhibit 3.1(ii) to
                                      Viatel Inc.'s October 1999 Form S-4).
          3.1(iii)*                   Certificate of Trust of Viatel Financing Trust I, dated
                                      March 30, 2000 (incorporated herein by reference to Exhibit
                                      3.1(iii) to Viatel, Inc.'s Quarterly Report on Form 10-Q for
                                      the quarterly period ended March 31, 2000, File
                                      No. 000-21261, filed on May 15, 2000 ("Viatel's First
                                      Quarter 2000 Form 10-Q")).
          3.1(iv)*                    Amended and Restated Declaration of Trust of Viatel
                                      Financing Trust I, dated and effective as of April 12, 2000
                                      (incorporated herein by reference to Exhibit 3.1(iv) to
                                      Viatel's First Quarter 2000 Form 10-Q).
          4.1*                        Specimen of Viatel common stock certificate (incorporated by reference to Exhibit 4.4 of Viatel's Form S-1).
          4.2*                        Indenture, dated as of April 8, 1998, between Viatel, Inc.
                                      and The Bank of New York, as Trustee, relating to Viatel,
                                      Inc.'s 12.50% Senior Discount Notes Due 2008 (including form of 12.50% Senior Discount Note) (incorporated herein by
                                      reference to Exhibit 4.1 to Viatel's 1998 Form S-4).
          4.3*                        Indenture, dated as of April 8, 1998, between Viatel, Inc.
                                      and The Bank of New York, as Trustee, relating to Viatel,
                                      Inc.'s 11.25% Senior Notes Due 2008 (including form of
                                      11.25% Senior Note) (incorporated herein by reference to
                                      Exhibit 4.2 to Viatel's 1998 Form S-4).
          4.4*                        Indenture, dated as of April 8, 1998, among Viatel, Inc.,
                                      The Bank of New York, as Trustee, and Deutsche Bank,
                                      Aktiengesellschaft, as German Paying Agent and Co-Registrar,
                                      relating to Viatel, Inc.'s 12.40% Senior Discount Notes Due
                                      2008 (including form of 12.40% Senior Discount Note)
                                      (incorporated herein by reference to Exhibit 4.3 to Viatel's
                                      1998 Form S-4).

              EXHIBIT
              NUMBER                                    DESCRIPTION OF DOCUMENT
-----------------------------------   ------------------------------------------------------------
          4.5*                        Indenture, dated as of April 8, 1998, among Viatel, Inc.,
                                      The Bank of New York, as Trustee, and Deutsche Bank,
                                      Aktiengesellschaft, as German Paying Agent and Co-Registrar,
                                      relating to Viatel, Inc.'s 11.15% Senior Notes Due 2008
                                      (including form of 11.15% Senior Note) (incorporated herein by reference to Exhibit 4.4 to Viatel's 1998 Form S-4).
          4.6*                        Indenture, dated as of March 19, 1999, between Viatel, Inc.
                                      and The Bank of New York, as Trustee, relating to Viatel,
                                      Inc.'s U.S. dollar denominated 11.50% Senior Notes due 2009
                                      (including form of 11.50% Senior Dollar Note) (incorporated herein by reference to Exhibit 4.9 to Viatel, Inc.'s
                                      Registration Statement on Form S-3, filed on February 12,
                                      1999, File No. 333-72309 ("Viatel's February 1999 Form
                                      S-3")).
          4.7*                        Indenture, dated as of March 19, 1999, between Viatel, Inc.
                                      and The Bank of New York, as Trustee, relating to Viatel,
                                      Inc.'s Euro denominated 11.50% Senior Notes due 2009
                                      (including form of 11.50% Senior Euro Note) (incorporated
                                      herein by reference to Exhibit 4.10 to Viatel's
                                      February 1999 Form S-3).
          4.8*                        Indenture, dated as of July 1, 1997, between Destia
                                      Communications, Inc. and The Bank of New York, as Trustee,
                                      relating to Destia's 13.50% Senior Notes due 2007 (including form of 13.50% Senior Note) (incorporated herein by
                                      reference to Exhibit 4.5 of Destia Communications, Inc.'s
                                      Registration Statement on Form S-4, File No. 333-47711,
                                      filed on August 7, 1997).
          4.9*                        Indenture, dated as of December 8, 1999, between Viatel,
                                      Inc. and The Bank of New York, as Trustee, relating to
                                      Viatel, Inc.'s U.S. dollar denominated 11.50% Senior Notes due 2009 (including form of 11.50% Senior Dollar Note)
                                      (incorporated herein by reference to Exhibit 4.13 to Viatel,
                                      Inc.'s Current Report on Form 8-K, dated December 9, 1999,
                                      File No. 000-21261).
          4.10*                       Rights Agreement, dated as of December 6, 1999, between
                                      Viatel, Inc. and The Bank of New York, as Rights Agent
                                      (incorporated herein by reference to Exhibit 4.12 to
                                      Viatel's Registration Statement on Form 8-A12G, filed on
                                      December 27, 1999, File No. 000-21261).
          4.11*                       Indenture, dated as of April 20, 2000, between Viatel, Inc.
                                      and The Bank of New York, as Trustee, relating to Viatel,
                                      Inc.'s 12 3/4% Senior Euro Notes due 2008 (including form of
                                      12 3/4% Senior Note) (incorporated herein by reference to
                                      Exhibit 4.11 to Viatel's First Quarter 2000 Form 10-Q).
          4.12*                       Indenture, dated as of April 20, 2000, between Viatel, Inc.
                                      and The Bank of New York, as Trustee, relating to Viatel,
                                      Inc.'s 7 3/4% Convertible Junior Subordinated Debentures
                                      (incorporated herein by reference to Exhibit 4.12 to
                                      Viatel's First Quarter 2000 Form 10-Q).
          4.13*                       Registration Rights Agreement, dated as of April 14, 2000, between Viatel, Inc. and Morgan Stanley & Co. Incorporated
                                      Limited, Chase Securities, Inc. and Credit Suisse First
                                      Boston Corporation (incorporated herein by reference to
                                      Exhibit 4.13 to Viatel's First Quarter 2000 Form 10-Q).
          4.14*                       Registration Rights Agreement, dated as of April 6, 2000,
                                      among Viatel, Inc., Viatel Financing Trust I, Morgan Stanley
                                      & Co. Incorporated, Salomon Smith Barney, Inc. and Banc of
                                      America Securities LLC (incorporated herein by reference to
                                      Exhibit 4.14 to Viatel's First Quarter 2000 Form 10-Q).

              EXHIBIT
              NUMBER                                    DESCRIPTION OF DOCUMENT
-----------------------------------   ------------------------------------------------------------
          4.15*                       First Supplemental Indenture, dated as of June 19, 2000,
                                      between Viatel, Inc. and The Bank of New York, as trustee
                                      (incorporated herein by reference to Exhibit 4.15 to Viatel,
                                      Inc.'s Quarterly Report for the quarterly period ended
                                      June 30, 2000, File No. 000-21261, filed on August 14, 2000
                                      (Viatel's Second Quarter 2000 Form 10-Q)).
          4.16*                       Amendment to Rights Agreement, dated as of February 1, 2000, between Viatel, Inc. and The Bank of New York, as Rights
                                      Agent (incorporated herein by reference to Exhibit 4.16 of
                                      Viatel's Second Quarter 2000 Form 10-Q).
          5.1**                       Opinion of Kelley Drye & Warren LLP.
         12.1**                       Ratio of Combined Fixed Charges and Preferred Stock
                                      Dividends to Earnings and Ratio of Earnings to Fixed
                                      Charges.
         23.1**                       Consent of Kelley Drye & Warren LLP (included in its opinion filed herewith as Exhibit 5.1).
         23.2**                       Consent of KPMG LLP.
         23.3**                       Consent of Arthur Andersen LLP.
         23.4**                       Consent of PricewaterhouseCoopers.
         24***                        Powers of Attorney (included on original signature page).
         25.1***                      Statement of Eligibility of The Bank of New York on
                                      Form T-1 relating to the Convertible Preferred Securities of
                                      Viatel Financing Trust I.
         25.2***                      Statement of Eligibility of The Bank of New York on
                                      Form T-1 relating to the Guarantee of Convertible Preferred
                                      Securities of Viatel Financing Trust I.
         25.3***                      Statement of Eligibility of The Bank of New York on
                                      Form T-1 relating to Viatel, Inc.'s 7 3/4% Convertible
                                      Junior Subordinated Debentures.


------------------------

*   Incorporated herein by reference.

**  Filed herewith.


*** Previously filed.


ITEM 17. UNDERTAKINGS

    The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) To include any prospectus required by Section 10(a) (3) of the Securities Act;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that the information required to be included in a post-effective amendment by paragraphs (1) (i) and (l) (ii) above may be contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.


    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


    (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.



    (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth in Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer on controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of New York, State of New York, on the 11th day of September, 2000.



                                                       VIATEL, INC.

                                                       By:  MICHAEL J. MAHONEY*
                                                            -----------------------------------------
                                                            Name: Michael J. Mahoney
                                                            Title: Chief Executive Officer


    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


                        NAME                                      TITLE                     DATE
                        ----                                      -----                     ----
                                                       Chairman of the Board and
                 MICHAEL J. MAHONEY*                     Chief Executive Officer
     -------------------------------------------         (Principal Executive        September 11, 2000
                 Michael J. Mahoney                      Officer)

                 WILLIAM C. MURPHY*
     -------------------------------------------       President and Director        September 11, 2000
                  William C. Murphy

                                                       Chief Financial Officer and
                   ALLAN L. SHAW*                        Director (Principal
     -------------------------------------------         Financial and Accounting    September 11, 2000
                    Allan L. Shaw                        Officer)

                    ALFRED WEST*
     -------------------------------------------       Vice Chairman and Director    September 11, 2000
                     Alfred West

                  FRANCIS J. MOUNT*
     -------------------------------------------                 Director            September 11, 2000
                  Francis J. Mount

                 SHELDON M. GOLDMAN*
     -------------------------------------------                 Director            September 11, 2000
                 Sheldon M. Goldman

                  PAUL G. PIZZANI*
     -------------------------------------------                 Director            September 11, 2000
                   Paul G. Pizzani

                        NAME                                      TITLE                     DATE
                        ----                                      -----                     ----
                   JOHN G. GRAHAM*
     -------------------------------------------                 Director            September 11, 2000
                   John G. Graham

                 EDWARD C. SCHMULTS*
     -------------------------------------------                 Director            September 11, 2000
                 Edward C. Schmults

                    JOHN R. MUSE*
     -------------------------------------------                 Director            September 11, 2000
                    John R. Muse



*By:                  /s/ JAMES P. PRENETTA
             --------------------------------------
                        James P. Prenetta
                        ATTORNEY-IN-FACT

                                 EXHIBIT INDEX

                               INDEX TO EXHIBITS


              EXHIBIT
              NUMBER                                    DESCRIPTION OF DOCUMENT
-----------------------------------   ------------------------------------------------------------
          2.1*                        Agreement and Plan of Merger, dated as of August 27, 1999, by and among Viatel, Inc., Viatel Acquisition Corp. and
                                      Destia Communications, Inc. (incorporated herein by
                                      reference to Exhibit 2.1 to Viatel, Inc.'s Registration
                                      Statement on Form S-4, filed October 15, 1999, Registration
                                      No. 333-89143 ("Viatel's October 1999 Form S-4")).
          2.2*                        Agreement for the sale and purchase of the entire issued
                                      share capital of AT&T Communications (UK) Limited, by and
                                      among AT&T Communications Services International, Inc.,
                                      Global Card Holdings Inc., Viatel, Inc. and Viatel Global
                                      Communications Limited, dated February 29, 2000
                                      (incorporated herein by reference to Exhibit 2.2 to Viatel,
                                      Inc.'s Current Report on Form 8-K, filed on March 13, 2000,
                                      File No. 000-21261).
          3.1(i)*                     Amended and Restated Certificate of Incorporation of Viatel,
                                      Inc. (incorporated herein by reference to Exhibit 3.1(i)(a)
                                      to Viatel, Inc.'s Registration Statement on Form S-1,
                                      Registration No. 333-09699, filed on August 7, 1996
                                      ("Viatel's Form S-1")); Certificate of Designations,
                                      Preferences and Rights of 10% Series A Redeemable
                                      Convertible Preferred Stock, $.01 par value per share
                                      (incorporated herein by reference to Exhibit 3(i)(b) to
                                      Viatel, Inc.'s Registration Statement on Form S-4, filed on
                                      July 10, 1998, File No. 333-58921 ("Viatel's 1998
                                      Form S-4")); Certificate of Amendment to Viatel, Inc.'s
                                      Amended and Restated Certificate of Incorporation
                                      (incorporated herein by reference to Exhibit 4.9 to Viatel,
                                      Inc.'s Quarterly Report on Form 10-Q for the period ended
                                      September 30, 1998, File No. 000-21261); Second Certificate
                                      of Amendment to Viatel Inc.'s Amended and Restated
                                      Certificate of Incorporation (incorporated herein by
                                      reference to Exhibit 3.1(i) to Viatel's October 1999
                                      Form S-4); Certificate of Designations of Series A Junior
                                      Participating Preferred Stock of Viatel, Inc. (incorporated herein by reference to Exhibit 3(i)(2) to Viatel, Inc.'s
                                      Current Report on Form 8-K, dated December 29, 1999, File
                                      No. 000-21261 ("Viatel's December 1999 Form 8-K"));
                                      Certificate of Designations, Preferences and Rights of 7.50%
                                      Cumulative Convertible Preferred Stock Series B-1 Due 2015
                                      (incorporated herein by reference to Exhibit 3.1(i) to
                                      Viatel, Inc.'s Annual Report on Form 10-K for the year ended
                                      December 31, 1999 ("Viatel's 1999 Form 10-K"); Certificate
                                      of Designations, Preferences and Rights of 7.50% Cumulative
                                      Convertible Preferred Stock Series B-2 Due 2015
                                      (incorporated herein by reference to Exhibit 3.1(i) to
                                      Viatel's 1999 Form 10-K); and Certificate of Designations,
                                      Preferences and Rights of Convertible Preferred Stock Series
                                      C (incorporated by reference to Exhibit 3.1(i) to Viatel's
                                      1999 Form 10-K).
          3.1(ii)*                    Third Amended and Restated Bylaws of Viatel, Inc.
                                      (incorporated herein by reference to Exhibit 3.1(ii) to
                                      Viatel Inc.'s October 1999 Form S-4).
          3.1(iii)*                   Certificate of Trust of Viatel Financing Trust I, dated
                                      March 30, 2000 (incorporated herein by reference to Exhibit
                                      3.1(iii) to Viatel, Inc.'s Quarterly Report on Form 10-Q for
                                      the quarterly period ended March 31, 2000, File
                                      No. 000-21261, filed on May 15, 2000 ("Viatel's First
                                      Quarter 2000 Form 10-Q")).
          3.1(iv)*                    Amended and Restated Declaration of Trust of Viatel
                                      Financing Trust I, dated and effective as of April 12, 2000
                                      (incorporated herein by reference to Exhibit 3.1(iv) to
                                      Viatel's First Quarter 2000 Form 10-Q).
          4.1*                        Specimen of Viatel common stock certificate (incorporated by reference to Exhibit 4.4 of Viatel's Form S-1).

              EXHIBIT
              NUMBER                                    DESCRIPTION OF DOCUMENT
-----------------------------------   ------------------------------------------------------------
          4.2*                        Indenture, dated as of April 8, 1998, between Viatel, Inc.
                                      and The Bank of New York, as Trustee, relating to Viatel,
                                      Inc.'s 12.50% Senior Discount Notes Due 2008 (including form of 12.50% Senior Discount Note) (incorporated herein by
                                      reference to Exhibit 4.1 to Viatel's 1998 Form S-4).
          4.3*                        Indenture, dated as of April 8, 1998, between Viatel, Inc.
                                      and The Bank of New York, as Trustee, relating to Viatel,
                                      Inc.'s 11.25% Senior Notes Due 2008 (including form of
                                      11.25% Senior Note) (incorporated herein by reference to
                                      Exhibit 4.2 to Viatel's 1998 Form S-4).
          4.4*                        Indenture, dated as of April 8, 1998, among Viatel, Inc.,
                                      The Bank of New York, as Trustee, and Deutsche Bank,
                                      Aktiengesellschaft, as German Paying Agent and Co-Registrar,
                                      relating to Viatel, Inc.'s 12.40% Senior Discount Notes Due
                                      2008 (including form of 12.40% Senior Discount Note)
                                      (incorporated herein by reference to Exhibit 4.3 to Viatel's
                                      1998 Form S-4).
          4.5*                        Indenture, dated as of April 8, 1998, among Viatel, Inc.,
                                      The Bank of New York, as Trustee, and Deutsche Bank,
                                      Aktiengesellschaft, as German Paying Agent and Co-Registrar,
                                      relating to Viatel, Inc.'s 11.15% Senior Notes Due 2008
                                      (including form of 11.15% Senior Note) (incorporated herein by reference to Exhibit 4.4 to Viatel's 1998 Form S-4).
          4.6*                        Indenture, dated as of March 19, 1999, between Viatel, Inc.
                                      and The Bank of New York, as Trustee, relating to Viatel,
                                      Inc.'s U.S. dollar denominated 11.50% Senior Notes due 2009
                                      (including form of 11.50% Senior Dollar Note) (incorporated herein by reference to Exhibit 4.9 to Viatel, Inc.'s
                                      Registration Statement on Form S-3, filed on February 12,
                                      1999, File No. 333-72309 ("Viatel's February 1999 Form
                                      S-3")).
          4.7*                        Indenture, dated as of March 19, 1999, between Viatel, Inc.
                                      and The Bank of New York, as Trustee, relating to Viatel,
                                      Inc.'s Euro denominated 11.50% Senior Notes due 2009
                                      (including form of 11.50% Senior Euro Note) (incorporated
                                      herein by reference to Exhibit 4.10 to Viatel's
                                      February 1999 Form S-3).
          4.8*                        Indenture, dated as of July 1, 1997, between Destia
                                      Communications, Inc. and The Bank of New York, as Trustee,
                                      relating to Destia's 13.50% Senior Notes due 2007 (including form of 13.50% Senior Note) (incorporated herein by
                                      reference to Exhibit 4.5 of Destia Communications, Inc.'s
                                      Registration Statement on Form S-4, File No. 333-47711,
                                      filed on August 7, 1997).
          4.9*                        Indenture, dated as of December 8, 1999, between Viatel,
                                      Inc. and The Bank of New York, as Trustee, relating to
                                      Viatel, Inc.'s U.S. dollar denominated 11.50% Senior Notes due 2009 (including form of 11.50% Senior Dollar Note)
                                      (incorporated herein by reference to Exhibit 4.13 to Viatel,
                                      Inc.'s Current Report on Form 8-K, dated December 9, 1999,
                                      File No. 000-21261).
          4.10*                       Rights Agreement, dated as of December 6, 1999, between
                                      Viatel, Inc. and The Bank of New York, as Rights Agent
                                      (incorporated herein by reference to Exhibit 4.12 to
                                      Viatel's Registration Statement on Form 8-A12G, filed on
                                      December 27, 1999, File No. 000-21261).
          4.11*                       Indenture, dated as of April 20, 2000, between Viatel, Inc.
                                      and The Bank of New York, as Trustee, relating to Viatel,
                                      Inc.'s 12 3/4% Senior Euro Notes due 2008 (including form of
                                      12 3/4% Senior Note) (incorporated herein by reference to
                                      Exhibit 4.11 to Viatel's First Quarter 2000 Form 10-Q).
          4.12*                       Indenture, dated as of April 20, 2000, between Viatel, Inc.
                                      and The Bank of New York, as Trustee, relating to Viatel,
                                      Inc.'s 7 3/4% Convertible Junior Subordinated Debentures
                                      (incorporated herein by reference to Exhibit 4.12 to
                                      Viatel's First Quarter 2000 Form 10-Q).

              EXHIBIT
              NUMBER                                    DESCRIPTION OF DOCUMENT
-----------------------------------   ------------------------------------------------------------
          4.13*                       Registration Rights Agreement, dated as of April 14, 2000, between Viatel, Inc. and Morgan Stanley & Co. Incorporated
                                      Limited, Chase Securities, Inc. and Credit Suisse First
                                      Boston Corporation (incorporated herein by reference to
                                      Exhibit 4.13 to Viatel's First Quarter 2000 Form 10-Q).
          4.14*                       Registration Rights Agreement, dated as of April 6, 2000,
                                      among Viatel, Inc., Viatel Financing Trust I, Morgan Stanley
                                      & Co. Incorporated, Salomon Smith Barney, Inc. and Banc of
                                      America Securities LLC (incorporated herein by reference to
                                      Exhibit 4.14 to Viatel's First Quarter 2000 Form 10-Q).
          4.15*                       First Supplemental Indenture, dated as of June 19, 2000,
                                      between Viatel, Inc. and The Bank of New York, as trustee
                                      (incorporated herein by reference to Exhibit 4.15 of Viatel,
                                      Inc.'s Quarterly Report for the quarterly period ended
                                      June 30, 2000, File No. 000-21261, filed on August 14, 2000
                                      ("Viatel's Second Quarter 2000 Form 10-Q")).
          4.16*                       Amendment to Rights Agreement, dated as of February 1, 2000, between Viatel, Inc. and The Bank of New York, as Rights
                                      Agent (incorporated herein by reference to Exhibit 4.16 of
                                      Viatel's Second Quarter 2000 Form 10-Q).
          5.1**                       Opinion of Kelley Drye & Warren LLP.
         12.1**                       Ratio of Combined Fixed Charges and Preferred Stock
                                      Dividends to Earnings and Ratio of Earnings to Fixed
                                      Charges.
         23.1**                       Consent of Kelley Drye & Warren LLP (included in its opinion filed herewith as Exhibit 5.1).
         23.2**                       Consent of KPMG LLP.
         23.3**                       Consent of Arthur Andersen LLP.
         23.4**                       Consent of PricewaterhouseCoopers.
         24***                        Powers of Attorney (included on original signature page).
         25.1***                      Statement of Eligibility of The Bank of New York on
                                      Form T-1 relating to the Convertible Preferred Securities of
                                      Viatel Financing Trust I.
         25.2***                      Statement of Eligibility of The Bank of New York on
                                      Form T-1 relating to the Guarantee of Convertible Preferred
                                      Securities of Viatel Financing Trust I.
         25.3***                      Statement of Eligibility of The Bank of New York on
                                      Form T-1 relating to Viatel, Inc.'s 7 3/4% Convertible
                                      Junior Subordinated Debentures.


------------------------

*   Incorporated herein by reference.

**  Filed herewith.


*** Previously filed.



+   Management contract or compensatory plan or arrangement.